The depositor  has filed a  registration  statement  (including a base  prospectus)  with the SEC for the offering to which this term sheet supplement relates.  Before you invest, you should read the base prospectus in that registration  statement and other documents the depositor has filed with the SEC for more complete  information about the issuing entity and this offering.  You may obtain these documents free of charge by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter or any dealer  participating  in the offering  will arrange to send you the base  prospectus  if you request it by calling  toll-free
1-866-803-9204.    Please    click    here    http://www.bearstearns.com/prospectus/sami    or   visit   the    following    website:
www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus.

The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement,  if conveyed prior to the time of your commitment to purchase,  supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

The  securities  referred to in this term sheet  supplement  are being  offered  when,  as and if  issued.   Our  obligation  to sell
securities to you is  conditioned on the  securities  having the  characteristics  described in this term sheet  supplement.  If that condition is not satisfied,  we will notify you, and neither the issuing entity nor the  underwriter  will have any obligation to you to deliver all or any portion of the securities  which you have committed to purchase,  and there will be no liability  between us as a consequence of the non-delivery.

                                                        TERM SHEET SUPPLEMENT

                                                 Bear Stearns ALT-A Trust II 2007-1
                                                           Issuing Entity

                                               Wells Fargo Bank, National Association
                                            Master Servicer and Securities Administrator

                                                      EMC Mortgage Corporation
                                                        Servicer and Sponsor

                                            Structured Asset Mortgage Investments II Inc.
                                                              Depositor

                           Bear Stearns ALT-A Trust II, Mortgage Pass-Through Certificates, Series 2007-1

The  certificates  are obligations  only of the trust.  Neither the  certificates nor the mortgage loans are insured or guaranteed by any person,  except as described  herein.  Distributions  on the certificates  will be payable solely from the assets  transferred to the trust for the benefit of certificateholders.

Neither the Securities and Exchange  Commission nor any state  securities  commission has approved the  certificates or determined if this term sheet supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering.  Any  representation  to the contrary is unlawful.

For use with mortgage loan  securitizations  involving three loan groups,  which may further be divided into sub-loan groups and used in connection with senior and subordinate certificates.

For purposes of this term sheet  supplement,  group I will consist of one loan group (which may be divided into sub-loan groups) with an  overcollateralization  structure and group II and group III will each consist of multiple sub-loan groups with senior/subordinate structures.

                                                      Bear, Stearns & Co. Inc.
                                                             Underwriter
                                              Term Sheet Supplement dated July 10, 2007
                                        for use with the base prospectus dated June 28, 2007

             Important notice about information presented in this term sheet supplement and the accompanying prospectus

You should rely only on the  information  contained in this  document.  We have not  authorized  anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o    the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o    this term sheet supplement, which describes the specific terms of your certificates.

The description of your  certificates in this term sheet supplement is intended to enhance the related  description in the prospectus and you should rely on the information in this term sheet  supplement and the related term sheet as providing  additional  detail not available in the prospectus.

The  depositor's  principal  offices are located at 383 Madison  Avenue,  New York, New York 10179 and its telephone  number is (212)
272-2000.

NOTWITHSTANDING  ANY OTHER  EXPRESS  OR  IMPLIED  AGREEMENT  TO THE  CONTRARY,  THE  SELLER,  THE  MASTER  SERVICER,  THE  SECURITIES
ADMINISTRATOR,  THE CAP  CONTRACT  PROVIDER,  EMC  MORTGAGE  CORPORATION,  THE  TRUSTEE,  EACH  RECIPIENT  OF THE RELATED  TERM SHEET
SUPPLEMENT AND, BY ITS ACCEPTANCE  THEREOF,  EACH HOLDER OF A CERTIFICATE,  AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED
THAT EACH OF THEM AND THEIR EMPLOYEES,  REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE,  IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS,
TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE  CERTIFICATES  AND THE REMICS,  THE  TRANSACTIONS  DESCRIBED HEREIN
AND ALL  MATERIALS OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX  ANALYSES)  THAT ARE  PROVIDED TO ANY OF THEM  RELATING TO SUCH TAX
TREATMENT AND TAX STRUCTURE.

               TABLE OF CONTENTS
             TERM SHEET SUPPLEMENT

    Prepayment Charges on the
        Mortgage Loans.........................S-20
    Indices on the Mortgage Loans..............S-21
    Conveyance of Subsequent Mortgage Loans

    Registration of the Book-Entry CertificatesS-46
    Definitive Certificates....................S-47
    Exchangeable Certificates..................S-47
    Distributions on the Group I Certificates..S-48
    Excess Spread and Overcollateralization
        Provisions.............................S-50
    Pass-Through Rates for the Group I
        Offered Certificates...................S-50
    Calculation of One-Month LIBOR.............S-51
    Distributions on the Group II Certificates.S-52
    Distributions on the Group III CertificatesS-54
    Interest Distributions on the Group II
        Certificates and the Group III
        Certificates...........................S-56
    Principal Distributions on the Group II
        Senior Certificates and the Group III
        Senior Certificates....................S-58
    Principal Distributions on the Group II
        Subordinate Certificates and the
        Group III Subordinate Certificates.....S-59
    Monthly Advances...........................S-61
    Allocation of Realized Losses;

    Excess Spread Available to the Group I
         Certificates..........................S-70
    Pass-Through Rates of the Group II
         Certificates and the Group III

    Yield Sensitivity of the Interest

    Servicing and Other Compensation
        and Payment of Expenses................S-79
    Table of Fees..............................S-79
    Collection and Other Servicing Procedures..S-80
    Modifications..............................S-81
    Evidence as to Compliance..................S-81
    Realization Upon Defaulted

    Characterization of the Group I Offered
        Certificates...........................S-87
    Characterization of the Group II Offered
        Certificates...........................S-88
    Characterization of the Group III Offered

AFFILIATIONS, RELATIONSHIPS AND RELATED

GLOBAL CLEARANCE, SETTLEMENT AND TAX

    Certain U.S. Federal Income Tax
        Documentation Requirements............S-119

TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
loan payments
Originators
Servicers
purchase loans
loan purchase price
loan payments and monthly reports
EMC
Sponsor
Purchases loans
Forms pool
Wells Fargo Bank, National Association
Master Servicer
Securities Administrator
aggregates collections
Calculates cash flows
Remits to investors
Custodian
Holds mortgage notes and mortgage documents
asset pool
net offering
Structured Asset Mortgage Investments II Inc.
Depositor
Creates issuing entity
net offering proceeds
certificates
Bear Stearns & Co. Inc.
Underwriter
Sells certificates to investors
Offering proceeds
asset pool
certificates
Bear Stearns ALT-A Trust II 2007-1
Issuing entity
Holds pool
Issues certificates
Citibank, N.A.
Trustee
Represents investors interests
Monthly distributions/ Certain proceeds payable under the related Cap Contracts
Investors
certificates

                                                                 RISK FACTORS

         You are  encouraged  to  carefully  consider  the  following  risk  factors in  connection  with the purchase of the offered certificates:

The Offered  Certificates Will Have Limited Liquidity,  So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at
a Discount from Their Fair Market Value.

         The  Underwriter  intends to make a  secondary  market in the offered  certificates,  however  the  Underwriter  will not be obligated  to do so.  There can be no  assurance  that a secondary  market for the offered  certificates  will develop or, if it does develop,  that it will provide  holders of the offered  certificates  with  liquidity of  investment or that it will continue for the life of the offered  certificates.  As a result,  any resale prices that may be available for any offered  certificate  in any market that may develop may be at a discount from the initial  offering  price or the fair market value  thereof.  The offered  certificates will not be listed on any securities exchange.

Credit  Enhancement  Is Limited;  the  Failure of Credit  Enhancement  to Cover  Losses on the Trust Fund Assets May Result in Losses
Allocated to the Offered Certificates.

         The  subordination of each class of group I subordinate  certificates to the group I senior  certificates and the classes of group I  subordinate  certificates  with a higher  payment  priority,  the  subordination  of each  class  of  group  II  subordinate certificates  to the  group II senior  certificates  and the  classes  of group II  subordinate  certificates  with a higher  payment priority,  and the  subordination  of each class of group III subordinate  certificates to the group III senior  certificates and the classes of group III  subordinate  certificates  with a higher  payment  priority,  in each  case,  as  described  in this term sheet supplement,  is intended to enhance the likelihood that holders of the applicable senior certificates,  and to a more limited extent, that holders of the applicable  subordinate  certificates with a higher payment  priority,  will receive regular payments of interest and principal and to provide the holders of the applicable  senior  certificates,  and to a more limited  extent,  holders of related subordinate  certificates  with a higher  payment  priority,  with  protection  against  losses  realized when the  remaining  unpaid principal  balance on a mortgage  loan in the related  loan group or loan groups  exceeds the amount of proceeds  recovered  upon the liquidation of that mortgage  loan. In general,  this loss  protection is  accomplished  by allocating  the principal  portion of any realized losses, to the extent not covered by excess spread or overcollateralization  in the case of the group I certificates,  among the  certificates,  beginning with the related  subordinate  certificates  with the lowest payment  priority,  until the  certificate principal  balance of that  subordinate  class has been reduced to zero. The principal  portion of realized losses are then allocated to the next most junior class of related subordinate  certificates,  until the certificate principal balance of each class of related subordinate  certificates is reduced to zero. If no group I subordinate  certificates  remain  outstanding,  the principal portion of realized  losses on the group I mortgage  loans will be  allocated  to the group I senior  certificates  with the  highest  numerical designation  until the  certificate  principal  balance  thereof has been reduced to zero.  If no group II  subordinate  certificates remain  outstanding,  the  principal  portion of realized  losses on the group II mortgage  loans will be  allocated  to the group II senior  certificates,  in the applicable  sub-loan group starting with the group II senior  certificates  in the applicable  sub-loan group with the highest numerical  designation.  If no group III subordinate  certificates remain  outstanding,  the principal portion of  realized  losses on the group III  mortgage  loans will be  allocated  to the group III senior  certificates,  in the  applicable sub-loan  group  starting  with the group III  senior  certificates  in the  applicable  sub-loan  group with the  highest  numerical designation.  Accordingly,  if the aggregate  current  principal  amount of the related  classes of subordinate  certificates  with a lower  payment  priority  were to be reduced to zero,  delinquencies  and defaults on the  mortgage  loans in the related loan groups would  reduce the amount of funds  available  for monthly  distributions  to the  holders of the  classes of the related  subordinate certificates  with a higher  payment  priority.  If the aggregate  current  principal  amount of the related  classes of  subordinate certificates  were to be reduced to zero,  delinquencies  and defaults on the  mortgage  loans in the related loan group would reduce the amount of funds available for monthly  distributions to the holders of the related senior  certificates.  In the case of realized losses on group I mortgage loans only,  realized  losses will be covered first by excess  interest and then by  overcollateralization on the group I  certificates  provided  by the group I  mortgage  loans  before  any  allocation  of  realized  losses to the group I subordinate certificates.  See "Description of the Certificates" herein.

         The ratings of the offered  certificates by the rating agencies may be lowered  following the initial  issuance thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels  contemplated  by the rating agencies at the time of their initial rating analysis.  Neither the depositor, the master servicer, any servicer, the securities  administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement any credit enhancement,  or to take any other  action to  maintain  the  ratings  of the  offered  certificates.  See  "Description  of Credit  Enhancement—Reduction  or
Substitution of Credit Enhancement" in the prospectus.

The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds.

          The rate and timing of distributions  allocable to principal on the offered  certificates will depend,  in general,  on the rate and timing of principal  payments  (including  prepayments and collections  upon defaults,  liquidations and repurchases) on the mortgage loans in the related loan group and the allocation  thereof to pay principal on these  certificates as provided in this term sheet  supplement.  As is the case with  mortgage  pass-through  certificates  generally,  the  offered  certificates  are subject to substantial  inherent  cash-flow  uncertainties  because the mortgage  loans may be prepaid at any time.  However,  certain  mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some  prepayments,  which may act as a deterrent to  prepayment  of the mortgage loan during the  applicable  period.  For a detailed  description  of the  standards  under which the prepayment  charges may be waived by the applicable  servicer,  see "The Mortgage Pool - Prepayment Charges on the Mortgage Loans" in
this term  sheet  supplement.  There  can be no  assurance  that the  prepayment  charges  will  have any  effect  on the  prepayment performance of the mortgage loans.

         Generally,  when prevailing interest rates are increasing,  prepayment rates on mortgage loans tend to decrease.  A decrease in the  prepayment  rates on the  mortgage  loans will result in a reduced  rate of return of  principal  to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely,  when prevailing interest rates are declining,  prepayment rates on mortgage loans tend to increase. An increase in the  prepayment  rates on the  mortgage  loans will result in a greater  rate of return of  principal  to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

         Unless the  certificate  principal  balances  of the group I senior  certificates  have been  reduced  to zero,  the group I subordinate  certificates  generally  will not be entitled to any principal  distributions  until at least three years  following the closing  date or during  any  period in which  delinquencies  or  losses on the  mortgage  loans  exceed  certain  levels.  This will accelerate  the  amortization  of the group I senior  certificates  as a whole  while,  in the  absence  of losses in  respect of the mortgage  loans in the related loan group,  increasing  the  percentage  interest in the principal  balance of the mortgage loans the group I subordinate certificates evidence.

         Generally,  on each  distribution  date  during the first  seven years  after the  closing  date,  the entire  amount of any prepayments  and certain other  unscheduled  recoveries of principal  with respect to (i) the group II mortgage loans in any sub-loan group will be allocated to the related  group II senior  certificates  and (ii) the group III  mortgage  loans in any sub-loan  group will be allocated to the related  group III senior  certificates,  with such  allocation to be subject to further  reduction  over an additional four year period thereafter,  as described in this term sheet supplement,  unless the amount of subordination  provided to the group II senior  certificates  by the group II subordinate  certificates  or the group III senior  certificates  by the group III subordinate  certificates  is twice the amount as of the cut-off date, and certain loss and  delinquency  tests are  satisfied.  This will  accelerate the  amortization of the group II senior  certificates  and the group III senior  certificates  in each  certificate group as a whole  while,  in the absence of losses in respect of the group II mortgage  loans in the related  sub-loan  group and the group III mortgage loans in the related  sub-loan group, in each case,  increasing the percentage  interest in the principal  balance of the related mortgage loans that the related subordinate certificates evidence.

         For  further  information  regarding  the effect of  principal  prepayments  on the  weighted  average  lives of the offered certificates,  see "Yield on the  Certificates"  in this term sheet  supplement,  including the tables  entitled  "Percent of Initial
Principal Amount Outstanding at the Following CPR Percentage" in this term sheet supplement.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates will depend, in general, on:

          o       the applicable purchase price; and

          o       the rate and timing of principal payments  (including  prepayments and collections upon defaults,  liquidations and repurchases) on the related mortgage loans and the allocation  thereof to reduce the certificate  principal balance of the offered certificates, as well as other factors.

         The yield to  investors  on the  offered  certificates  will be  adversely  affected by any  allocation  thereto of interest shortfalls on the related mortgage loans.

         In general,  if the offered  certificates  are purchased at a premium and principal  distributions  on the related  mortgage loans occur at a rate faster than  anticipated at the time of purchase,  the  investor's  actual yield to maturity will be lower than that  assumed  at the  time of  purchase.  Conversely,  if the  offered  certificates  are  purchased  at a  discount  and  principal distributions  on the related  mortgage loans occur at a rate slower than that  anticipated  at the time of purchase,  the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered  certificates  were determined  based on a number of assumptions, including a constant  rate of  prepayment  each month,  or CPR,  relative to the then  outstanding  principal  balance of the related mortgage  loans.  No  representation  is made that the  mortgage  loans will  prepay at this rate or at any other  rate,  or that the mortgage loans will prepay at the same rate. The yield  assumptions for the offered  certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this term sheet supplement.

         The sponsor may,  from time to time,  implement  programs  designed to encourage  refinancing.  These  programs may include, without limitation,  modifications of existing loans, general or targeted solicitations,  the offering of pre-approved  applications, reduced  origination  fees or closing costs,  or other  financial  incentives.  Targeted  solicitations  may be based on a variety of factors,  including  the credit of the borrower or the location of the  mortgaged  property.  In addition,  the sponsor may encourage assumptions of mortgage  loans,  including  defaulted  mortgage  loans,  under which  creditworthy  borrowers  assume the outstanding indebtedness  of the  mortgage  loans which may be removed  from the  related  mortgage  pool.  As a result of these  programs,  with respect to the mortgage pool underlying any trust,  the rate of principal  prepayments of the mortgage loans in the mortgage pool may be higher than would  otherwise be the case,  and in some cases,  the average  credit or  collateral  quality of the  mortgage  loans remaining in the mortgage pool may decline.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Securities.

         Recently,  the  residential  mortgage  market in the United  States has  experienced a variety of  difficulties  and changed economic  conditions that may adversely  affect the performance and market value of your  securities.  Delinquencies  and losses with respect to residential  mortgage loans generally have increased in recent months,  and may continue to increase,  particularly in the subprime  sector.  In  addition,  in recent  months  housing  prices and  appraisal  values in many states  have  declined or stopped appreciating,  after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional  increases in delinquencies  and losses on residential  mortgage loans generally,  particularly  with respect to second homes and investor  properties and with respect to any residential  mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

         Another  factor  that may in the  future  contribute  to higher  delinquency  rates is the  potential  increase  in  monthly payments on adjustable rate mortgage  loans.  Borrowers with adjustable  payment  mortgage loans may be exposed to increased  monthly payments  if the  related  mortgage  interest  rate  adjusts  upward  from the  initial  fixed rate or a low  introductory  rate,  as applicable,  in effect during the initial period of the mortgage loan to the rate computed in accordance  with the  applicable  index and margin.  This increase in borrowers' monthly payments,  together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

         Various federal,  state and local  regulatory  authorities have taken or proposed actions that could hinder the ability of a servicer to foreclose  promptly on defaulted  mortgage loans.  Any such actions may adversely affect the performance of the loans and the yield on and value of the securities.

         You should  consider that the general market  conditions  discussed  above may adversely  affect the  performance and market value of your securities.

A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

         It is expected that the primary  servicing of the mortgage  loans will be  transferred to EMC prior to the closing date. Any servicing transfer will involve notifying  mortgagors to remit payments to a new servicer,  transferring  physical possession of loan files and  records to the new  servicer  and  entering  loan and  mortgagor  data on the  management  information  systems of the new servicer.  Accordingly,  such  transfers  could result in misdirected  notices,  misapplied  payments,  data input problems and other problems.  In  addition,  investors  should note that when the  servicing  of mortgage  loans is  transferred,  there is generally an increase in delinquencies  associated with such transfer.  Such increase in delinquencies  and problems incurred with the transfer to the new  servicer  may result in losses,  which,  to the extent they are not  absorbed by credit  enhancement,  will cause  losses or shortfalls  to be incurred by the holders of the offered  certificates.  In addition,  any higher  default rate  resulting  from such transfer may result in an acceleration of prepayments on those mortgage loans.

A Transfer  of Master  Servicing  in an Event of a Master  Servicer  Default May  Increase  the Risk of  Delinquency  and Loss on the
Mortgage Loans.

         If the master servicer  defaults in its obligations under the pooling and servicing  agreement,  the master servicing of the mortgage loans may be transferred to the trustee in its capacity as successor  master servicer or an alternate  master  servicer,  as provided in the pooling and  servicing  agreement.  In the event of such a transfer  of master  servicing  there may be an  increased risk of errors in transmitting information and funds to the successor master servicer.

The  Underwriting  Standards  of Some of the  Mortgage  Loans Do Not Conform to the  Standards  of Fannie Mae or Freddie Mac, And May
Increase the Risk of Payment Application Errors.

         Some of the mortgage loans were  underwritten in accordance  with  underwriting  standards  which are primarily  intended to provide  for single  family  "non-conforming"  mortgage  loans.  A  "non-conforming"  mortgage  loan  means a  mortgage  loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit  characteristics  of the related mortgagor or documentation standards  in  connection  with the  underwriting  of the  related  mortgage  loan that do not meet the  Fannie  Mae or  Freddie  Mac underwriting  guidelines for "A" credit  mortgagors.  These credit  characteristics  include  mortgagors whose  creditworthiness  and repayment  ability do not satisfy such Fannie Mae or Freddie Mac  underwriting  guidelines  and  mortgagors  who may have a record of credit write-offs,  outstanding  judgments,  prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie
Mac  underwriting  guidelines.  These  documentation  standards may include  mortgagors who provide  limited or no  documentation  in connection  with the  underwriting  of the  related  mortgage  loan.  Accordingly,  mortgage  loans  underwritten  under the  related originator's  non-conforming credit underwriting  standards are likely to experience rates of delinquency,  foreclosure and loss that are higher,  and may be  substantially  higher,  than mortgage  loans  originated  in  accordance  with the Fannie Mae or Freddie Mac underwriting guidelines.  Any resulting losses, to the extent not covered by credit enhancement,  may affect the yield to maturity of the related offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

         If the trust fund issues  certificates in book-entry form,  certificateholders  may experience delays in receipt of payments and/or  reports since  payments and reports will  initially be made to the  book-entry  depository or its nominee.  In addition,  the issuance of  certificates  in book-entry  form may reduce the liquidity of  certificates  so issued in the secondary  trading  market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

         When certain classes of certificates  provide credit  enhancement for other classes of certificates it is sometimes referred to as  "subordination."  For  purposes of this term sheet  supplement,  subordination  with  respect to the offered  certificates  or
"subordinated classes" generally means:

o    with respect to the Class I-A Certificates:  each class, if any, of Class I-A Certificates with a higher numerical  designation, the Class I-M Certificates and the Class I-B Certificates;

o    with respect to the Class I-M Certificates:  each class, if any, of Class I-M Certificates  with a higher numerical  designation and the Class I-B Certificates;

o    with  respect  to the Class I-B  Certificates:  each  class,  if any,  of the Class  I-B  Certificates  with a higher  numerical designation;

o    with respect to the Class II-A:  each class,  if any, of Class II-A  Certificates  within the same sub-loan  group with a higher numerical designation, and the Class II-B Certificates;

o    with  respect to the Class II-B  Certificates:  each  class,  if any,  of the Class II-B  Certificates  with a higher  numerical designation;

o    with respect to the Class III-A:  each class, if any, of Class III-A  Certificates  within the same sub-loan group with a higher numerical designation, and the Class III-B Certificates; and

o    with  respect to the Class III-B  Certificates:  each class,  if any, of the Class III-B  Certificates  with a higher  numerical designation.

         Credit  enhancement  for the  senior  certificates  will be  provided,  first,  by the right of the  holders  of the  senior certificates  to receive  certain  payments of interest and  principal  prior to the related  subordinated  classes and,  then by the allocation of realized  losses to the related  outstanding  subordinated  class with the lowest payment  priority and, in the case of the group I  certificates,  any  available  excess  spread  and  overcollateralization.  Accordingly,  if the  aggregate  certificate principal  balance of a  subordinated  class were to be reduced to zero,  delinquencies  and  defaults on the  mortgage  loans in the related loan group(s)  would reduce the amount of funds  available  for monthly  distributions  to holders of the  remaining  related outstanding  subordinated  class with the lowest  payment  priority and, if the aggregate  certificate  principal  balance of all the group I, the group II or the group III  subordinate  certificates  were to be reduced to zero and,  in the case of the group I senior certificates,  excess interest and overcollateralization was insufficient,  delinquencies and defaults on the mortgage loans from the related  loan groups or sub-loan  groups  would  reduce the amount of funds  available  for monthly  distributions  to holders of the related  senior  certificates.  You should fully  consider the risks of investing in a  subordinate  certificate,  including the risk that you may not fully  recover your  initial  investment  as a result of realized  losses.  See  "Description  of the  Certificates"
herein.

         The weighted  average lives of, and the yields to maturity on (i) the Class I-M  Certificates and the Class I-B Certificates
will be  progressively  more  sensitive,  sequentially,  starting  with  the  Class  I-B  Certificates  with  the  highest  numerical designation  and then the  Class I-M  Certificates  with the  highest  numerical  designation,  to the rate and  timing of  mortgagor defaults and the severity of ensuing losses on the group I mortgage loans,  (ii) the Class II-B  Certificates  will be  progressively more sensitive,  sequentially,  starting with the Class II-B  Certificates with the highest  numerical  designation,  to the rate and timing  of  mortgagor  defaults  and the  severity  of  ensuing  losses  on the group II  mortgage  loans  and (iii) the Class  III-B
Certificates  will be  progressively  more  sensitive,  sequentially,  starting  with the Class III-B  Certificates  with the highest numerical  designation,  to the rate and timing of mortgagor  defaults  and the severity of ensuing  losses on the group III mortgage loans.  If the actual rate and severity of losses on the related  mortgage  loans is higher than those assumed by an investor in such certificates,  the actual  yield to maturity of such  certificates  may be lower than the yield  anticipated  by such holder based on such  assumption.  The timing of losses on the related mortgage loans will also affect an investor's  actual yield to maturity,  even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent  with an investor's  expectations.
In general,  the earlier a loss occurs,  the greater the effect on an investor's  yield to maturity.  Realized losses  allocated to a class of certificates  will result in less interest  accruing on such class of subordinate  certificates  than would otherwise be the case.  Once a realized  loss is  allocated to a  subordinate  certificate,  no interest  will be  distributable  with respect to such written  down  amount.  However,  the  amount of any  realized  losses  allocated  to the  group I  subordinate  certificates  may be reimbursed  to the holders of the group I  subordinate  certificates  from excess cash flow or money  remaining  from the related cap contracts, if any.

         It is not expected  that the group I  subordinated  certificates  will be entitled to any principal  distributions  until at least June 2010 or during any period in which  delinquencies  or losses on the mortgage  loans exceed  certain  levels.  As a result, the weighted  average of the group I subordinated  certificates  will be longer than would otherwise be the case if  distributions of principal were allocated among all of the related  certificates  at the same time. As a result of the longer  weighted  average lives of the  related  subordinated  certificates,  the  holders of such  certificates  have a greater  risk of  suffering  a loss on their investments.  Further,  because such certificates might not receive any principal if certain  delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In  addition,  the  multiple  class  structure  of the  subordinated  certificates  causes  the yield of such  classes to be particularly  sensitive to changes in the rates of prepayment of the related mortgage loans. Because  distributions of principal will be made to the holders of such  certificates  according to the priorities  described in the term sheet, the yield to maturity on such classes of  certificates  will be sensitive to the rates of  prepayment on the related  mortgage  loans  experienced  both before and after the commencement of principal  distributions on such classes.  The yield to maturity on such classes of certificates  will also be extremely  sensitive to losses due to defaults on the related  mortgage  loans and the timing  thereof,  to the extent such losses are not covered by  overcollateralization  with respect to such loan group, excess spread with respect to such loan group, or a class of related subordinated certificates with a lower payment priority.  Furthermore,  the timing of receipt of principal and interest by the related  subordinated  certificates  may be adversely  affected by losses even if such classes of  certificates do not ultimately bear such loss.

Excess Spread May be Inadequate to Cover Losses on the Group I Mortgage Loans and/or to Build Overcollateralization.

         The group I mortgage  loans are  expected to generate  more  interest  than is needed to pay interest on the group I offered certificates  and any non-offered  group I certificates  entitled to principal  payments  because we expect the weighted  average net interest  rate on the  group I  mortgage  loans to be  higher  than the  weighted  average  pass-through  rate on the group I offered certificates and any non-offered  group I certificates  entitled to principal  payments.  If the group I mortgage loans generate more interest than is needed to pay interest on the group I offered  certificates  and any  non-offered  group I certificates  entitled to principal  payments and related trust fund expenses,  such "excess spread" will be used to make additional  principal payments on the group I offered  certificates and any non-offered group I certificates  entitled to principal  payments,  which will reduce the total certificate  principal  balance of the group I offered  certificates and any non-offered  group I certificates  entitled to principal payments  below  the  aggregate  principal  balance  of  the  group  I  mortgage  loans,  thereby  creating  "overcollateralization."
Overcollateralization  is intended to provide limited  protection to the holders of the group I certificates by absorbing losses from liquidated  group I mortgage  loans.  However,  we cannot  assure you that  enough  excess  spread will be  generated  on the group I mortgage  loans to establish or maintain the required  level of  overcollateralization.  On the closing date,  the required  level of overcollateralization is expected to be met. If the protection afforded by  overcollateralization  is insufficient,  then an investor in group I certificates could experience a loss on its investment.

         The excess spread available on any distribution  date will be affected by the actual amount of interest  received,  advanced or recovered in respect of the group I mortgage  loans during the  preceding  month.  Such amount may be influenced by changes in the weighted  average of the rates on the group I mortgage  loans  resulting from  prepayments,  defaults and  liquidations  of the those mortgage loans.

         The overcollateralization  provisions,  whenever  overcollateralization is at a level below the required level, are intended to result in an  accelerated  rate of principal  distributions  to holders of the classes of group I  certificates  then  entitled to distributions  of  principal.  An  earlier  return  of  principal  to the  holders  of the  group I  certificates  as a result of the overcollateralization  provisions  will  influence the yield on the group I  certificates  in a manner similar to the manner in which principal prepayments on the group I mortgage loans will influence the yield on the related group I certificates.

The Group I Offered Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

         The group I offered  certificates  may not always  receive  interest  at a rate equal to  One-Month  LIBOR plus the  related margin.  The  pass-through  rates on the group I  offered  certificates  are each  subject  to a net rate cap  equal to the  weighted average of the net mortgage  rates on the group I mortgage  loans,  as further  described  herein.  If the net rate cap on a class of the group I offered  certificates  is less than the lesser of (a) One-Month  LIBOR plus the related margin and (b) the fixed rate set forth in the term sheet, the interest rate on such class of group I offered  certificates  will be reduced to the net rate cap. Thus, the yield to investors  in such  certificates  will be  sensitive  both to  fluctuations  in the level of One-Month  LIBOR and to the adverse  effects of the  application of the net rate cap. The prepayment or default of mortgage loans in loan group I with relatively higher net mortgage rates,  particularly  during a period of increased  One-Month  LIBOR rates,  may result in the net rate cap being lower than  otherwise  would be the case.  If on any  distribution  date the  application  of the net rate cap results in an interest payment lower than One-Month  LIBOR plus the related  margin on the  applicable  class of  certificates  during the related  interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

         To the extent interest on the group I offered  certificates  is limited to the net rate cap, the difference  between (i) the lesser of (a)  One-Month  LIBOR plus the related  margin and (b) the fixed rate set forth in the term sheet and (ii) the net rate cap will create a  shortfall.  This  shortfall  may be covered to the extent of excess cash flow  available  for that  purpose and to the extent of available  payments under the cap contracts,  if any. However,  generally payments under the cap contracts are based on the lesser of the actual  certificate  principal  balance of the  related  class of  certificates  and an assumed  certificate  principal balance of such certificates  based on certain prepayment  assumptions  regarding the group I mortgage loans. If the group I mortgage loans do not prepay  according to those  assumptions,  it may result in a cap contracts  providing  insufficient  funds to cover such shortfalls.  In addition,  generally  cap contracts  provide for payment of the excess of One-Month  LIBOR over a specified per annum rate,  which also may not  provide  sufficient  funds to cover  such  shortfalls.  Such  shortfalls  may  remain  unpaid on the final distribution date, including the optional termination date.

         In addition,  although the group I offered  certificates may be entitled to payments under a cap contracts during periods of increased  One-Month  LIBOR  rates,  the  counterparty  thereunder  may  only  be  obligated  to make  such  payments  under  certain circumstances.

         To the extent that  payments  on the group I offered  certificates  depend in part on  payments  to be received  under a cap contracts,  the ability of the trust to make  payments  on those  classes of  certificates  will be subject to the credit risk of the counterparty under the cap contract.

         The cap contracts  terminate in accordance with their terms on the dates set forth in the related  contract.  This date will be selected based on certain  prepayment  assumptions  regarding the group I mortgage loans and that the optional  termination  right becomes  exercisable and is exercisable at that time.  These prepayment  assumptions  were used to determine the projected  principal balance of the applicable  class of  certificates  under the  contracts.  If prepayments on the group I mortgage loans occur at rates that are slower  than those  assumptions,  or even if such group I mortgage  loans  prepay  according  to those  assumptions,  if the optional  termination  right is not exercised,  the contracts  generally will terminate prior to the repayment in full of the related classes of certificates.  See "The Cap Contracts" herein.

The Securities Are Not Suitable Investments for All Investors.

         The  certificates  are complex  investments  that are not  appropriate  for all  investors.  The  interaction of the factors described above is difficult to analyze and may change from time to time while the  certificates  are  outstanding.  It is impossible to predict with any  certainty the amount or timing of  distributions  on the  certificates  or the likely return on an investment in any such securities.  As a result,  only sophisticated  investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

         Some of the mortgage loans will have an initial  interest only period.  During this period,  the payment made by the related mortgagor will be less than it would be if the mortgage loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the  principal  portion of  scheduled  payments  during  this  period.  As a result,  no  principal  payments  will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial  interest only period,  the scheduled  monthly  payment on these mortgage  loans will increase,  which may result in increased  delinquencies  by the related  mortgagors,  particularly  if interest  rates have increased and the mortgagor is unable to refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage  loan not  amortizing during the early years of these mortgage  loans.  Although the amount of principal  included in each scheduled  monthly payment for a traditional  mortgage loan is relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.  Any resulting  delinquencies  and losses,  to the extent not covered by credit  enhancement,  will be allocated to the certificates.

         Mortgage  loans with an initial  interest only period are  relatively new in the mortgage  marketplace.  The  performance of these mortgage loans may be  significantly  different than mortgage loans that fully amortize.  In particular,  there may be a higher expectation  by these  mortgagors of  refinancing  their  mortgage  loans with a new mortgage loan, in particular one with an initial interest  only period,  which may result in higher or lower  prepayment  speeds than would  otherwise be the case.  In addition,  the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Developments in Specified Regions Could Have  Disproportionate  Effect on the Mortgage Loans due to Geographical  Securitizations  of
the Mortgage Properties.

         Some of the mortgage  loans may be  concentrated  in certain  geographical  regions.  Property in those  regions may be more susceptible  than  properties  located in other parts of the country to certain types of uninsurable  hazards,  such as  earthquakes,
floods, mudslides and other natural disasters.   In addition:

              o   economic  conditions in a specific region with a significant  concentration  of properties  underlying the mortgage loans (which may or may not affect real  property  values) may affect the ability of borrowers to repay their loans on time;

              o   declines in a region's  residential real estate market may reduce the values of properties  located in that region, which would result in an increase in the loan-to-value ratios; and

              o   any  increase in the market value of  properties  located in a  particular  region  would reduce the  loan-to-value ratios and could,  therefore,  make alternative  sources of financing  available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

         Any risks associated with mortgage loan  concentration  may affect the yield to maturity of the offered  certificates to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

Statutory and Judicial  Limitations  on Foreclosure  Procedures May Delay Recovery in Respect of the Mortgaged  Property and, in Some
Instances,  Limit the Amount that May Be Recovered by the  Foreclosing  Lender,  Resulting in Losses on the Mortgage Loans That Might
be Allocated to the Offered Certificates.

         Foreclosure  procedures may vary from state to state. Two primary methods of foreclosing a mortgage  instrument are judicial foreclosure,  involving  court  proceedings,  and  non-judicial  foreclosure  pursuant  to a power of sale  granted  in the  mortgage instrument.  A  foreclosure  action is subject to most of the  delays  and  expenses  of other  lawsuits  if  defenses  are raised or counterclaims are asserted.  Delays may also result from difficulties in locating  necessary  defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the  recording  of notice of default and notice of sale and, in some states,  notice to any party  having an interest  of record in the real  property,  including  junior  lienholders.  Some states have adopted  "anti-deficiency"  statutes  that limit the ability of a lender to collect  the full  amount owed on a loan if the  property sells at  foreclosure  for less than the full amount owed.  In addition,  United  States courts have  traditionally  imposed  general equitable  principles to limit the remedies  available to lenders in foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these statutes and judicial  principles may be to delay and/or reduce  distributions in respect of the offered certificates.

The Value of the Mortgage Loans May Be Affected By, Among Other Things,  a Decline in Real Estate Values,  Which May Result in Losses
on the Offered Certificates.

         No  assurance  can be given that values of the  mortgaged  properties  have  remained or will remain at their  levels on the dates of origination of the related  mortgage loans. If the  residential  real estate market should  experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged  properties,  in the  mortgage  pool  become  equal to or greater  than the value of the  mortgaged  properties,  the actual  rates of  delinquencies, foreclosures and losses could be higher than those now generally  experienced in the mortgage lending industry.  In some areas of the
United States,  real estate values have risen at a greater rate in recent years than in the past. In particular,  mortgage loans with high principal  balances or high  loan-to-value  ratios will be affected by any decline in real estate values.  Real estate values in any area of the country may be affected by several factors,  including  population trends,  mortgage interest rates, and the economic well-being  of that area.  Any  decrease in the value of the  mortgage  loans may result in the  allocation  of losses  which are not covered by credit enhancement to the offered certificates.

The Ratings on the Offered  Certificates  are Not a Recommendation  to Buy, Sell or Hold the Offered  Certificates and are Subject to
Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

         It is expected  that as a condition  to the  issuance of the offered  certificates  that each class of offered  certificates will have the ratings in the  categories  set forth in the term sheet.  A security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be subject to revision or  withdrawal  at any time.  No person is  obligated  to maintain the rating on any offered  certificate,  and,  accordingly,  there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered  certificates  are initially  issued will not be lowered or withdrawn by a rating agency at any time thereafter.
In the event any rating is revised or  withdrawn,  the  liquidity  or the market  value of the related  offered  certificates  may be adversely affected.

The  Mortgage  Loans May Have Limited  Recourse to the Related  Borrower,  Which May Result in Losses with Respect to These  Mortgage
Loans.

         Some or all of the mortgage loans  included in the trust fund will be  nonrecourse  loans or loans for which recourse may be restricted or unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan.  However,  even with respect to those mortgage loans that provide for recourse  against the mortgagor and its assets  generally,  there can be no assurance that  enforcement of the recourse  provisions  will be  practicable,  or that the other assets of the  mortgagor  will be  sufficient  to permit a recovery in respect of a defaulted  mortgage loan in excess of the liquidation  value of the related  mortgaged  property.  Any risks  associated with mortgage  loans with no or limited  recourse may affect the yield to maturity of the offered  certificates  to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

Certain of the Underlying Servicers May Assign Their Servicing Rights Under the Related Servicing Agreement.

         If provided in the related  servicing  agreement,  certain  servicers  may pledge and assign all of their  right,  title and interest in, to and under the related  servicing  agreement to one or more lenders  selected by such servicer in accordance  with the terms of such  servicing  agreement.  In this  instance,  in the  event of a  default  by a  servicer  under  the  related  servicing agreement,  the  servicing  with  respect  to the  related  mortgage  loans may  transfer  to a  successor  servicer  satisfying  the requirements  set forth in the  related  servicing  agreement,  so long as the  transferee  agrees to be  subject to the terms of the related servicing agreement.

         Investors in the  certificates  should be aware that any lender who has received a pledge from a servicer  will have certain rights in connection with an event of default under the related servicing agreement, including the right to select a new servicer.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

         To the extent that a servicer or the master  servicer (in its capacity as successor  servicer)  for a mortgage loan acquires title to any related  mortgaged  property which is contaminated with or affected by hazardous wastes or hazardous  substances,  these mortgage loans may incur  additional  losses.  To the extent these  environmental  risks result in losses on the mortgage loans,  the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest rates and other charges,  require  specific  disclosure,  and require  licensing of the  originator.  In  addition,  other state and local laws,  public  policy and general  principles  of equity relating to the protection of consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination, servicing and collection of the mortgage loans.  The mortgage loans are also subject to various federal laws.

         Depending on the provisions of the applicable law and the specific  facts and  circumstances  involved,  violations of these federal or state laws,  policies  and  principles  may limit the ability of the trust to collect all or part of the  principal  of or interest on the mortgage loans, may entitle the borrower to a refund of amounts  previously paid and, in addition,  could subject the trust to damages and administrative enforcement.  See "Legal Aspects of Mortgage Loans" in the prospectus.

         Under the  anti-predatory  lending laws of some states,  the  borrower is required to meet a net tangible  benefits  test in connection with the origination of the related  mortgage loan. This test may be highly  subjective and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the test even if the originator  reasonably  believed that the test was satisfied at the time of origination.  Any  determination by a court that a mortgage loan does not meet the test will result in a violation of the state  anti-predatory  lending law, in which case the sponsor will be required to purchase  that  mortgage loan from the trust.

         On the closing  date,  the sponsor will  represent  that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations,  including,  without limitation,  usury, equal credit opportunity,  disclosure and recording laws and all predatory  lending laws; and each mortgage loan has been serviced in all material  respects in accordance with all applicable laws and regulations,  including, without limitation,  usury, equal credit opportunity,  disclosure and recording laws and all predatory  lending laws and the terms of the related mortgage note, the mortgage and other loan documents.  In the event of a breach of this  representation,  the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Offered  Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers  Civil Relief Act
and Similar State Laws.

         The  Servicemembers'  Civil Relief Act, or the Relief Act, and similar state or local laws provide  relief to mortgagors who enter active  military  service and to mortgagors in reserve status who are called to active  military  service after the origination of their mortgage  loans.  The military  operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty,  including those citizens  previously in reserve status.  Under the Relief Act the interest rate applicable  to a mortgage  loan for which the  related  mortgagor  is called to active  military  service  will be  reduced  from the percentage  stated in the related  mortgage  note to 6.00%.  This interest rate  reduction and any reduction  provided  under similar state or local laws will result in an interest  shortfall  because neither the master servicer nor the related  servicer will be able to collect the amount of interest  which  otherwise  would be payable with respect to such mortgage loan if the Relief Act or similar state law was not  applicable  thereto.  This  shortfall  will not be paid by the  mortgagor  on future due dates or  advanced by the master servicer or the related servicer and,  therefore,  will reduce the amount available to pay interest to the  certificateholders on subsequent  distribution  dates.  We do not know how many mortgage  loans in the mortgage pool have been or may be affected by the application  of the Relief Act or similar state law. In addition,  the Relief Act imposes  limitations  that would impair the ability of the master  servicer or servicer to  foreclose  on an affected  single  family loan during the  mortgagor's  period of active duty status,  and, under some  circumstances,  during an additional three month period thereafter.  Thus, in the event that the Relief Act or similar  legislation  or  regulations  applies to any mortgage  loan which goes into  default,  there may be delays in payment and losses on the  certificates  in connection  therewith.  Any other  interest  shortfalls,  deferrals or forgiveness of payments on the mortgage  loans  resulting  from  similar  legislation  or  regulations  may result in delays in payments or losses to holders of the offered certificates.

To the Extent  Amounts on Deposit in the  Pre-Funding  Account  Are Not Used,  There May Be a  Mandatory  Prepayment  on the  related
Certificates.

         To the extent there is pre-funding,  on the closing date, the depositor will pay to the securities  administrator  an amount which shall be equal to the amount of pre-funding  expected for the mortgage pool,  such amount  referred to herein as the pre-funded amount.  The  pre-funded  amount will be held by the securities  administrator  in an account  referred to herein as the  pre-funding account. From the closing date up to the date set forth in the related prospectus  supplement,  referred to herein as the pre-funding period,  the depositor may sell and the trustee will be obligated to direct the securities  administrator  to purchase,  on behalf of the trust,  using funds on deposit in the  pre-funding  account,  subsequent  mortgage  loans to be included  in the  mortgage  pool, provided that such subsequent  mortgage loans satisfy the  requirements  described in the prospectus  supplement.  To the extent that the pre-funded amount on deposit in the pre-funding  account has not been fully applied to the purchase of subsequent  mortgage loans for  inclusion  in the  mortgage  pool  during the  pre-funding  period,  the holders of the related  certificates  will  receive the remaining  pre-funded  amount.  Although no assurance  can be given,  the depositor  intends that the principal  amount of subsequent mortgage  loans sold to the trustee on behalf of the trust will require the  application of  substantially  all amounts on deposit in the  pre-funding  account and that there will be no material  principal  payment to the holders of the related  certificates  on such distribution date.

                                                          THE MORTGAGE POOL

General

         The related Term Sheet will include  information  with respect to the mortgage  loans expected to be included in the pool of mortgage  loans in the trust  fund.  Prior to the  closing  date,  mortgage  loans may be removed  from the  mortgage  pool and other mortgage loans may be substituted  for the removed  mortgage  loans.  The depositor  believes that the  information  set forth in the
Term Sheet will be  representative  of the  characteristics  of the  mortgage  pool as it will be  constituted  at the closing  date, although certain characteristics of the mortgage loans in the mortgage pool may vary.

         The  mortgage  pool,  including  any mortgage  loans that are  expected to be acquired by the trust  during the  pre-funding period,  will  generally  consist  of first  lien  adjustable-rate  mortgage  loans  secured by one- to  four-family  residences  and individual condominium units.

         The mortgage  loans will be selected for  inclusion in the mortgage pool based on rating agency  criteria,  compliance  with representations  and warranties,  and conformity to criteria relating to the  characterization  of securities for tax, ERISA,  SMMEA,
Form S-3 eligibility and other legal purposes.

         The  mortgage  pool has been divided into three  primary  loan  groups,  designated  as Loan Group I, Loan Group II and Loan
Group III.  The  mortgage  loans in Loan Group I, Loan  Group II and Loan  Group III are  referred  to herein as the group I mortgage loans,  the group II mortgage loans and the group III mortgage loans,  respectively.  Loan Group II and Loan Group III have each been further divided into sub-loan groups.

         Some of the  mortgage  loans may have been  acquired  through the exercise of the  clean-up  call of other  securitizations.
These  mortgage  loans  were sold to the  sponsor  by the  respective  trustees  for these  transactions,  pursuant  to the  optional termination  provisions  contained in the related  pooling and servicing  agreements.  Such  provisions  generally  allow the related seller  thereunder or its designee to repurchase  the remaining  mortgage  loans and REO property  contained in the related  mortgage trusts once the  outstanding  principal  balance of such  mortgage  loans and REO property is less than a certain  percentage  of the related  original  principal  balance of such mortgage loans on the related cut-off date. The respective  servicers of these mortgage loans will continue to service such mortgage loans in accordance with the servicing agreements for the related securitization.

         All of the mortgage loans are adjustable rate mortgage loans.  Generally,  after an initial  fixed-rate period, the interest rate borne by the mortgage loans will be adjusted based on various  indices.  Generally,  the mortgage loans will be adjusted monthly based on One-Month LIBOR,  One-Month  Prime,  semi-annually  based on Six-Month  LIBOR,  annually based on One-Year LIBOR or One-Year
Treasury or any other  indices set forth in the Term Sheet,  each  referred to herein as an Index,  computed in  accordance  with the related note, plus (or minus) the related gross margin,  generally  subject to rounding and to certain other  limitations,  including generally a maximum  lifetime  mortgage  rate and in certain  cases a minimum  lifetime  mortgage rate and in certain cases a maximum upward or downward  adjustment on each interest  adjustment  date. As of the cut-off date, some of the mortgage loans may be still in their initial  fixed-rate  period.  The initial fixed-rate on a mortgage loan is generally lower than the sum of the Index that could have been  applicable  as of the date of  origination.  The  servicer  of a mortgage  loan will be  responsible  for  calculating  an implementing interest rate adjustments with respect to the related mortgage loans.

         For any mortgage  loan, the  Loan-to-Value  Ratio is the principal  balance at origination  divided by the lesser of (i) the sales price and (ii) the original  appraised value of the related  mortgaged  property,  except in the case of a refinanced  mortgage loan,  in which  case the  appraised  value is used.  Except in certain  cases,  the  mortgage  loans  with  Loan-to-Value  Ratios at origination  exceeding 80% are covered by Primary  Insurance  Policies (as defined in the  prospectus).  See  "Description of Primary
Mortgage Insurance, Hazard Insurance; Claims Thereunder—Primary Mortgage Insurance Policies" in the prospectus.

         All of the mortgage loans have scheduled  monthly  payments due on the Due Date. Each mortgage loan will contain a customary
"due-on-sale" clause.

         Billing and Payment Procedures

         The  majority of the mortgage  loans  require  monthly  payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable  servicer sends monthly billing  statements to borrowers that are automatically  generated after  payments  are  received.  If no payment is  received  by the day that the late  charge is  assessed,  a billing  statement  is automatically  generated.  Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make payments by various  means,  including  online  transfers  and phone  payment,  although an  additional  fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

         Some of the  mortgage  loans  provide  for  payment  by the  mortgagor  of a  prepayment  charge  in  connection  with  some prepayments.  The amount of the  prepayment  charge is as provided in the  related  mortgage  note,  and the  prepayment  charge will generally apply if, in any  twelve-month  period during the first year,  first three years or other period as provided in the related mortgage note from the date of  origination  of the mortgage loan,  the mortgagor  prepays an aggregate  amount  exceeding 20% of the original  principal  balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment  charge will, for the majority of the mortgage  loans, be equal to 6 months'  advance  interest  calculated on the basis of the mortgage rate in effect at the time of the  prepayment  on the amount  prepaid in excess of 20% of the original  principal  balance of the mortgage loan,  but it may be a lesser or greater  amount as provided in the related  mortgage  note. A  prepayment  charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         On each  distribution  date, all amounts  representing  prepayment  charges in respect of the mortgage loans received during the related  Prepayment  Period,  to the extent not permitted to be retained by the Servicer,  will be  distributed to the holders of the Class XP  Certificates.  Generally,  the Master  Servicer  shall not waive itself (or authorize a servicer to waive,  unless such
Servicer is allowed to waive in accordance with the terms of the related Servicing  Agreement) any prepayment charge unless:  (i) the enforceability thereof shall have been limited by bankruptcy,  insolvency,  moratorium,  receivership and other similar laws relating to creditors' rights generally,  (ii) the enforcement  thereof is illegal, or any local, state or federal agency has threatened legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been  accelerated  in connection  with a foreclosure  or other  involuntary  payment or (iv) such waiver is standard  and  customary  in  servicing  similar  mortgage  loans and relates to a default or a reasonably  foreseeable  default and would,  in the reasonable  judgment of the Master  Servicer,  maximize  recovery of total proceeds taking into account the value of such prepayment  charge and the related mortgage loan.  Accordingly,  there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Certain  prepayment  charges are  classified  as "hard"  prepayment  charges,  meaning that the  mortgagor  has to cover the prepayment charge  regardless of the reason for prepayment,  while others are classified as "soft," meaning that the mortgagor has to cover the  prepayment  charge unless the mortgagor has conveyed the related  mortgaged  property to a  third-party.  The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Indices on the Mortgage Loans

         Six-Month LIBOR. Some of the mortgage loans, will adjust  semiannually  based on Six-Month LIBOR.  Six-Month LIBOR will be a per annum rate equal to the average of interbank  offered rates for six-month U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street  Journal and are most recently  available as of the time specified in the related mortgage note.

         The following does not purport to be  representative  of future levels of Six-Month  LIBOR.  No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                                         Six-Month LIBOR
                                         _________________________________________________________________________________
Date                                      2001          2002         2003        2004        2005         2006        2007
__________________________________________________________________________________________________________________________
January 1.....................            6.20%         2.03%        1.38%       1.22%       2.78%        4.71%       5.37%
February 1....................            5.26          2.08         1.35        1.21        2.97         4.82        5.40
March 1.......................            4.91          2.04         1.34        1.17        3.19         5.26        5.33
April 1.......................            4.71          2.36         1.23        1.16        3.39         5.14        5.33
May 1.........................            4.30          2.12         1.29        1.38        3.41         5.22        5.36
June 1........................            3.98          2.08         1.21        1.60        3.54         5.39        5.38
July 1........................            3.91          1.95         1.12        1.89        3.73         5.59
August 1......................            3.69          1.87         1.21        1.99        3.95         5.51
September 1...................            3.45          1.80         1.20        1.98        4.00         5.43
October 1.....................            2.52          1.71         1.14        2.20        4.27         5.37
November 1....................            2.15          1.60         1.23        2.32        4.47         5.39
December 1....................            2.03          1.47         1.27        2.63        4.63         5.35

         One-Year  LIBOR.  Some of the mortgage  loans will adjust  annually  based on One-Year  LIBOR.  One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S.  dollar-denominated  deposits in the London market based on quotations  of major banks as published in The Wall Street  Journal and are most  recently  available as of the time  specified in the related mortgage note.

         The following  does not purport to be  representative  of future levels of One-Year  LIBOR.  No assurance can be given as to the level of One-Year LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Year LIBOR.

                                                                          One-Year LIBOR
                                     _________________________________________________________________________________________
Date                                   2001          2002          2003          2004         2005          2006         2007
______________________________________________________________________________________________________________________________
January 1.....................         5.17%         2.49%         1.45%         1.48%        3.10%         4.85%        5.37%
February 1....................         4.88          2.43          1.38          1.37         2.98          5.15         5.43
March 1.......................         4.67          3.00          1.28          1.34         2.55          5.38         5.24
April 1.......................         4.44          2.63          1.36          1.81         3.81          5.29         5.22
May 1.........................         4.24          2.59          1.21          2.08         3.78          5.38         5.30
June 1........................         4.18          2.28          1.19          2.11         3.76          5.50         5.39
July 1........................         3.82          2.09          1.16          2.38         3.90          5.69
August 1......................         3.56          1.90          1.44          2.30         4.22          5.54
September 1...................         2.64          1.73          1.45          2.46         4.13          5.41
October 1.....................         2.27          1.64          1.24          2.49         4.68          5.30
November 1....................         2.39          1.73          1.48          2.54         4.74          5.34
December 1....................         2.44          1.45          1.60          2.96         4.82          5.27

         One-Year U.S.  Treasury.  Some of the mortgage loans will be based on the weekly average yield on U.S.  Treasury  securities adjusted to a constant  maturity of one year,  or One-Year U.S.  Treasury,  as reported by the Federal  Reserve Board in  statistical
Release No. H.15(519),  or the Release,  as most recently  available as of the date forty-five days,  thirty-five days or thirty days prior to the adjustment date or on the adjustment  date as published in the place specified in the related  mortgage note and as made available as of the date  specified in the related  mortgage  note.  In the event that the Index  specified in a mortgage  note is no longer  available,  an index  reasonably  acceptable to the Trustee that is based on comparable  information  will be selected by the
Master Servicer, to the extent that it is permissible under the terms of the related mortgage note and mortgage.

         One-Month  LIBOR.  Some of the mortgage loans will adjust monthly based on One-Month  LIBOR.  One-Month  LIBOR will be a per annum rate equal to the average of interbank  offered  rates for  one-month  U.S.  dollar-denominated  deposits in the London  market based on quotations of major banks as published in The Wall Street  Journal and are most recently  available as of the time specified in the related mortgage note.

         One-Month  Prime.  Approximately  Some of the  mortgage  loans  will  adjust  monthly  based on  One-Month  prime,  which is calculated  using the prime rate for corporate  loans at United States  commercial  banks, as published in The Wall Street Journal on the first business day of the month in which the relevant due period  begins.  If, on any day, more than one prime rate or a range of prime rates for corporate  loans at United States  commercial  banks is published in The Wall Street  Journal,  the index on such day will be the highest of the prime rates.

         Some of the mortgage loans may adjust based on other indices as set forth in the Term Sheet.

         Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

         The  securities  administrator,  at the  direction of the trustee on behalf of the trust,  is expected to purchase  from the depositor during the pre-funding  period,  subject to the availability  thereof,  subsequent  mortgage loans secured by conventional, one- to four-family,  adjustable rate mortgage loans secured by first liens on residential  mortgage  properties for inclusion in the trust.  The subsequent  mortgage loans will be transferred to the trustee,  on behalf of the trust,  pursuant to subsequent  transfer instruments  between the depositor and the trustee.  Although it is intended that the principal  amount of subsequent  mortgage loans sold to the trust will require  application of substantially all of the amount deposited into the pre-funding  account on the Closing
Date and it is not currently  anticipated  that there will be any material  principal  payments from amounts  remaining on deposit in the pre-funding  account,  no assurance can be given that such  distributions  will not occur on the  distribution  date  immediately following the  termination  of the  pre-funding  period.  In any event,  it is unlikely  that the  depositor  will be able to deliver subsequent  mortgage loans with aggregate  principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date.

         Any conveyance of subsequent  mortgage loans on a subsequent  transfer date is subject to certain conditions as specified in the related prospectus supplement.

                                                       STATIC POOL INFORMATION

         Prior to the  completion of the Prospectus  Supplement,  the Depositor  will provide  static pool  information,  material to this offering,  with respect to the experience of the Sponsor in securitizing  asset pools of the same type and, with respect to loan
group   III,   with   respect   to  the   experience   of   Countrywide   in   securitizing   asset   pools  of  the  same   type  at
http://www.bearstearns.com/transactions/sami_ii/bsaat2007-1/.   With  respect  to  the  Countrywide   information  provided  therein,
investors  are  directed  to:  Issue Year  Filter/As  Applicable,  Payment Type  Filter/ARM,  NegAm Flag  Filter/NO  and AltDeal Flag
Filter/YES.

         Information  provided through the internet address above will not be deemed to be a part of this term sheet supplement,  the
Term Sheet or the registration  statement for the securities  offered hereby if it relates to any prior securities pool formed before
January 1, 2006 or vintage data related to periods before January 1, 2006, or with respect to the mortgage pool (if  applicable)  for any period before January 1, 2006.

                                                         THE ISSUING ENTITY

         Bear  Stearns  ALT-A Trust II 2007-1 is a common law trust  formed  under the laws of the State of New York  pursuant to the
Agreement.  The Agreement constitutes the "governing  instrument" under the laws of the State of New York. After its formation,  Bear
Stearns ALT-A Trust II 2007-1 will not engage in any activity  other than (i) acquiring and holding the mortgage  loans and the other assets of the trust and  proceeds  therefrom,  (ii) issuing the  certificates,  (iii) making  payments on the  certificates  and (iv)
engaging in other  activities  that are necessary,  suitable or convenient to accomplish  the foregoing or are incidental  thereto or connected  therewith.  The foregoing  restrictions are contained in the Agreement.  These restrictions  cannot be amended without the consent of holders of certificates  evidencing at least 51% of the voting rights.  For a description of other provisions  relating to amending the Pooling and Servicing Agreement, please see "The Agreements— Amendment" in the prospectus.

         The assets of Bear Stearns ALT-A Trust II 2007-1 will consist of the mortgage loans and certain related assets.

         Bear Stearns ALT-A Trust II 2007-1's fiscal year end is December 31.

                                                            THE DEPOSITOR

         Structured Asset Mortgage  Investments Inc. II, referred to herein as the Depositor,  was formed in the state of Delaware in
June 2003,  and is a wholly-owned  subsidiary of The Bear Stearns  Companies Inc. The Depositor was organized for the sole purpose of serving as a private  secondary  mortgage market conduit.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private  secondary  mortgage market conduit for  residential  mortgage loans since 2003.
As of March 31, 2007,  the  Depositor  has been  involved in the  issuance of  securities  backed by  residential  mortgage  loans of approximately  $145,266,394,678.  In conjunction  with the Sponsor's  acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase  agreement  through which the loans will be transferred to itself.  These loans are subsequently  deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After  issuance and  registration  of the  securities  contemplated  in this term sheet  supplement,  the Term Sheet and any supplement  hereto,  the  Depositor  will have no  significant  duties or  responsibilities  with  respect to the pool  assets or the securities.

         The  Depositor's  principal  executive  offices are located at 383 Madison Avenue,  New York, New York 10179.  Its telephone number is (212) 272-2000.

                                                             THE SPONSOR

         The sponsor, EMC Mortgage  Corporation,  referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September  26, 1990, as a wholly owned  subsidiary  corporation  of The Bear Stearns  Companies  Inc.,  and is an affiliate of the
Depositor and the  Underwriter.  The Sponsor was  established as a mortgage  banking company to facilitate the purchase and servicing of whole loan  portfolios  containing  various  levels of quality from  "investment  quality" to varying  degrees of  "non-investment quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor  maintains its  principal  office at 2780 Lake Vista Drive,  Lewisville,  Texas 75067.  Its telephone  number is
(214) 626-3800.

         Since its inception in 1990, the Sponsor has purchased over $100 billion in  residential  whole loans and servicing  rights, which include the purchase of newly originated  alternative A, jumbo (prime) and sub-prime  loans.  Loans are purchased on a bulk and flow basis.  The Sponsor is one of the United  States'  largest  purchasers of scratch and dent,  sub-performing  and  non-performing residential  mortgages and REO from various  institutions,  including banks,  mortgage  companies,  thrifts and the U.S.  government.
Loans are generally  purchased with the ultimate  strategy of  securitization  into an array of Bear Stearns'  securitizations  based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit
("HELOCs").  Performing  loans acquired by the Sponsor are subject to varying levels of due diligence  prior to purchase.  Portfolios may be reviewed for credit, data integrity, appraisal valuation,  documentation,  as well as compliance with certain laws. Performing loans  purchased  will have been  originated  pursuant to the  Sponsor's  underwriting  guidelines or the  originator's  underwriting guidelines that are acceptable to the Sponsor.

         Subsequent  to purchase by the  Sponsor,  performing  loans are pooled  together by product type and credit  parameters  and structured into RMBS, with the assistance of Bear Stearns' Financial  Analytics and Structured  Transactions  group, for distribution into the primary market.

         The Sponsor has been  securitizing  residential  mortgage loans since 1999. The following table describes size,  composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                   December 31, 2004                  December 31, 2004                 December 31, 2006                    March 31, 2007
                             _________________________________________________________________________________________________________________________________________
                                             Total Portfolio of                Total Portfolio of                 Total Portfolio of                Total Portfolio
        Loan Type               Number            Loans           Number            Loans            Number            Loans           Number            Loans
______________________________________________________________________________________________________________________________________________________________________
Alt-A ARM.............           44,821     $11,002,497,283.49    73,638     $19,087,119,981.75       61,738   $18,656,292,603.55       4,331   $  1,643,929,328.24
Alt-A Fixed...........           15,344       4,005,790,504.28    17,294       3,781,150,218.13       11,514     2,752,302,975.51       5,265      1,217,198,014.38
HELOC.................                -                   -        9,309         509,391,438.93       18,730     1,280,801,433.05       9,869        665,909,569.67
Prime ARM.............           30,311      11,852,710,960.78    27,384      13,280,407,388.92        7,050     3,481,137,519.89       1,935      1,002,019,247.46
Prime Fixed...........            1,035         509,991,605.86     3,526       1,307,685,538.44        6,268     1,313,449,131.86       1,272        679,053,492.29
Prime Short Duration
ARM (incl. Neg-Am ARM)                                                                                                                             4,450,687,386.85

                                 23,326       7,033,626,375.35     38,819      14,096,175,420.37       61,973    23,396,979,620.82     11,961
Reperforming..........            2,802         311,862,677.46      2,877         271,051,465.95        1,084       115,127,847.83          -                     -
Seconds...............           14,842         659,832,093.32    114,899       5,609,656,263.12      116,576     6,697,082,133.33     17,593      1,126,222,817.95
SubPrime..............           98.426      13,051,338,552.19    101,156      16,546,152,274.44       60,796    11,394,775,124.07     18,697      4,151,596,371.34
                                _____________________________________________________________________________________________________________________________________
Totals................          230,907     $48,427,650,052.73    388,902     $74,488,789,990.05      345,729   $69,087,948,389.91     70,923   $ 14,936,616,228.18
                                _____________________________________________________________________________________________________________________________________

         With respect to some of the  securitizations  organized by the Sponsor,  a "step-down"  trigger has occurred with respect to the loss and delinquency  experience of the mortgage loans included in those  securitizations,  resulting in a sequential  payment of principal to the related  certificates,  from the  certificate  with the highest credit rating to the one with the lowest rating.  In addition,  with respect to one  securitization  organized  by the  Sponsor,  a servicing  trigger  required by the related  financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil  investigative  demand (CID),  from the Federal Trade Commission  (FTC),  seeking documents and data relating to the Sponsor's  business and servicing  practices.  The CID was issued  pursuant to a December 8, 2005 resolution of the FTC authorizing  non-public  investigations of various unnamed subprime lenders,  loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC's inquiry.

                                                THE MASTER SERVICER AND THE SERVICERS

General

         Wells Fargo Bank,  National  Association,  referred to herein as Wells Fargo or the Master Servicer,  will act as the Master
Servicer of the mortgage  loans and as  securities  administrator  pursuant to the  Agreement,  referred to herein as the  Agreement, dated as of the Cut-off Date, among the Depositor,  the Sponsor, the Master Servicer,  the Securities  Administrator and the Trustee.
Wells Fargo will also act as Custodian pursuant to the Custodial Agreement.

         Primary  servicing of the mortgage  loans will be provided by the Sponsor and various  other  servicers,  none of which will service more than 10% of the mortgage loans in the aggregate,  each in accordance with their  respective  servicing  agreements which are  collectively  referred to herein as the  Servicing  Agreements.  Each of the  Servicing  Agreements  will  require,  among other things,  that each Servicer  accurately and fully report its borrower credit files to credit  repositories  in a timely manner.  Each of the Servicing  Agreements  will be assigned to the trust pursuant to various  assignment,  assumption and  recognition  agreements among the related mortgage loan originator,  the related Servicer,  the Sponsor and the Trustee on behalf of the  certificateholders;
provided,  however,  that the Sponsor will retain the right to enforce the representations and warranties made to it by each Servicer with respect to the related  mortgage  loans.  The Servicers will be responsible  for the servicing of the mortgage loans pursuant to the related Servicing  Agreement,  and the Master Servicer will be required to monitor their  performance.  In the event of a default by a Servicer  under the related  Servicing  Agreement,  the Master  Servicer  will be required to enforce any  remedies  against the related  Servicer,  and shall either find a successor  servicer or shall  assume the primary  servicing  obligations  for the related mortgage loans itself.

         The  information  set forth in the  following  paragraphs  under the heading "The Master  Servicer" has been provided by the
Master Servicer.  None of the Depositor,  the Sponsor,  the Securities  Administrator,  the Underwriter,  the Trustee or any of their respective  affiliates  have  made or  will  make  any  representation  as to the  accuracy  or  completeness  of  such  information.
Furthermore,  neither the Master  Servicer nor any of its respective  affiliates has made or will make any  representation  as to the accuracy or completeness of the information set forth in the following paragraphs provided by any person other than itself.

         The  information  set forth in the following  paragraphs  under the heading "The Servicers" has been provided by the EMC and
Countrywide,  as  applicable.  None of the  Depositor,  the Sponsor  (with respect to  Countrywide's  information  only),  the Master
Servicer,  the Securities  Administrator,  the Underwriter,  the Trustee or any of their respective affiliates have made or will make any  representation  as to the accuracy or  completeness  of such  information.  Furthermore,  none of the Servicers nor any of their respective  affiliates has made or will make any  representation  as to the accuracy or  completeness of the information set forth in the following paragraphs provided by any person other than itself.

The Master Servicer

         Wells  Fargo is a national  banking  association  and a  wholly-owned  subsidiary  of Wells Fargo & Company.  A  diversified financial  services company with  approximately  $482 billion in assets,  23+ million customers and 158,000+ employees as of December
31, 2006, Wells Fargo & Company is a U.S. bank holding company,  providing banking,  insurance,  trust, mortgage and consumer finance services  throughout  the United  States and  internationally.  Wells Fargo  provides  retail and  commercial  banking  services  and corporate trust, custody,  securities lending,  securities transfer,  cash management,  investment management and other financial and fiduciary  services.  The  Depositor,  the Sponsor and the servicers may maintain  banking and other  commercial  relationships  with
Wells Fargo and its  affiliates.  Wells Fargo  maintains  principal  corporate  trust  offices  located at 9062 Old  Annapolis  Road,
Columbia,  Maryland 21045-1951 (among other locations),  and its office for certificate  transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo acts as Master  Servicer  pursuant to the Agreement.  The Master  Servicer is responsible for the aggregation of monthly  servicer  reports and  remittances  and for the  oversight  of the  performance  of the  servicers  under the terms of their respective  servicing  agreements.  In  particular,  the Master  Servicer  independently  calculates  monthly loan balances  based on servicer data,  compares its results to servicer  loan-level reports and reconciles any discrepancies with the servicers.  The Master
Servicer  also  reviews the  servicing of defaulted  loans for  compliance  with the terms of the  Agreement.  In addition,  upon the occurrence of certain servicer events of default under the terms of any servicing  agreement,  the Master Servicer may be required to enforce certain  remedies on behalf of the Trust and at the direction of the Trustee against such  defaulting  servicer.  Wells Fargo has been  engaged in the  business of master  servicing  since June 30,  1995.  As of December  31,  2006,  Wells Fargo was acting as
Master Servicer for  approximately  1427 series of residential  mortgage-backed  securities with an aggregate  outstanding  principal balance of approximately $748,854,000,000.

         Wells Fargo serves or has served within the past two years as warehouse  master  servicer for various  mortgage  loans owned by the Sponsor or an  affiliate  of the  Sponsor  and  anticipates  that one or more of those  mortgage  loans may be included in the
Trust.  The terms of the warehouse  master  servicing  agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

         Wells Fargo serves or may have served within the past two years as loan file  custodian for various  mortgage loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the Trust.
The terms of any custodial  agreement  under which those  services are provided by Wells Fargo are customary for the  mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicers

         EMC,  Countrywide  Home Loans  Servicing  LP and various  other  servicers,  none of which will service more than 10% of the mortgage  loans in the aggregate of each loan group,  will service the related  mortgage  loans in accordance  with their  respective
Servicing  Agreements,  which  will be  assigned  to the trust on the  Closing  Date.  It is  anticipated  that 100% of the group III mortgage loans will be serviced by Countrywide Home Loans Servicing LP.

EMC

         For a further  description  of EMC,  please see "The Sponsor" in this term sheet  supplement.  EMC will service the mortgage loans in  accordance  with the  description  of the  applicable  servicing  procedures  contained  in this  section of the term sheet supplement. EMC has been servicing residential mortgage loans since 1990.

         The principal  business of EMC since  inception has been  specializing  in the  acquisition,  securitization,  servicing and disposition of mortgage loans. EMC's servicing portfolio consists primarily of two categories:

              o   "performing loans," or performing  investment quality loans serviced for EMC's own account or the account of Fannie
                  Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

              o   "non-performing  loans," or non-investment  grade,  sub-performing  loans,  nonperforming  loans and REO properties serviced  for EMC's own account and for the account of  investors  in  securitized  performing  and  non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable  servicing  procedures contained in this section of the term sheet  supplement.  EMC  has been servicing  residential  mortgage  loans since 1990.  From year end 2004 to
March 31,  2007,  EMC's  servicing  portfolio  grew by  approximately  103.9% and the  unpaid  principal  balance of EMC's  servicing portfolio grew by approximately 184.1%.

         As of March 31, 2007,  EMC was acting as servicer for  approximately  293 series of residential  mortgage-backed  securities and other mortgage loans with an unpaid principal balance of approximately $78.9 billion.

         The following table describes size,  composition and growth of EMC's total residential  mortgage loan servicing portfolio as of the dates indicated.

                                   As of December 31, 2004                                      As of December 31, 2005
                __________________________________________________________________________________________________________________________
                                                  Percent by                                                                  Percent by
                                                    No. of      Percent by     No. of                            Percent by      Dollar
   Loan Type     No. of Loans    Dollar Amount       Loans     Dollar Amount    Loans        Dollar Amount     No. of Loans      Amount
__________________________________________________________________________________________________________________________________________
Alt-A Arm...       19,498        $4,427,820,708         7.96%       15.94%        57,510      $13,625,934,322         12.69%        23.00%
Alt-A Fixed.       25,539         4,578,725,474        10.43        16.48         17,680        3,569,563,860          3.90          6.03
PrimeArm....        8,311         1,045,610,016         3.39         3.76          7,428        1,010,068,679          1.64          1.71
PrimeFixed..       14,560         1,573,271,575         5.95         5.66         15,975        2,140,487,566          3.52          3.61
Seconds.....       39,486         1,381,961,156        16.13         4.98        155,510        7,164,515,427         34.31         12.10
Subprime....      114,436        13,706,363,250        46.74        49.34        142,890       20,373,550,691         31.53         34.40
Other.......       23,010         1,063,682,460         9.40         3.83         56,216       11,347,144,056         12.40         19.16
Total.......      244,840       $27,777,434,635       100.00%      100.00%       453,209      $59,231,264,599        100.00%       100.00%

                                   As of December 31, 2006                                       As of March 31, 2007
                 _________________________________________________________________________________________________________________________
                                                                                                                              Percent by
                    No. of                        Percent by    Percent by    No. of                            Percent by      Dollar
   Loan Type         Loans      Dollar Amount    No. of Loans  Dollar Amount    Loans        Dollar Amount     No. of Loans     Amount
__________________________________________________________________________________________________________________________________________
Alta-A Arm.         52,563       $13,691,917,206     10.87%         19.03%           53,745   $14,034,144,470     10.77%        17.78%
Alt-A Fixed         24,841         5,066,670,855      5.14           7.04            29,117     6,220,411,640      5.83          7.88
Prime Arm..          6,374           879,656,182      1.32           1.22             6,082       858,889,469      1.22          1.09
Prime Fixed         14,872         2,152,608,940      3.08           2.99            15,373     2,506,466,760      3.08          3.18
Seconds....        169,022         8,428,612,513     34.97          11.71           174,383     8,844,680,341     34.93         11.21
Subprime...        132,808        20,106,000,306     27.47          27.94           140,849    22,644,819,753     28.21         28.69
Other......         82,918        21,636,703,709     17.15          30.07            79,691    23,806,598,429     15.96         30.17
Total......        483,398      $ 71,962,169,710    100.00%        100.00%          499,240   $78,916,010,862    100.00%       100.00%

         There have been no appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

Countrywide Home Loans Servicing LP

         The principal  executive  offices of  Countrywide  Home Loans  Servicing LP  ("Countrywide  Servicing")  are located at 7105
Corporate Drive,  Plano, Texas 75024.  Countrywide  Servicing is a Texas limited  partnership  directly owned by Countrywide GP, Inc.
and Countrywide LP, Inc., each a Nevada  corporation and a direct wholly owned subsidiary of Countrywide Home Loans.  Countrywide GP,
Inc. owns a 0.1%  interest in  Countrywide  Servicing  and is the general  partner.  Countrywide  LP, Inc.  owns a 99.9%  interest in
Countrywide Servicing and is a limited partner.

         Countrywide  Home Loans  established  Countrywide  Servicing  in  February  2000 to service  mortgage  loans  originated  by
Countrywide  Home Loans that would  otherwise  have been  serviced  by  Countrywide  Home  Loans.  In  January  and  February,  2001,
Countrywide  Home Loans  transferred to Countrywide  Servicing all of its rights and obligations  relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae,  respectively.  In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations  relating to the bulk of its non-agency loan servicing  portfolio (other than the servicing of home equity lines of credit),  including with respect to those mortgage loans (other than home equity lines of credit)  formerly  serviced by  Countrywide  Home Loans and  securitized  by certain of its  affiliates.  While  Countrywide  Home Loans  expects to  continue to directly  service a portion of its loan portfolio,  it is expected that the servicing  rights for most newly  originated  Countrywide
Home Loans mortgage loans will be transferred to Countrywide  Servicing upon sale or  securitization  of the related  mortgage loans.
Countrywide  Servicing is engaged in the business of servicing  mortgage loans and will not originate or acquire  loans,  an activity that will continue to be performed by Countrywide  Home Loans. In addition to acquiring  mortgage  servicing  rights from Countrywide
Home Loans, it is expected that Countrywide  Servicing will service mortgage loans for non-Countrywide  Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In  connection  with the  establishment  of  Countrywide  Servicing,  certain  employees  of  Countrywide  Home Loans became employees of Countrywide  Servicing.  Countrywide  Servicing has engaged  Countrywide  Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide  Servicing is an approved  mortgage  loan  servicer for Fannie Mae,  Freddie Mac,  Ginnie Mae, HUD and VA and is
licensed to service  mortgage  loans in each state where a license is required.  Its loan  servicing  activities  are  guaranteed  by
Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

         Countrywide  Home  Loans  is a New  York  corporation  and  a  direct  wholly  owned  subsidiary  of  Countrywide  Financial
Corporation,  a Delaware  corporation  ("Countrywide  Financial").  The principal  executive  offices of  Countrywide  Home Loans are located at 4500 Park Granada,  Calabasas,  California  91302.  Countrywide  Home Loans is engaged  primarily in the mortgage  banking business, and as part of that business,  originates,  purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage  loans through a retail  branch  system and through  mortgage loan brokers and  correspondents  nationwide.  Mortgage  loans originated by Countrywide  Home Loans are principally  first-lien,  fixed or adjustable rate mortgage loans secured by  single-family residences.

         Except as otherwise  indicated,  reference in the remainder of this term sheet supplement to "Countrywide Home Loans" should be read to include  Countrywide Home Loans and its  consolidated  subsidiaries,  including  Countrywide  Servicing.  Countrywide Home
Loans services  substantially all of the mortgage loans it originates or acquires. In addition,  Countrywide Home Loans has purchased in bulk the rights to service  mortgage  loans  originated by other  lenders.  Countrywide  Home Loans has in the past and may in the future sell to mortgage  bankers and other  institutions  a portion of its  portfolio of loan  servicing  rights.  As of December 31,
2002, December 31, 2003,  December 31, 2004, December 31, 2005 and September 30, 2006,  Countrywide Home Loans provided servicing for mortgage  loans with an  aggregate  principal  balance  of  approximately  $452.405  billion,  $644.855  billion,  $838.322  billion,
$1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

         The  following  table sets  forth,  by number and dollar  amount of mortgage  loans,  Countrywide  Home  Loans'  residential mortgage loan production for the periods indicated.

                                                               Consolidated Mortgage Loan Production
                                        ______________________________________________________________________________________
                                         Ten Months                         Years Ended                        Nine Months
                                            Ended                          December 31,                           Ended
                                        December 31,                                                           September, 30,
                                            2001          2002         2003          2004           2005           2006
                                        ______________________________________________________________________________________
                                                       (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.......................    504,975       999,448    1,517,743       846,395       809,630        559,501
  Volume of Loans.......................$    76,432   $   150,110  $   235,868   $   138,845   $   167,675    $  109,8723
     Percent of Total Dollar Volume.....      61.7%         59.6%        54.2%         38.2%         34.1%          32.9%
Conventional Non-conforming Loans
  Number of Loans.......................    137,593       277,626      554,571       509,711       826,178       479,6278
  Volume of Loans.......................$    22,209   $    61,627  $   136,664   $   140,580   $   225,217    $   148,652
     Percent of Total Dollar Volume.....      17.9%         24.5%        31.4%         38.7%         45.9%          44.5%
FHA/VA Loans
  Number of Loans.......................    118,734       157,626      196,063       105,562        80,528         65,618
  Volume of Loans.......................$    14,109   $    19,093  $    24,402   $    13,247   $    10,712    $     9,436
     Percent of Total Dollar Volume.....      11.4%          7.6%         5.6%          3.6%          2.2%           2.8%
Prime Home Equity Loans
  Number of Loans.......................    164,503       316,049      453,817       587,046       683,887        519,895
  Volume of Loans.......................$     5,639   $    11,650  $    18,103   $    30,893   $    42,706    $    35,229
     Percent of Total Dollar Volume.....       4.5%          4.6%         4.2%          8.5%          8.7%          10.6%
Nonprime Mortgage Loans
  Number of Loans.......................     43,359        63,195      124,205       250,030       278,112        188,558
  Volume of Loans.......................$     5,580   $     9,421  $    19,827   $    39,441   $    44,637    $    30,545
     Percent of Total Dollar Volume.....       4.5%          3.7%         4.6%         11.0%          9.1%           9.3%
Total Loans
  Number of Loans.......................    969,164     1,813,944    2,846,399     2,298,744     2,678,335      1,813,199
  Volume of Loans.......................$   123,969   $   251,901  $   434,864   $   363,006   $   490,947    $   333,734
  Average Loan Amount...................$   128,000   $   139,000  $   153,000   $   158,000   $   183,000    $   184,000
  Non-Purchase Transactions(1)..........       63%           66%          72%           51%           53%            53%
  Adjustable-Rate Loans(1)..............       12%           14%          21%           52%           52%            48%
         _________
(1)  Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

         Countrywide  Servicing has established standard policies for the servicing and collection of mortgages.  Servicing includes, but is not limited to:

         (a)      collecting, aggregating and remitting mortgage loan payments;

         (b)      accounting for principal and interest;

         (c)      holding escrow (impound) funds for payment of taxes and insurance;

         (d)      making inspections as required of the mortgaged properties;

         (e)      preparation of tax related information in connection with the mortgage loans;

         (f)      supervision of delinquent mortgage loans;

         (g)      loss mitigation efforts;

         (h)      foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and,

         (i)      generally administering the mortgage loans, for which it receives servicing fees.

         Billing  statements with respect to mortgage loans are mailed monthly by Countrywide  Servicing.  The statement  details all debits and  credits  and  specifies  the payment  due.  Notice of changes in the  applicable  loan rate are  provided by  Countrywide
Servicing to the mortgagor with these statements.

Collection Procedures

         When a mortgagor fails to make a payment on a mortgage loan,  Countrywide  Servicing  attempts to cause the deficiency to be cured by  corresponding  with the mortgagor.  In most cases,  deficiencies  are cured promptly.  Pursuant to Countrywide  Servicing's servicing  procedures,  Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes
61 days past due (three payments due but not received) and,  generally  within 59 days  thereafter,  if the loan remains  delinquent, institutes  appropriate  legal action to foreclose on the  mortgaged  property.  Foreclosure  proceedings  may be  terminated  if the delinquency is cured.  Mortgage loans to borrowers in bankruptcy  proceedings  may be  restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

         Once  foreclosure is initiated by Countrywide  Servicing,  a foreclosure  tracking system is used to monitor the progress of the proceedings.  The system includes state specific  parameters to monitor whether proceedings are progressing within the time frame typical  for the state in which the  mortgaged  property  is  located.  During  the  foreclosure  proceeding,  Countrywide  Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed,  the mortgaged  property is sold at a public or private sale and may be purchased by  Countrywide  Servicing.
After  foreclosure,  Countrywide  Servicing  may  liquidate  the  mortgaged  property and  charge-off  the loan balance which was not recovered through liquidation proceeds.

         Servicing  and  charge-off  policies  and  collection  practices  with  respect to  mortgage  loans may change  over time in accordance with, among other things,  Countrywide  Servicing's  business judgment,  changes in the servicing portfolio and applicable laws and regulations.

Static Pool Data

         Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at: http://www.countrywidedealsdata.com/?CWDD= 01200608.

                                                      MORTGAGE LOAN ORIGINATION

General

EMC

         A majority of the mortgage  loans have been acquired by the Sponsor from various  sellers and were  originated  generally in accordance  with the following  underwriting  guidelines  established by the Sponsor.  The remainder  were  originated by Countrywide
Home Loans,  Inc. and various  originators,  none of which have  originated  more than 10% of the mortgage  loans in the aggregate of each loan  group.  It is  anticipated  that 100% of the group III  mortgage  loans will be  mortgage  loans that were  originated  by
Countrywide Home Loans, Inc.

EMC Underwriting Guidelines

         The following is a description of the  underwriting  policies  customarily  employed by EMC with respect to the  residential mortgage loans that EMC  originated  during the period of origination  of the mortgage  loans.  EMC has  represented to the Depositor that the mortgage loans were originated generally in accordance with such policies.

         The mortgage loans originated by EMC, or EMC mortgage loans, are "conventional  non-conforming  mortgage loans" (i.e., loans that are not insured by the Federal Housing  Authority,  or FHA, or partially  guaranteed by the Veterans  Administration or which do not qualify  for sale to Fannie Mae or Freddie  Mac) and are secured by first  liens on one-to  four-family  residential  properties.
These loans  typically  differ from those  underwritten  to the  guidelines  established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances,  loan-to-value ratios, borrower income, required documentation,  interest rates, borrower occupancy of the  mortgaged  property,  property  types and/or  mortgage  loans with  loan-to-value  ratios over 80% that do not have primary  mortgage  insurance.  The EMC mortgage  loans have either been  originated or purchased by an originator  and were generally underwritten in accordance with the standards  described  herein.  Exceptions to the  underwriting  guidelines are permitted when the seller's performance supports such action and the variance request is approved by credit management.

         Such  underwriting  standards are applied to evaluate the prospective  borrower's  credit standing and repayment ability and the value and adequacy of the  mortgaged  property as  collateral.  These  standards are applied in  accordance  with the  applicable federal and state laws and  regulations.  Exceptions  to the  underwriting  standards are permitted  where  compensating  factors are present and are managed through a formal exception process.

         Generally,  each mortgagor will have been required to complete an  application  designed to provide to the lender  pertinent credit  information  concerning the mortgagor.  The mortgagor will have given  information  with respect to its assets,  liabilities, income (except as described below), credit history,  employment history and personal information,  and will have furnished the lender with  authorization to obtain a credit report which summarizes the mortgagor's credit history.  In the case of investment  properties and two- to four-unit dwellings,  income derived from the mortgaged property may have been considered for underwriting  purposes,  in addition to the income of the mortgagor from other sources.  With respect to second homes or vacation  properties,  no income derived from the property will have been considered for underwriting purposes.

         With  respect  to  purchase  money  or  rate/term  refinance  loans  secured  by  single  family  residences  the  following loan-to-value  ratios and original principal balances are allowed:  loan-to-value ratios at origination of up to 97% for EMC mortgage loans with original principal  balances of up to $375,000 if the loan is secured by the borrower's  primary residence,  up to 95% for
EMC mortgage  loans secured by  one-to-four  family,  primary  residences  and single  family  second homes with  original  principal balances of up to $650,000,  up to 90% for EMC mortgage  loans  secured by  one-to-four  family,  primary  residences,  single family second homes with original  principal  balances of up to $1,000,000 and up to 70% for mortgage loans secured by one-to-four,  primary residences  and single  family second homes with  original  principal  balances of up to  $2,000,000,  or super jumbos.  For cash out refinance  loans,  the maximum  loan-to-value  ratio generally is 95% and the maximum "cash out" amount permitted is based in part on the original amount of the related EMC mortgage loan.

         With respect to mortgage  loans secured by  investment  properties,  loan-to-value  ratios at  origination  of up to 90% for mortgage loans with original  principal  balances up to $500,000 are permitted.  Mortgage loans secured by investment  properties may have higher original principal  balances if they have lower  loan-to-value  ratios at origination.  For cash out refinance loans, the maximum  loan-to-value  ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

         Generally,  each EMC  mortgage  loan with an  original  loan-to-value  ratio at  origination  exceeding  80%,  has a primary mortgage  insurance policy insuring a portion of the balance of the EMC Loan at least equal to the product of the original  principal balance of the  mortgage  loan and a  fraction,  the  numerator  of which is the  excess of the  original  principal  balance of such mortgage  loan over 75% of the  lesser of the  appraised  value and the  selling  price of the  related  mortgaged  property  and the denominator of which is the original  principal  balance of the related  mortgage  loan,  plus accrued  interest  thereon and related foreclosure  expenses is generally  required.  No such primary  mortgage  insurance  policy will be required with respect to any such
EMC Loan  after the date on which the  related  loan-to-value  ratio  decreases  to 80% or less or,  based  upon new  appraisal,  the principal  balance of such mortgage loan  represents  80% or less of the new  appraised  value.  All of the insurers that have issued primary  mortgage  insurance  policies  with respect to the EMC mortgage  loans meet Fannie  Mae's or Freddie  Mac's  standard or are acceptable to the Rating Agencies.

         In determining  whether a prospective  borrower has sufficient  monthly income available (i) to meet the borrower's  monthly obligation on their  proposed  mortgage loan and (ii) to meet the monthly  housing  expenses and other  financial  obligations on the proposed mortgage loan, each lender generally  considers,  when required by the applicable  documentation  program, the ratio of such amounts to the proposed  borrower's  acceptable  stable monthly gross income.  Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective  borrower's  credit report.  Generally,  each credit report  provides a credit score for the  borrower.  Credit  scores  generally  range from 350 to 840 and are  available  from three major  credit  bureaus:  Experian
(formerly TRW  Information  Systems and  Services),  Equifax and Trans Union.  If three credit scores are  obtained,  the  originator applies the middle score of the primary  wage earner.  If a primary wage earner  cannot be  determined  because of the  documentation type, the lowest middle score of all borrowers is used.  Credit scores are  empirically  derived from  historical  credit bureau data and  represent a numerical  weighing of a  borrower's  credit  characteristics  over a two-year  period.  A credit score is generated through the statistical  analysis of a number of credit-related  characteristics  or variables.  Common  characteristics  include the number  of  credit  lines  (trade  lines),  payment  history,  past  delinquencies,  severity  of  delinquencies,  current  levels of indebtedness,  types of credit and length of credit history.  Attributes are the specific values of each characteristic.  A scorecard
(the model) is created with weights or points assigned to each attribute.  An individual loan applicant's  credit score is derived by summing together the attribute weights for that applicant.

         EMC Documentation Types

         The  mortgage  loans  have  been  underwritten  under  one  of  the  following  documentation  programs:   "Full/Alternative
Documentation"  (Full/ALT  Doc),  "Stated  Income/Verified  Assets"  (SIVA),"Limited   Documentation",   "Lite  Documentation",   "No
Ratio/Verified  Assets" (No Ratio),  "No Income/No  Employment/Verified  Assets" (NIVA);  "Stated  Income/Stated  Assets" (SISA), "No
Income/No  Assets/Verified  Employment" (NINA w/EMP),  and "No Income/No  Assets/No  Employment" (NINA (No Doc)). The requirements of these  programs will supersede any limited  documentation  required  through the use of an automated  underwriting  approval  engine, including  Desktop  Underwriter  ("DU") and Loan Prospector  ("LP").  All of the programs  require that the applicant submit a signed and dated current Fannie Mae Residential Loan Application Form 1003.

         Full/Alternative  (Full/ALT Doc): The Full/ALT Doc type is based upon current year to date income  documentation  as well as the previous two year's income  documentation  (i.e.,  W-2 forms for salaried  borrowers and tax returns,  including  schedules,  for self-employed  borrowers).  Salaried  borrowers  must submit a written  verification  of employment  (VOE) or most recent pay stub(s)
covering a 30-day period and  indicating  year-to-date  earnings.  Each loan is required to have a verbal VOE within 10 calendar days of funding.  In  addition,  the  borrower  must submit a written  verification  of deposit  (VOD) with 2 months'  average  balance or his/her most recent bank  statements  covering a 2-month  period.  The borrower's  employment must be located within 100 miles of his or her residence. In addition,  self-employed  borrowers must provide a year to date profit-and-loss  statement and a signed IRS Form
4506-T (as revised on June 1, 2004).  Business  funds for such  applicant may be used in the provision of the required VOD as long as the business is a sole  proprietorship  and a CPA letter is provided  asserting  that (i) 100% of the funds can be withdrawn and (ii)
there will be no negative impact on the business as a result of such withdrawal of funds.

         Stated  Income/Verified  Assets  (SIVA):  Under the SIVA  program,  more emphasis is placed on the value and adequacy of the mortgaged  property as  collateral,  credit  history and other assets of the borrower  than on the verified  income of the  borrower.
Income is stated on the application.  However,  the income must be reasonable given the employment  stated. The borrower's assets are verified.  In addition,  the applicant must submit a written  verification of deposit (VOD) with 2 months' average balance or his/her most recent bank  statements  covering a 2-month period.  A verbal  verification of employment is required within 10 calendar days of funding  the loan,  and the  borrower's  employment  must be located  within  100 miles of his or her  residence.  For  self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         Limited  Documentation:  The Limited Documentation program is based on the recent twelve (12) months of consecutive personal bank statements (or business bank  statements for sole  proprietors).  All individuals  shown on the bank statement must be borrowers on the loan, and the income must be reasonable  given the employment  stated.  In determining the borrower's  eligibility for a loan, monthly income is calculated by averaging  deposits of a consistent  amount for each month.  Large and unusual  deposits are excluded as are  deposits  transferred  from another  account or line of credit.  Particular  attention  is paid to borrowers  whose income is derived from seasonal  employment  and  recurrences  of  insufficient  and overdraft  charges.  Assets must be verified for reserves, closing costs and required down payment,  as applicable.  A verbal  verification of employment is required within 10 calendar days of funding  the loan,  and the  borrower's  employment  must be located  within  100 miles of his or her  residence.  For  self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         Lite  Documentation:  The Lite  Documentation  type is based on the recent six (6) months of personal  bank  statements  (or business bank statements for sole  proprietorships).  The borrower's Form 1003 covers a 2-year period.  All individuals  shown on the bank  statement  must be  borrowers on the loan,  and the  borrower's  income must be  reasonable  given the  employment  stated.  In determining the borrower's  eligibility  for a loan,  monthly income is calculated by averaging  deposits of a consistent  amount for each month.  Large and unusual deposits are excluded as are deposits  transferred from another account or line of credit.  Particular attention is paid to borrowers  whose income is derived from  seasonal  employment  and  recurrences  of  insufficient  and overdraft charges.  Assets must be verified for reserves,  closing costs and required down payment,  as applicable.  A verbal  verification  of employment is required  within 10 calendar days of funding the loan, and the borrower's  employment  must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         No  Ratio/Verified  Assets (No Ratio):  Under the No Ratio program,  the borrower's  employment and assets are stated on the
Form 1003, but his/her income is not stated.  The borrower's  assets are verified  through a written  verification  of deposit with 2 months' average  balance or his/her most recent bank statements  covering a 2-month  period.  In addition,  a verbal  verification of employment is required  within 10 calendar days of funding the loan, and the borrower's  employment  must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.
         No Income/No  Employment/Verified  Assets  (NIVA):  The NIVA program  requires that the borrower state his/her assets on the
Form 1003, but the borrower's  employment or income need not be stated.  The applicant must submit a written  verification of deposit with 2 months'  average balance or his/her most recent bank statements  covering a 2-month  period.  Any large increases  between the average balance and the current balance of the account must be satisfactorily explained.

         Stated Income/Stated Assets (SISA): Under the SISA program, the borrower's  employment,  income and assets are stated on the
Form 10003, but income and assets are not verified.  The borrower's  income must be reasonable given the employment  stated. A verbal verification  of employment is required  within 10 calendar days of funding the loan, and the borrower's  employment  must be located within 100 miles of his or her residence.  For  self-employed  borrowers,  a CPA's  certification  or a copy of a business license is also required.

         No  Income/No  Assets/Verified  Employment  (NINA  w/EMP):  Under  the NINA  w/EMP  program,  the  borrower  states  his/her employment on the Form 1003 but not his/her  income or assets.  A verbal  verification  of employment is required  within 10 calendar days of funding the loan, and the borrower's  employment must be located within 100 miles of his or her residence.  For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         No Income/No  Assets/No  Employment (NINA (No Doc)): Under the NINA (No Doc) program,  the borrower does not provide his/her employment, income, or assets on the Form 1003.

         Each  mortgaged  property  relating to an EMC mortgage loan has been appraised by a qualified  independent  appraiser who is approved by each  lender.  All  appraisals  are  required to conform to the Uniform  Standards  of  Professional  Appraisal  Practice
adopted by the Appraisal  Standard Board of the Appraisal  Foundation.  Each appraisal must meet the  requirements  of Fannie Mae and
Freddie Mac.  Fannie Mae and Freddie Mac require,  among other things,  that the  appraiser,  or its agent on its behalf,  personally inspect the property  inside and out,  verify  whether the property was in good condition and verify that  construction,  if new, had been  substantially  completed.  The  appraisal  generally  will have been based on prices  obtained  on recent  sales of  comparable properties,  determined  in  accordance  with Fannie Mae and Freddie Mac  guidelines.  In certain  cases an analysis  based on income generated  from the property or a  replacement  cost  analysis  based on the current  cost of  constructing  or  purchasing a similar property may be used.

         Reserves are calculated based on a borrower's qualifying payment. For investment  properties,  reserves are required for all properties owned and not just the subject  property.  Gift funds may not be used to satisfy reserve  requirements,  and reserves must be sourced and  seasoned  for 60 days.  The use of proceeds  from a cash-out  refinance  to satisfy  one's  reserve  requirements  is permitted for primary  residences and second homes when the combined  loan-to-value  (CLTV) of such  properties is less than or equal to 80%.  Such use of proceeds is not permitted for primary  residences  and second homes when the CLTV of such  properties is greater than 80% or for investment properties.

         The  following  table  describes  the amount  that a home  buyer  must have  available  to pay for a  property's  principal, interest, taxes, and insurance (or PITI reserves) under EMC's documentation programs.

       ______________________________________________________________________________
       Primary and Secondary Homes
       ______________________________________________________________________________
       Full/Alt, Lite, Limited and SIVA Documentation          Required PITI
                                                               Reserves
       ______________________________________________________________________________
       o        CLTV = 90%                                     2 months
       o        CLTV 90.01 - 95.00%                            3 months
       o        CLTV 95.01 - 100.00%                           4 months
       ______________________________________________________________________________
       No Ratio and NIVA Documentation
       ______________________________________________________________________________
       o        CLTV = 90%                                     3 months
       o        CLTV 90.01 - 95.00%                            4 months
       o        CLTV 95.01 - 100.00%                           5 months
       ______________________________________________________________________________
       SISA Documentation
       o        CLTV = 90%                                     4 months
       o        CLTV 90.01 - 95.00%                            6 months
       o        CLTV 95.01 - 100.00%                           8 months
       ______________________________________________________________________________
       Investment Property
       ______________________________________________________________________________
       Full/Alt, Lite, Limited and SIVA Documentation
       ______________________________________________________________________________
       o        All CLTVs                                      6 months
       ______________________________________________________________________________
       No Ratio, NIVA and SISA Documentation
       ______________________________________________________________________________
       o        All CLTVs                                      8 months
       ______________________________________________________________________________

Countrywide Home Loans, Inc.

         Note: Loan-to-Value Ratio as used in "—Underwriting Standards" below has the following meaning:

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is:

     o   in the case of a purchase,  the lesser of the selling price of the mortgaged  property or its appraised value at the time of sale; or

     o   in the case of a refinance,  the appraised value of the mortgaged property at the time of the refinance,  except in the case of a mortgage loan underwritten  pursuant to Countrywide Home Loans'  Streamlined  Documentation  Program as described under
         "—Underwriting Standards—General".

         With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

     o   if the  loan-to-value  ratio at the time of the  origination  of the mortgage loan being  refinanced was 80% or less and the loan amount of the new loan being  originated is $650,000 or less, then the  "Loan-to-Value  Ratio" will be the ratio of the principal  amount of the new  mortgage  loan  being  originated  divided by the  appraised  value of the  related  mortgaged property at the time of the  origination of the Mortgage Loan being  refinanced,  as  reconfirmed by Countrywide  Home Loans using an automated property valuation system; or

     o   if the  loan-to-value  ratio at the time of the  origination  of the mortgage loan being  refinanced was greater than 80% or the loan amount of the new loan being  originated  is greater  than  $650,000,  then the  "Loan-to-Value  Ratio" will be the ratio of the  principal  amount of the new mortgage  loan being  originated  divided by the  appraised  value of the related mortgaged  property as determined by an appraisal  obtained by Countrywide  Home Loans at the time of the origination of the new mortgage loan. See "—Underwriting Standards—General" below.

         No  assurance  can be given that the value of any  mortgaged  property has remained or will remain at the level that existed on the  appraisal or sales date.  If  residential  real estate  values  generally or in a particular  geographic  area  decline,  the
Loan-to-Value  Ratios might not be a reliable indicator of the rates of delinquencies,  foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

         Countrywide Home Loans, Inc., a New York corporation  ("Countrywide Home Loans"),  has been originating mortgage loans since
1969.  Countrywide  Home  Loans'  underwriting  standards  are  applied in  accordance  with  applicable  federal  and state laws and regulations.

         As part of its evaluation of potential  borrowers,  Countrywide  Home Loans generally  requires a description of income.  If required by its underwriting  guidelines,  Countrywide Home Loans obtains  employment  verification  providing current and historical income  information  and/or a telephonic  employment  confirmation.  Such  employment  verification  may be obtained,  either through analysis of the  prospective  borrower's  recent pay stub and/or W-2 forms for the most  recent two years,  relevant  portions of the most  recent two years' tax  returns,  or from the  prospective  borrower's  employer,  wherein  the  employer  reports the length of employment and current salary with that organization.  Self-employed  prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective  borrower's  creditworthiness,  Countrywide  Home Loans may use FICO Credit Scores.  "FICO Credit
Scores" are  statistical  credit  scores  designed to assess a borrower's  creditworthiness  and  likelihood to default on a consumer obligation  over a two-year  period  based on a  borrower's  credit  history.  FICO Credit  Scores were not  developed to predict the likelihood of default on mortgage  loans and,  accordingly,  may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from  approximately  250 to  approximately  900, with higher scores  indicating an individual  with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans'  underwriting  guidelines, borrowers  possessing  higher FICO Credit Scores,  which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years,  may be eligible for Countrywide  Home Loans'  processing program (the "Preferred Processing Program").

         Periodically  the data used by  Countrywide  Home Loans to complete  the  underwriting  analysis  may be obtained by a third party,  particularly for mortgage loans originated through a loan  correspondent or mortgage broker. In those instances,  the initial determination  as to whether a mortgage  loan  complies  with  Countrywide  Home  Loans'  underwriting  guidelines  may be made by an independent  company hired to perform  underwriting  services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition,  Countrywide Home Loans may acquire mortgage loans from approved  correspondent lenders under a program pursuant to which  Countrywide Home Loans delegates to the  correspondent  the obligation to underwrite the mortgage loans to Countrywide Home
Loans'  standards.  Under these  circumstances,  the  underwriting of a mortgage loan may not have been reviewed by Countrywide  Home
Loans before acquisition of the mortgage loan and the correspondent  represents that Countrywide Home Loans'  underwriting  standards have been met. After purchasing  mortgage loans under those  circumstances,  Countrywide Home Loans conducts a quality control review of a sample of the  mortgage  loans.  The number of loans  reviewed  in the  quality  control  process  varies  based on a variety of factors,  including  Countrywide  Home Loans' prior experience with the  correspondent  lender and the results of the quality control review process itself.

         Countrywide  Home Loans'  underwriting  standards  are  applied by or on behalf of  Countrywide  Home Loans to evaluate  the prospective  borrower's  credit  standing and repayment  ability and the value and adequacy of the mortgaged  property as collateral.
Under those standards,  a prospective  borrower must generally  demonstrate that the ratio of the borrower's monthly housing expenses
(including  principal and interest on the proposed  mortgage loan and, as applicable,  the related monthly portion of property taxes, hazard  insurance and mortgage  insurance) to the borrower's  monthly gross income and the ratio of total monthly debt to the monthly gross  income  (the  "debt-to-income"  ratios)  are  within  acceptable  limits.  If the  prospective  borrower  has  applied  for an interest-only  Six-Month  LIBOR Loan, the interest  component of the monthly  mortgage  expense is calculated  based upon the initial interest rate plus 2%. If the  prospective  borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the  Loan-to-Value
Ratio is less than or equal to 75%, the interest  component of the monthly  mortgage  expense is calculated based on the initial loan interest rate; if the Loan-to-Value  Ratio exceeds 75%, the interest  component of the monthly mortgage expense  calculation is based on the initial loan interest rate plus 2%. If the  prospective  borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a
7/1 Mortgage  Loan, a 7/23 Mortgage  Loan, a 10/1  Mortgage  Loan or a 10/20  Mortgage  Loan,  the interest  component of the monthly mortgage  expense is calculated  based on the initial loan  interest  rate.  If the  prospective  borrower has applied for a Negative
Amortization  Loan,  the interest  component of the monthly  housing  expense  calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable  debt-to-income  ratio, which is determined on a loan-by-loan  basis varies depending on a number of underwriting  criteria,  including the  Loan-to-Value  Ratio,  loan purpose, loan amount and credit  history of the  borrower.  In  addition to meeting the  debt-to-income  ratio  guidelines,  each  prospective borrower is required to have  sufficient  cash  resources to pay the down payment and closing costs.  Exceptions to Countrywide  Home
Loans'  underwriting  guidelines  may be made if  compensating  factors are  demonstrated  by a prospective  borrower.  Additionally,
Countrywide  Home Loans does  permit its  adjustable  rate  mortgage  loans,  hybrid  adjustable  rate  mortgage  loans and  negative amortization  mortgage loans to be assumed by a purchaser of the related mortgaged  property,  so long as the mortgage loan is in its adjustable  rate  period  (except  for a 3/1  Mortgage  Loan,  which may be assumed  during the fixed rate  period)  and the  related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

         Countrywide Home Loans may provide secondary  financing to a borrower  contemporaneously  with the origination of a mortgage loan,  subject to the following  limitations:  the  Loan-to-Value  Ratio of the senior (i.e.,  first) lien may not exceed 80% and the combined  Loan-to-Value  Ratio may not exceed 100%.  Countrywide  Home Loans'  underwriting  guidelines  do not prohibit or otherwise restrict a borrower from obtaining  secondary  financing from lenders other than  Countrywide  Home Loans,  whether at origination of the mortgage loan or thereafter.

         The nature of the information  that a borrower is required to disclose and whether the information is verified  depends,  in part, on the documentation  program used in the origination  process. In general under the Full Documentation Loan Program (the "Full
Documentation  Program"),  each prospective  borrower is required to complete an application which includes  information with respect to the applicant's assets,  liabilities,  income, credit history,  employment history and other personal  information.  Self-employed individuals  are  generally  required to submit  their two most  recent  federal  income tax  returns.  Under the Full  Documentation
Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

         A  prospective  borrower  may be eligible for a loan  approval  process that limits or  eliminates  Countrywide  Home Loans'
standard  disclosure or verification  requirements or both.  Countrywide  Home Loans offers the following  documentation  programs as alternatives  to its  Full  Documentation  Program:  an  Alternative  Documentation  Loan  Program  (the  "Alternative  Documentation
Program"), a Reduced Documentation Loan Program (the "Reduced  Documentation  Program"), a CLUES Plus Documentation Loan Program (the
"CLUES Plus  Documentation  Program"),  a No  Income/No  Asset  Documentation  Loan Program (the "No  Income/No  Asset  Documentation
Program"),  a Stated  Income/Stated Asset Documentation Loan Program (the "Stated  Income/Stated Asset Documentation  Program") and a
Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

         For all mortgage loans  originated or acquired by  Countrywide  Home Loans,  Countrywide  Home Loans obtains a credit report relating to the  applicant  from a credit  reporting  company.  The credit report  typically  contains  information  relating to such matters as credit  history  with local and national  merchants  and lenders,  installment  debt  payments and any record of defaults, bankruptcy,  dispossession,  suits or  judgments.  All adverse  information  in the credit  report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to the mortgage loans originated pursuant to its Streamlined  Documentation  Program,  whose values were confirmed with a Fannie Mae proprietary  automated  valuation  model,  Countrywide  Home Loans obtains  appraisals  from  independent appraisers or appraisal  services for properties that are to secure mortgage loans. The appraisers  inspect and appraise the proposed mortgaged  property and verify that the property is in acceptable  condition.  Following  each  appraisal,  the appraiser  prepares a report which includes a market data analysis based on recent sales of comparable  homes in the area and, when deemed  appropriate,  a replacement  cost analysis  based on the current cost of  constructing  a similar  home.  All  appraisals  are required to conform to
Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide  Home Loans  requires  title  insurance on all of its mortgage  loans  secured by first liens on real  property.
Countrywide Home Loans also requires that fire and extended  coverage casualty  insurance be maintained on the mortgaged  property in an amount at least  equal to the  principal  balance  of the  related  single-family  mortgage  loan or the  replacement  cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard  underwriting  guidelines (the "Standard  Underwriting  Guidelines"),  which are consistent in many respects with the guidelines  applied to mortgage loans  purchased by Fannie Mae and Freddie Mac,  Countrywide
Home Loans uses  underwriting  guidelines  featuring  expanded  criteria  (the  "Expanded  Underwriting  Guidelines").  The  Standard
Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

         Countrywide  Home Loans'  Standard  Underwriting  Guidelines  for  mortgage  loans with  non-conforming  original  principal balances  generally  allow  Loan-to-Value  Ratios at origination of up to 95% for purchase money or rate and term refinance  mortgage loans with original  principal  balances of up to $400,000,  up to 90% for mortgage loans with original  principal  balances of up to
$650,000,  up to 75% for mortgage  loans with original  principal  balances of up to  $1,000,000,  up to 65% for mortgage  loans with original  principal  balances  of up to  $1,500,000,  and up to 60% for  mortgage  loans with  original  principal  balances of up to
$2,000,000.

         For cash-out  refinance  mortgage loans,  Countrywide Home Loans' Standard  Underwriting  Guidelines for mortgage loans with non-conforming  original principal balances generally allow  Loan-to-Value  Ratios at origination of up to 75% and original principal balances  ranging  up to  $650,000.  The  maximum  "cash-out"  amount  permitted  is  $200,000  and is based in part on the  original
Loan-to-Value  Ratio of the related mortgage loan. As used in this term sheet supplement,  a refinance mortgage loan is classified as a cash-out  refinance  mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide  Home  Loans'  Standard   Underwriting   Guidelines  for  conforming  balance  mortgage  loans  generally  allow
Loan-to-Value  Ratios at origination on owner occupied  properties of up to 95% on 1 unit  properties  with principal  balances up to
$417,000  ($625,500  in Alaska and Hawaii) and 2 unit  properties  with  principal  balances up to $533,850  ($800,775  in Alaska and
Hawaii) and up to 80% on 3 unit  properties  with  principal  balances of up to $645,300  ($967,950  in Alaska and Hawaii) and 4 unit properties with principal  balances of up to $801,950  ($1,202,925 in Alaska and Hawaii).  On second homes,  Countrywide  Home Loans'
Standard  Underwriting  Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to
95% on 1 unit properties with principal  balances up to $417,000  ($625,500 in Alaska and Hawaii).  Countrywide  Home Loans' Standard
Underwriting  Guidelines for conforming  balance  mortgage loans  generally allow  Loan-to-Value  Ratios at origination on investment properties  of up to 90% on 1 unit  properties  with  principal  balances up to $417,000  ($625,500  in Alaska and Hawaii) and 2 unit properties with principal  balances up to $533,850  ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances  of up to  $645,300  ($967,950  in Alaska and  Hawaii)  and 4 unit  properties  with  principal  balances  of up to $801,950
($1,202,925 in Alaska and Hawaii).

         Under its Standard  Underwriting  Guidelines,  Countrywide Home Loans generally permits a debt-to-income  ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection  with the Standard  Underwriting  Guidelines,  Countrywide  Home Loans  originates or acquires  mortgage loans under the Full Documentation  Program,  the Alternative  Documentation  Program,  the Reduced  Documentation  Program, the CLUES Plus
Documentation Program or the Streamlined Documentation Program.

         The  Alternative  Documentation  Program  permits a borrower to provide W-2 forms  instead of tax returns  covering the most recent two years,  permits  bank  statements  in lieu of  verification  of deposits  and permits  alternative  methods of  employment verification.

         Under  the  Reduced  Documentation  Program,  some  underwriting  documentation  concerning  income,  employment  and  asset verification  is waived.  Countrywide  Home Loans  obtains  from a  prospective  borrower  either a  verification  of deposit or bank statements  for the  two-month  period  immediately  before the date of the  mortgage  loan  application  or verbal  verification  of employment.  Since  information  relating  to a  prospective  borrower's  income  and  employment  is not  verified,  the  borrower's debt-to-income  ratios are  calculated  based on the  information  provided by the borrower in the  mortgage  loan  application.  The maximum Loan-to-Value Ratio ranges up to 95%.

         The CLUES Plus Documentation  Program permits the verification of employment by alternative  means, if necessary,  including verbal  verification of employment or reviewing  paycheck stubs covering the pay period immediately prior to the date of the mortgage loan  application.  To verify the borrower's  assets and the sufficiency of the borrower's funds for closing,  Countrywide Home Loans obtains  deposit or bank  account  statements  from each  prospective  borrower  for the month  immediately  prior to the date of the mortgage loan application.  Under the CLUES Plus Documentation  Program,  the maximum  Loan-to-Value Ratio is 75% and property values may be based on appraisals  comprising only interior and exterior  inspections.  Cash-out  refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The  Streamlined  Documentation  Program is available for borrowers who are  refinancing an existing  mortgage loan that was originated or acquired by  Countrywide  Home Loans  provided  that,  among other things,  the mortgage loan has not been more than 30 days delinquent in payment during the previous  twelve-month  period.  Under the Streamlined  Documentation  Program,  appraisals are obtained only if the loan amount of the loan being  refinanced had a Loan-to-Value  Ratio at the time of origination in excess of 80%
or if the loan amount of the new loan being  originated is greater than $650,000.  In addition,  under the Streamlined  Documentation
Program,  a credit report is obtained but only a limited  credit review is conducted,  no income or asset  verification  is required, and telephonic verification of employment is permitted.  The maximum Loan-to-Value Ratio under the Streamlined  Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

         Mortgage  loans which are  underwritten  pursuant to the  Expanded  Underwriting  Guidelines  may have higher  Loan-to-Value
Ratios,  higher  loan  amounts  and  different  documentation  requirements  than those  associated  with the  Standard  Underwriting
Guidelines.  The Expanded Underwriting  Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide  Home Loans'  Expanded  Underwriting  Guidelines  for  mortgage  loans with  non-conforming  original  principal balances  generally  allow  Loan-to-Value  Ratios at origination of up to 95% for purchase money or rate and term refinance  mortgage loans with original  principal  balances of up to $400,000,  up to 90% for mortgage loans with original  principal  balances of up to
$650,000,  up to 80% for mortgage  loans with original  principal  balances of up to  $1,000,000,  up to 75% for mortgage  loans with original  principal  balances  of up to  $1,500,000  and up to 70% for  mortgage  loans with  original  principal  balances  of up to
$3,000,000.  Under certain circumstances,  however,  Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value
Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out  refinance  mortgage loans,  Countrywide Home Loans' Expanded  Underwriting  Guidelines for mortgage loans with non-conforming  original principal balances generally allow  Loan-to-Value  Ratios at origination of up to 90% and original principal balances  ranging up to  $1,500,000.  The  maximum  "cash-out"  amount  permitted  is $400,000  and is based in part on the  original
Loan-to-Value Ratio of the related mortgage loan.

         Countrywide  Home  Loans'  Expanded   Underwriting   Guidelines  for  conforming  balance  mortgage  loans  generally  allow
Loan-to-Value  Ratios at origination on owner occupied  properties of up to 100% on 1 unit properties  with principal  balances up to
$417,000  ($625,500  in Alaska and Hawaii) and 2 unit  properties  with  principal  balances up to $533,850  ($800,775  in Alaska and
Hawaii) and up to 85% on 3 unit  properties  with  principal  balances of up to $645,300  ($967,950  in Alaska and Hawaii) and 4 unit properties with principal  balances of up to $801,950  ($1,202,925 in Alaska and Hawaii).  On second homes,  Countrywide  Home Loans'
Expanded  Underwriting  Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to
95% on 1 unit properties with principal  balances up to $417,000  ($625,500 in Alaska and Hawaii).  Countrywide  Home Loans' Expanded
Underwriting  Guidelines for conforming  balance  mortgage loans  generally allow  Loan-to-Value  Ratios at origination on investment properties  of up to 90% on 1 unit  properties  with  principal  balances up to $417,000  ($625,500  in Alaska and Hawaii) and 2 unit properties with principal  balances up to $533,850  ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances  of up to  $645,300  ($967,950  in Alaska and  Hawaii)  and 4 unit  properties  with  principal  balances  of up to $801,950
($1,202,925 in Alaska and Hawaii).

         Under its Expanded  Underwriting  Guidelines,  Countrywide Home Loans generally permits a debt-to-income  ratio based on the borrower's  monthly  housing  expenses of up to 36% and a  debt-to-income  ratio based on the borrower's  total monthly debt of up to
40%; provided,  however,  that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted  debt-to-income  ratios are 33% and 38%, respectively.

         In connection  with the Expanded  Underwriting  Guidelines,  Countrywide  Home Loans  originates or acquires  mortgage loans under the Full  Documentation  Program,  the  Alternative  Documentation  Program,  the Reduced  Documentation  Loan Program,  the No
Income/No Asset  Documentation  Program and the Stated  Income/Stated  Asset  Documentation  Program.  Neither the No Income/No Asset
Documentation  Program  nor the Stated  Income/Stated  Asset  Documentation  Program is  available  under the  Standard  Underwriting
Guidelines.

         The  same   documentation  and  verification   requirements  apply  to  mortgage  loans  documented  under  the  Alternative
Documentation  Program  regardless  of whether the loan has been  underwritten  under the  Expanded  Underwriting  Guidelines  or the
Standard Underwriting Guidelines.  However, under the Alternative  Documentation Program,  mortgage loans that have been underwritten pursuant to the Expanded  Underwriting  Guidelines may have higher loan balances and Loan-to-Value  Ratios than those permitted under the Standard Underwriting Guidelines.

         Similarly,  the same  documentation  and  verification  requirements  apply to mortgage loans  documented  under the Reduced
Documentation  Program  regardless  of whether the loan has been  underwritten  under the  Expanded  Underwriting  Guidelines  or the
Standard Underwriting  Guidelines.  However, under the Reduced Documentation  Program,  higher loan balances and Loan-to-Value Ratios are permitted for mortgage  loans  underwritten  pursuant to the Expanded  Underwriting  Guidelines  than those  permitted  under the
Standard Underwriting Guidelines.  The maximum Loan-to-Value Ratio, including secondary financing,  ranges up to 90%. The borrower is not required to disclose any income  information for some mortgage loans  originated  under the Reduced  Documentation  Program,  and accordingly  debt-to-income  ratios are not calculated or included in the underwriting  analysis.  The maximum  Loan-to-Value  Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No  Income/No  Asset  Documentation  Program,  no  documentation  relating  to a  prospective  borrower's  income, employment or assets is required and therefore  debt-to-income  ratios are not calculated or included in the  underwriting  analysis, or if the  documentation  or  calculations  are included in a mortgage loan file, they are not taken into account for purposes of the underwriting  analysis.  This  program is limited  to  borrowers  with  excellent  credit  histories.  Under the No  Income/No  Asset
Documentation  Program, the maximum Loan-to-Value Ratio,  including secondary financing,  ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated  Income/Stated  Asset  Documentation  Program,  the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's  employment and that the stated assets are consistent with the borrower's  income.
The Stated  Income/Stated  Asset  Documentation  Program permits maximum  Loan-to-Value  Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Expanded  Underwriting  Guidelines,  Countrywide  Home Loans may also provide  mortgage loans to borrowers who are not U.S. citizens,  including  permanent and non-permanent  residents.  The borrower is required to have a valid U.S. social security number or a  certificate  of  foreign  status  (IRS form W 8). The  borrower's  income and  assets  must be  verified  under the Full
Documentation Program or the Alternative  Documentation Program. The maximum Loan-to-Value Ratio,  including secondary financing,  is
80%.

                                                   DESCRIPTION OF THE CERTIFICATES

         The trust will issue the Certificates  pursuant to the Agreement.  The  Certificates  consist of the classes of Certificates reflected in the Term Sheet,  which we refer to  collectively  as the Offered  Certificates,  and one or more classes of  Class B-IO,
Class R, Class XP and such  other  non-offered  certificates  identified  in the Term  Sheet,  which are not  offered  publicly.  The various classes of Class I-A Certificates are also referred to as the Group I Senior  Certificates;  and the various classes of Class
I-M  Certificates  and Class I-B  Certificates  are  referred  to herein  as the Class I-M  Certificates  or Class I-B  Certificates,
respectively,  or,  collectively,  the Group I Subordinate  Certificates.  The various classes of Class II-A Certificates,  which are further sub-divided into sub-loan groups, are collectively  referred to as the Group II Senior Certificates;  and the various classes of the Class II-B  Certificates are referred to herein as the Class II-B Certificates or the Group II Subordinate  Certificates.  The
various classes of Class III-A  Certificates,  which are further  sub-divided into sub-loan groups,  are collectively  referred to as the Group III Senior  Certificates;  and the various  classes of the Class  III-B  Certificates  are  referred to herein as the Class
III-B Certificates or the Group III Subordinate  Certificates.  The Certificates offered by the Term Sheet are collectively  referred to herein as the Offered Certificates.

         Holders of the Residual  Certificates  will be entitled to receive any residual cash flow from the mortgage  pool,  which is not  expected  to be  significant.  A  holder  of a  Residual  Certificate  will  not have a right  to  alter  the  structure  of the transaction.  The initial owner of the Residual Certificates is expected to be Bear, Stearns Securities Corp.

General

         The Bear Stearns ALT-A Trust II Mortgage Pass-Through  Certificates,  Series 2007-1 will consist of the Offered Certificates and Non-offered  Certificates.  The Offered  Certificates are primarily  described in this term sheet supplement and the related Term
Sheet.

         The Certificates  represent in the aggregate the entire beneficial  ownership interest in a trust fund generally  consisting of the following:

         o   all of the Depositor's  right,  title and interest in and to the mortgage loans, the related  mortgage notes,  mortgages and other related  documents,  including  all interest and  principal  due with respect to the mortgage  loans after the
             Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date;

         o   any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure,  and any revenues received thereon;

         o   the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement;

         o   the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor;

         o   such  assets  relating  to the  mortgage  loans  as from  time to time  may be held in the  Protected  Accounts  and the
             Distribution Account;

         o   the rights of the Depositor with respect to the Servicing Agreements, to the extent assigned to the Trustee;

         o   the rights of the Depositor with respect to the Cap Contracts;

         o   such other assets as described in the Agreement; and

         o   any proceeds of the foregoing.

         The  Offered  Certificates  (other  than the  Residual  Certificates)  will be issued,  maintained  and  transferred  on the book-entry  records of DTC,  Clearstream  Banking,  société  anonyme and the Euroclear  System and each of their  participants in the minimum  denominations set forth in the Term Sheet. The Residual  Certificates will be offered in registered,  certificated  form, in a single  certificate  of $100.  The Residual  Certificates  (together  with any  Book-entry  Certificates  re-issued  as  definitive certificates)  will be  transferable  and  exchangeable  at the offices of the Securities  Administrator.  See Annex I of the related prospectus supplement and "Description of the Securities—Form of Securities" and "—Global Securities" in the prospectus.

         The Book-entry  Certificates  will initially be  represented  by one or more Global  Securities  registered in the name of a nominee of DTC. The Depositor  has been informed by DTC that DTC's nominee will be Cede & Co. No person  acquiring an interest in any class of the Book-entry  Certificates will be entitled to receive a certificate  representing such person's  interest,  except as set forth below under "—Definitive  Certificates".  Unless and until definitive  Certificates are issued under the limited  circumstances described  herein,  all  references  to actions by  certificateholders  with respect to the  Book-entry  Certificates  shall refer to actions taken by DTC upon  instructions  from its  participants  and all references in this term sheet  supplement to  distributions, notices,  reports and statements to  certificateholders  with respect to the Book-entry  Certificates  shall refer to  distributions, notices,  reports and statements to DTC or Cede & Co., as the registered holder of the Book-entry  Certificates,  for distribution to
Certificate  Owners  in  accordance  with DTC  procedures.  See  "—Registration  of the  Book-Entry  Certificates"  and  "—Definitive
Certificates" herein.

         All  distributions  to holders  of the  Offered  Certificates,  other  than the final  distribution  on any class of Offered
Certificates,  will be made on each distribution  date by or on behalf of the Securities  Administrator to the persons in whose names the Offered  Certificates are registered at the close of business on the related Record Date.  Distributions  will be made either (a)
by check mailed to the address of each  certificateholder  as it appears in the  certificate  register or (b) upon written request to the Securities  Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate,  by wire  transfer  in  immediately  available  funds to the  account  of the  certificateholders  specified  in the  request.  The final distribution  on any class of Offered  Certificates  will be made in a like manner,  but only upon  presentment  and surrender of the related  Certificate at the corporate trust office of the Securities  Administrator,  for these purposes  located at Sixth Street and
Marquette Avenue,  Minneapolis,  Minnesota 55479, Attention:  Corporate Trust Group, BSAAT 2007-1, or any other location specified in the notice to certificateholders of the final distribution.

         The  Certificates  will not be  listed  on any  securities  exchange  or quoted  in the  automated  quotation  system of any registered  securities  association.  As a  result,  investors  in the  Certificates  may  experience  limited  liquidity.  See "Risk
Factors—The Offered  Certificates Will Have Limited Liquidity,  So You May Be Unable to Sell Your Securities or May Be Forced to Sell
Them at a Discount from Their Fair Market Value" herein.

Registration of the Book-Entry Certificates

         DTC is a  limited-purpose  trust company  organized under the laws of the State of New York, a member of the Federal Reserve
System,  a "clearing  corporation"  within the meaning of the New York Uniform  Commercial Code, and a "clearing  agency"  registered pursuant to the  provisions  of Section 17A of the  Exchange  Act. DTC was created to hold  securities  for its  participants  and to facilitate the clearance and settlement of securities  transactions  between  participants  through electronic book entries,  thereby eliminating the need for physical movement of certificates.

         Certificate  Owners that are not participants or indirect  participants but desire to purchase,  sell or otherwise  transfer ownership of, or other interests in, the Book-entry  Certificates may do so only through participants and indirect  participants.  In addition,  Certificate  Owners will receive all  distributions of principal of and interest on the Book-entry  Certificates  from the
Securities  Administrator  through DTC and DTC participants.  The Securities  Administrator  will forward payments to DTC in same day funds and DTC will forward  payments to participants in next day funds settled through the New York Clearing House.  Each participant will be responsible for disbursing the payments.  Unless and until  definitive  certificates  are issued,  it is anticipated that the only  certificateholders  of the  Book-entry  Certificates  will be Cede & Co.,  as nominee of DTC.  Certificate  Owners  will not be recognized by the Securities  Administrator as certificateholders,  as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry  transfers of Book-entry  Certificates among participants and to receive and transmit  distributions of principal of, and interest on, the Book-entry  Certificates.  Participants  and indirect  participants with which  Certificate  Owners have accounts with respect to the Book-entry  Certificates  similarly are required to make book-entry transfers  and  receive  and  transmit  these  payments  on behalf of their  respective  Certificate  Owners.  Accordingly,  although
Certificate  Owners will not possess  definitive  certificates,  the Rules provide a mechanism by which  Certificate  Owners  through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because  DTC can only act on behalf of  participants,  who in turn act on behalf of indirect  participants  and on behalf of certain banks, the ability of a Certificate  Owner to pledge  Book-entry  Certificates to persons or entities that do not participate in the DTC  system,  or to  otherwise  act with  respect to  Book-entry  Certificates,  may be limited due to the absence of physical certificates for the Book-entry  Certificates.  In addition,  under a book-entry format,  Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the  Rules,  DTC will take  action  permitted  to be taken by a  certificateholders  under the  Agreement  only at the direction of one or more participants to whose DTC account the Book-entry Certificates are credited.  Additionally,  under the Rules,
DTC will take actions with respect to specified  voting rights only at the direction of and on behalf of participants  whose holdings of Book-entry  Certificates  evidence these specified voting rights. DTC may take conflicting  actions with respect to voting rights, to the extent that participants whose holdings of Book-entry Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities  Administrator,  the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial  ownership  interests in the Book-entry  Certificates held by Cede & Co., as nominee for DTC, or for  maintaining,  supervising or reviewing any records  relating to beneficial  ownership interests or transfers thereof.

Definitive Certificates

         Definitive  certificates  will be issued to Certificate  Owners or their nominees,  respectively,  rather than to DTC or its nominee,  only if (1) the  Depositor  advises  the  Securities  Administrator  in  writing  that DTC is no longer  willing or able to properly discharge its  responsibilities  as clearing agency with respect to the Book-entry  Certificates and the Depositor is unable to locate a qualified  successor  within 30 days or (2) the Depositor  notifies DTC of its intent to terminate the book-entry  system and,  upon receipt of a notice of intent from DTC, the  participants  holding  beneficial  interests in the  Book-entry  Certificates agree to initiate a  termination.  Additionally,  after the occurrence of an event of default under the  Agreement,  any  Certificate
Owner  materially  and  adversely  affected  thereby may, at its option,  request  and,  subject to the  procedures  set forth in the
Agreement,  receive a definitive  certificate  evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately  preceding paragraph,  the Securities
Administrator  is required  to request  that DTC notify all  Certificate  Owners  through its  participants  of the  availability  of definitive  certificates.  Upon surrender by DTC of the definitive certificates  representing the Book-entry Certificates and receipt of  instructions  for  re-registration,  the  Securities  Administrator  will  reissue  the  Book-entry  Certificates  as  definitive certificates  issued in the  respective  principal  amounts owned by individual  Certificate  Owners,  and  thereafter the Securities
Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

Exchangeable Certificates

         All or a portion of the  offered  certificates  (the  "Exchangeable  Certificates")  included  in the  mortgage  pool may be exchanged for a  proportionate  interest in certain other related  offered  certificates  (the  "Exchanged  Certificates").  All or a portion of the  Exchanged  Certificates  may also be exchanged  for the related  Exchangeable  Certificates  in the same manner.  The classes of Exchanged  Certificates  and of  Exchangeable  Certificates  that are  outstanding at any given time, and the  outstanding principal  amounts and notional  amounts of these classes,  will depend upon any related  distributions of principal or reductions in notional amounts,  as well as any exchanges that occur.  Exchanged  Certificates or Exchangeable  Certificates in any combination may be exchanged  only in the  proportion  that the  original  principal  amounts or notional  amounts of such  certificates  bear to one another.  Holders  of  Exchangeable  Certificates  will  be the  beneficial  owners  of a  proportionate  interest  in the  Exchanged
Certificates  in the  related  group of  combined  certificates,  referred  to  herein as a  Combination  Group,  and will  receive a proportionate share of the distributions on those  certificates.  Specific  requirements with respect to any Exchangeable  Securities will be outlined in the related Prospectus Supplement.

Distributions on the Group I Certificates

         On each  distribution  date, the  Securities  Administrator  will withdraw the available  funds with respect to Loan Group I from the Distribution Account for such distribution date and apply such amounts as follows:

         First, to pay any accrued and unpaid interest on the Group I Certificates in the following order of priority:

     1.   From Interest Funds in respect of the group I mortgage loans, to the Class I-A Certificates  (allocated as described in the
          Term Sheet) the Current Interest and then any Interest Carry Forward Amount;

     2.   From remaining  Interest Funds in respect of the group I mortgage loans, to each class of Class I-M Certificates,  starting with the Class I-M Certificates with the lowest numerical  designation,  sequentially,  in that order, the Current Interest for each such Class, and then, from remaining  Interest Funds, to each class of Class I-B  Certificates,  starting with the
          Class I-B Certificates with the lowest numerical  designation,  sequentially,  in that order, the Current Interest for each such Class;

     3.   Any Excess  Spread to the extent  necessary  to meet a level of  overcollateralization  equal to the  Overcollateralization
          Target Amount will be the Extra Principal  Distribution  Amount and will be included as part of the Principal  Distribution
          Amount and distributed in accordance with Second (A) or (B) below (as applicable); and

     4.   Any Remaining Excess Spread will be applied as Excess Cashflow pursuant to clauses Third through Ninth below.

         On any  distribution  date, any  shortfalls  resulting  from the  application of the Relief Act and any Prepayment  Interest
Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated,  first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual  Certificates and thereafter,  to the Current Interest payable to the Class
I-A, Class I-M and Class I-B  Certificates,  on a pro rata basis,  on such  distribution  date,  based on the  respective  amounts of interest  accrued  on such  Certificates  for such  distribution  date.  The  holders of the  Certificates  will not be  entitled  to reimbursement for any such interest shortfalls.

         Second,  to pay as principal on the Class I-A, Class I-M and Class I-B  Certificates  entitled to payments of principal,  in the following order of priority:

     (A) For each  distribution  date  (i)  prior  to the  Stepdown  Date or (ii) on which a  Trigger  Event is in  effect,  from the
         Principal Distribution Amount for such distribution date:

         1.   To the  Class  I-A  Certificates  (allocated  as  described  in the Term  Sheet),  an  amount  equal  to the  Principal
              Distribution Amount until the Certificate Principal Balances of each such class thereof are reduced to zero;

         2.   To the  Class I-M  Certificates,  starting  with the Class I-M  Certificates  with the  lowest  numerical  designation, sequentially,  in that order,  any remaining  Principal  Distribution  Amount until the Certificate  Principal  Balance thereof is reduced to zero;

         3.   To the  Class I-B  Certificates,  starting  with the Class I-B  Certificates  with the  lowest  numerical  designation, sequentially,  in that order,  any remaining  Principal  Distribution  Amount until the Certificate  Principal  Balance thereof is reduced to zero.

     (B) For each  distribution  date on or after the Stepdown Date, so long as a Trigger Event is not in effect,  from the Principal
         Distribution Amount for such distribution date:

         1.   To the Class I-A  Certificates  (allocated as described in the Term Sheet),  an amount equal to the Class I-A Principal
              Distribution Amount until the Certificate Principal Balances of each such class thereof is reduced to zero;

         2.   To the  Class  I-M  Certificates,  from any  remaining  Principal  Distribution  Amount,  starting  with the  Class I-M
              Certificates with the lowest numerical designation,  sequentially,  in that order, such class's Class I-M Certificate's
              Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3.   To the  Class  I-B  Certificates,  from any  remaining  Principal  Distribution  Amount,  starting  with the  Class I-B
              Certificates with the lowest numerical  designation,  sequentially,  in that order, such class's Principal Distribution
              Amount, until the Certificate Principal Balance thereof is reduced to zero.

         Third,  from any Excess  Cashflow,  to the Class I-A  Certificates,  (allocated  as described  in the Term  Sheet),  (i) any
Interest  Carry Forward  Amount for each such Class to the extent not fully paid  pursuant to  subclauses  First 1 above and (ii) any
Unpaid Realized Loss Amount for each such classes for such distribution date;

         Fourth,  from any remaining Excess Cashflow,  to the Class I-M  Certificates,  starting with the Class I-M Certificates with the lowest numerical  designation,  sequentially,  in that order, an amount equal to (a) any Interest Carry Forward Amount,  and then
(b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         Fifth,  from any remaining Excess Cashflow,  to the Class I-B  Certificates,  starting with the Class I-B Certificates  with the lowest numerical  designation,  sequentially,  in that order, an amount equal to (a) any Interest Carry Forward Amount,  and then
(b) any Unpaid Realized Loss Amount for such Class for such distribution date;

         Sixth,  from any remaining Excess Cashflow,  to the Class I-A Certificates  (allocated as described in the Term Sheet),  any
Basis Risk Shortfall and any Basis Risk  Shortfall  Carry Forward  Amount for each such Class for such  distribution  date, pro rata, based on the Basis Risk Shortfall and Basis Risk Shortfall Carry Forward Amount owed to each such Class;

         Seventh,  from any remaining Excess Cashflow,  to the Class I-M Certificates,  starting with the Class I-M Certificates with the lowest numerical designation,  sequentially, in that order, and Class I-B Certificates,  starting with the Class I-B Certificates with the lowest  numerical  designation,  sequentially,  in that order,  in that order,  any Basis Risk  Shortfall and any Basis Risk
Shortfall Carry Forward Amount, in each case for such Class for such distribution date;

         Eighth, from any remaining Excess Cashflow, to the Class B-IO Certificates an amount specified in the Agreement; and

         Ninth, any remaining amounts to the Residual Certificates.

         On each distribution  date, all amounts  representing  prepayment  charges in respect of the group I mortgage loans received during the related  Prepayment  Period,  to the extent not  permitted  to be retained by the  Servicer,  will be  withdrawn  from the
Distribution  Account  and  shall not be  available  for  distribution  to the  holders  of the  Class  I-A,  Class I-M and Class I-B
Certificates.  Prepayment  charges  with  respect  to the  group I  mortgage  loans  will be  distributed  to the  related  Class  XP
Certificates as set forth in the Agreement.

         When a borrower  prepays all or a portion of a mortgage  loan between Due Dates,  the borrower  pays  interest on the amount prepaid only to the date of prepayment.  Accordingly,  an interest  shortfall will result equal to the difference  between the amount of  interest  collected  and the  amount of  interest  that would have been due absent  such  prepayment.  We refer to this  interest shortfall as a Prepayment  Interest  Shortfall.  Any Prepayment  Interest  Shortfalls  resulting from a prepayment in full or in part are  required to be paid by the  applicable  Servicer,  but only to the extent that such amount does not exceed the  aggregate of the
Servicing  Fees on the mortgage  loans  serviced by it on the  applicable  distribution  date.  Any  Prepayment  Interest  Shortfalls required to be funded but not funded by the  applicable  Servicer  are  required to be paid by the Master  Servicer,  but only to the extent  that such  amount  does not exceed the  aggregate  Master  Servicing  Compensation  for the  related  mortgage  loans for the applicable  distribution  date. The amount of the Master  Servicing  Compensation  and Servicing Fees used to offset such  Prepayment
Interest Shortfalls is referred to herein as Compensating Interest Payments.

         Accrued  Certificate  Interest may be further reduced on each  distribution date by application of the Relief Act or similar state laws.  The Relief Act and similar  state laws limit,  in certain  circumstances,  the  interest  rate  required to be paid by a mortgagor in the  military  service to 6% per annum.  Neither the related  Servicer  nor the Master  Servicer  are  obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

Excess Spread and Overcollateralization Provisions

         Excess  Spread will be  required  to be applied as an Extra  Principal  Distribution  Amount with  respect to the Class I-A,
Class I-M and  Class I-B  Certificates  whenever  the  Overcollateralization  Amount  is less than the  Overcollateralization  Target
Amount.  If on any  distribution  date,  after  giving  effect to  allocations  of  Principal  Distribution  Amounts,  the  aggregate
Certificate  Principal  Balance of the Group I Offered  Certificates  exceeds the aggregate Stated  Principal  Balance of the group I mortgage loans for such  distribution  date,  the  Certificate  Principal  Balances of the Group I Subordinate  Certificates  will be reduced,  in inverse order of seniority  (beginning with the Class I-B Certificates  with the highest numerical  designation),  by an amount equal to such excess. If no Group I Subordinate  Certificates  remain outstanding,  the Certificate  Principal Balances of the
Group I Senior Certificates will be reduced beginning with the Class I-A Certificates with the highest numerical  designation,  by an amount equal to such excess.  Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates for the Group I Offered Certificates

         The pass-through rate per annum for the Class I-A, Class I-M and Class I-B Certificates will be equal to the least of:

                   (i)     the London  interbank  offered  rate for one month United  States  dollar  deposits,  which we refer to as
          One-Month LIBOR, calculated as described below under "—Calculation of One-Month LIBOR" plus the related Margin;

                   (ii)    a rate set forth in the Term Sheet; and

                   (iii)   the net Rate Cap.

Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the  commencement of each Interest  Accrual Period,  which date we refer to as an interest  determination  date, the Securities  Administrator  will determine  One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest  determination  date. If such rate does not  appear on such page,  or such  other page as may  replace  that page on that  service,  or if such  service is no longer  offered,  such other  service for  displaying  LIBOR or  comparable  rates as may be  reasonably  selected by the  Securities
Administrator,  One-Month  LIBOR for the applicable  Interest  Accrual Period will be the Reference Bank Rate. If no such  quotations can be obtained and no Reference Bank Rate is available,  One-Month LIBOR will be the One-Month  LIBOR  applicable to the immediately preceding Interest Accrual Period.

         The Reference  Bank Rate with respect to any Interest  Accrual  Period,  means the  arithmetic  mean,  rounded  upwards,  if necessary,  to the nearest whole multiple of 0.03125%,  of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest  determination  date to prime banks in the London interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate
Principal  Balance of the  applicable  classes of  Certificates  for such Interest  Accrual  Period,  provided that at least two such
Reference  Banks  provide such rate. If fewer than two offered rates appear,  the Reference  Bank Rate will be the  arithmetic  mean, rounded  upwards,  if  necessary,  to the nearest whole  multiple of 0.03125%,  of the rates quoted by one or more major banks in New
York City,  selected by the Securities  Administrator,  as of 11:00 a.m., New York City time, on such date for loans in U.S.  dollars to leading European banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the  applicable  classes of  Certificates.  As used in this  section,  LIBOR  business day means a day on which banks are open for dealing in foreign  currency  and exchange in London and New York City;  and  Reference  Banks means  leading  banks  selected by the
Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

     1.  with an established place of business in London,

     2.  which have been designated as such by the Securities Administrator, and

     3.   which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Master Servicer.

         The  establishment  of  One-Month  LIBOR  on each  interest  determination  date  by the  Securities  Administrator  and the
Securities  Administrator's  calculation of the rate of interest  applicable to the Classes of Certificates  for the related Interest
Accrual Period shall, in the absence of manifest error, be final and binding.

Distributions on the Group II Certificates

         On each  distribution  date,  the  Available  Funds with respect to each  Sub-Loan  Group  included in Loan Group II will be distributed as follows:

         (A)      On each distribution date, the Available Funds for the related Sub-Loan Group will be distributed as follows:

                  first,  to the related  Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term
         Sheet, the Accrued  Certificate  Interest on each such class for such distribution date as set forth in the Term Sheet based on the Accrued Certificate  Interest owed to each such class.  Accrued  Certificate  Interest is subject to reduction in the event of certain Net Interest  Shortfalls  allocable  thereto,  as described under "—Interest  Distributions on the Group II
         Certificates and the Group III Certificates" below;

                  second, to the related  Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term
         Sheet, any Accrued Certificate  Interest thereon remaining  undistributed from previous  distribution dates to the extent of remaining Available Funds for such Sub-Loan Group; and

                  third,  to the related  Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term
         Sheet and in reduction of their Certificate  Principal  Balances  thereof,  the Senior Optimal Principal Amount with respect to the Senior  Certificates in such Sub-Loan Group for such  distribution  date, to the extent of remaining  Available Funds for such Sub-Loan Group, until each such Certificate Principal Balance has been reduced to zero.

         (B)      Except as provided in paragraphs (C) and (D) below, on each  distribution date on or prior to the distribution date on which the Certificate  Principal  Balances of the Group II Subordinate  Certificates are reduced to zero, such date being referred to herein as the Cross-Over  Date, an amount equal to the sum of the remaining  Available Funds for all Sub-Loan Groups in Loan Group
II after the distributions  set forth in paragraph (A) above, will be distributed  starting with the Class II-B Certificates with the lowest  numerical  designation,  sequentially,  in that order, in each case up to an amount equal to and in the following  order: (a)
the Accrued  Certificate  Interest  thereon for such  distribution  date,  (b) any Accrued  Certificate  Interest  thereon  remaining undistributed  from previous  distribution  dates and (c) such class's Allocable Share for such  distribution  date, in each case, to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II.

         (C)      On each  distribution  date prior to the  Cross-Over  Date but after the  reduction  of the  aggregate  Certificate
Principal Balance of the Group II Senior  Certificates in any Certificate Group or Groups to zero, the remaining  Certificate  Groups will be entitled to receive in reduction of their  Certificate  Principal  Balances,  pro rata, based upon the aggregate  Certificate
Principal Balance of the Senior  Certificates in each Certificate  Group immediately prior to such distribution  date, in addition to any  Principal  Prepayments  related to such  remaining  Senior  Certificates'  respective  Sub-Loan  Group  allocated to such Senior
Certificates,  100% of the Principal  Prepayments on any group II mortgage loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups.  Such amounts allocated to Group II Senior  Certificates  shall be treated as part of the Available
Funds for the related  Sub-Loan Group and distributed as part of the related Senior Optimal  Principal  Amount in accordance with the priorities  set forth in  clause  third in  paragraph  (A)  above,  in  reduction  of the  Certificate  Principal  Balances  thereof.
Notwithstanding  the  foregoing,  if (i) the weighted  average of the  Subordinate  Percentages on such  distribution  date equals or exceeds two times the initial  weighted average of the Subordinate  Percentages and (ii) the aggregate  Stated  Principal  Balance of the group II mortgage  loans in all Sub-Loan  Groups  delinquent 60 days or more  (including for this purpose any such mortgage loans in foreclosure  and mortgage  loans with respect to which the related  mortgaged  property has been acquired by the Trust),  averaged over the last six months,  as a percentage  of the sum of the aggregate  Certificate  Principal  Balance of the Group II  Subordinate
Certificates  does not exceed 100%, then the additional  allocation of Principal  Prepayments to the Group II Senior  Certificates in
accordance  with this  paragraph  (C) will not be made and 100% of the  Principal  Prepayments  on any group II mortgage  loan in the
Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the Group II Subordinate Certificates.

         (D)      If on any  distribution  date on  which  the  aggregate  Certificate  Principal  Balance  of the  Group  II  Senior
Certificates in a Certificate  Group would be greater than the aggregate Stated  Principal  Balance of the group II mortgage loans in its related  Sub-Loan Group and any Group II Subordinate  Certificates  are still  outstanding,  in each case, after giving effect to distributions  to be made  on such  distribution  date,  (i)  100%  of  amounts  otherwise  allocable  to the  Group  II  Subordinate
Certificates  in respect of principal  will be  distributed  to such Group II Senior  Certificates  in  reduction of the  Certificate
Principal Balances thereof,  until the aggregate  Certificate  Principal Balance of such Group II Senior Certificates is equal to the aggregate Stated Principal  Balance of the mortgage loans in its related  Sub-Loan Group, and (ii) the Accrued  Certificate  Interest
otherwise  allocable to the Group II  Subordinate  Certificates  on such  distribution  date will be reduced and  distributed to such
Group II Senior  Certificates,  to the extent of any amount due and unpaid on such Group II Senior  Certificates,  in an amount equal to the Accrued Certificate  Interest for such distribution date on the excess of (x) the aggregate  Certificate  Principal Balance of such Group II Senior  Certificates  over (y) the aggregate  Stated  Principal  Balance of the group II mortgage  loans in the related
Sub-Loan Group. Any such reduction in the Accrued  Certificate  Interest on the Group II Subordinate  Certificates  will be allocated first to the Group II Subordinate  Certificates  in reverse order of their  respective  numerical  designations,  commencing with the
Class II-B  Certificates  with the highest  numerical  designation.  If there  exists more than one  undercollateralized  Certificate
Group on a distribution date, amounts  distributable to such  undercollateralized  Certificate Groups pursuant to this paragraph will be  allocated  between  such  undercollateralized  Certificate  Groups,  pro rata,  based upon the amount by which  their  respective aggregate  Certificate  Principal  Balances  exceed the aggregate  Stated  Principal  Balance of the group II mortgage loans in their respective Sub-Loan Groups.

         (E)      If, after  distributions  have been made  pursuant to  priorities  first and second of  paragraph  (A) above on any distribution  date, the remaining  Available Funds for any Sub-Loan Group is less than the Senior Optimal  Principal  Amount for that
Sub-Loan  Group,  the Senior  Optimal  Principal  Amount for that Sub-Loan  Group shall be reduced by that amount,  and the remaining
Available Funds for that Sub-Loan Group will be distributed as  principal among  the related  classes of Senior  Certificates in Loan
Group II, pro rata, based on their respective Certificate Principal Balances.

         Payments  made on a  class  of  Certificates  with  Available  Funds  from  another  Sub-Loan  Group  are a type  of  credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups.

         On each  distribution  date,  any  Available  Funds  remaining  after  payment of interest  and  principal to the classes of
Certificates  entitled  thereto,  as described  above,  will be distributed  to the Class R  Certificates;  provided,  that if on any distribution  date there are any  Available  Funds for any  Sub-Loan  Group  included  in Loan Group II  remaining  after  payment of interest and  principal to the Group II  Certificates  entitled  thereto,  such amounts will be  distributed  to the other classes of
Group II Senior  Certificates,  pro rata, based upon their respective  Certificate  Principal Balances,  until all amounts due to all classes of Group II Senior  Certificates have been paid in full,  before any remaining  Available Funds are distributed in accordance with this paragraph to the Residual  Certificates.  It is not anticipated  that there will be any significant  amounts  remaining for such distribution.

Distributions on the Group III Certificates

         On each  distribution  date,  the  Available  Funds with respect to each Sub-Loan  Group  included in Loan Group III will be distributed as follows:

         (A)      On each distribution date, the Available Funds for the related Sub-Loan Group will be distributed as follows:

                  first,  to the related  Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term
         Sheet, the Accrued  Certificate  Interest on each such class for such distribution date as set forth in the Term Sheet based on the Accrued Certificate  Interest owed to each such class.  Accrued  Certificate  Interest is subject to reduction in the event of certain Net Interest  Shortfalls  allocable  thereto,  as described under "—Interest  Distributions on the Group II
         Certificates and the Group III Certificates" below;

                  second, to the related  Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term
         Sheet, any Accrued Certificate  Interest thereon remaining  undistributed from previous  distribution dates to the extent of remaining Available Funds for such Sub-Loan Group; and

                  third,  to the related  Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term
         Sheet and in reduction of their Certificate  Principal  Balances  thereof,  the Senior Optimal Principal Amount with respect to the Senior  Certificates in such Sub-Loan Group for such  distribution  date, to the extent of remaining  Available Funds for such Sub-Loan Group, until each such Certificate Principal Balance has been reduced to zero.

         (B)      Except as provided in paragraphs (C) and (D) below, on each  distribution date on or prior to the distribution date on which the Certificate  Principal Balances of the Group III Subordinate  Certificates are reduced to zero, such date being referred to herein as the Cross-Over  Date, an amount equal to the sum of the remaining  Available Funds for all Sub-Loan Groups in Loan Group
III after the  distributions set forth in paragraph (A) above,  will be distributed  starting with the Class III-B  Certificates with the lowest  numerical  designation,  sequentially,  in that order, in each case up to an amount equal to and in the following  order:
(a) the Accrued  Certificate  Interest thereon for such  distribution  date, (b) any Accrued  Certificate  Interest thereon remaining undistributed  from previous  distribution  dates and (c) such class's Allocable Share for such  distribution  date, in each case, to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group III.

         (C)      On each  distribution  date prior to the  Cross-Over  Date but after the  reduction  of the  aggregate  Certificate
Principal Balance of the Group III Senior  Certificates in any Certificate Group or Groups to zero, the remaining  Certificate Groups will be entitled to receive in reduction of their  Certificate  Principal  Balances,  pro rata, based upon the aggregate  Certificate
Principal Balance of the Senior  Certificates in each Certificate  Group immediately prior to such distribution  date, in addition to any  Principal  Prepayments  related to such  remaining  Senior  Certificates'  respective  Sub-Loan  Group  allocated to such Senior
Certificates,  100% of the  Principal  Prepayments  on any group III mortgage  loan in the Sub-Loan  Group or Groups  relating to the fully paid  Certificate  Group or Groups.  Such amounts  allocated to Group III Senior  Certificates  shall be treated as part of the
Available Funds for the related  Sub-Loan Group and distributed as part of the related Senior Optimal  Principal Amount in accordance with the priorities set forth in clause third in paragraph (A) above, in reduction of the  Certificate  Principal  Balances  thereof.
Notwithstanding  the  foregoing,  if (i) the weighted  average of the  Subordinate  Percentages on such  distribution  date equals or exceeds two times the initial  weighted average of the Subordinate  Percentages and (ii) the aggregate  Stated  Principal  Balance of the group III mortgage loans in all Sub-Loan  Groups  delinquent 60 days or more  (including for this purpose any such mortgage loans in foreclosure  and mortgage  loans with respect to which the related  mortgaged  property has been acquired by the Trust),  averaged over the last six months,  as a percentage of the sum of the aggregate  Certificate  Principal  Balance of the Group III  Subordinate
Certificates does not exceed 100%, then the additional  allocation of Principal  Prepayments to the Group III Senior  Certificates in
accordance  with this  paragraph  (C) will not be made and 100% of the  Principal  Prepayments  on any group III mortgage loan in the
Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the Group III Subordinate Certificates.

         (D)      If on any  distribution  date on which  the  aggregate  Certificate  Principal  Balance  of the  Group  III  Senior
Certificates in a Certificate  Group would be greater than the aggregate Stated Principal  Balance of the group III mortgage loans in its related  Sub-Loan Group and any Group III Subordinate  Certificates are still  outstanding,  in each case, after giving effect to distributions  to be made on such  distribution  date,  (i)  100%  of  amounts  otherwise  allocable  to the  Group  III  Subordinate
Certificates  in respect of principal  will be  distributed  to such Group III Senior  Certificates  in reduction of the  Certificate
Principal Balances thereof,  until the aggregate  Certificate Principal Balance of such Group III Senior Certificates is equal to the aggregate Stated Principal  Balance of the mortgage loans in its related  Sub-Loan Group, and (ii) the Accrued  Certificate  Interest
otherwise  allocable to the Group III  Subordinate  Certificates  on such  distribution  date will be reduced and distributed to such
Group III Senior Certificates,  to the extent of any amount due and unpaid on such Group III Senior Certificates,  in an amount equal to the Accrued Certificate  Interest for such distribution date on the excess of (x) the aggregate  Certificate  Principal Balance of such Group III Senior  Certificates  over (y) the aggregate Stated  Principal  Balance of the group III mortgage loans in the related
Sub-Loan Group. Any such reduction in the Accrued  Certificate  Interest on the Group III Subordinate  Certificates will be allocated first to the Group III Subordinate  Certificates in reverse order of their  respective  numerical  designations,  commencing with the
Class III -B Certificates  with the highest  numerical  designation.  If there exists more than one  undercollateralized  Certificate
Group on a distribution date, amounts  distributable to such  undercollateralized  Certificate Groups pursuant to this paragraph will be  allocated  between  such  undercollateralized  Certificate  Groups,  pro rata,  based upon the amount by which  their  respective aggregate  Certificate  Principal  Balances exceed the aggregate  Stated  Principal  Balance of the group III mortgage loans in their respective Sub-Loan Groups.

         (E)      If, after  distributions  have been made  pursuant to  priorities  first and second of  paragraph  (A) above on any distribution  date, the remaining  Available Funds for any Sub-Loan Group is less than the Senior Optimal  Principal  Amount for that
Sub-Loan  Group,  the Senior  Optimal  Principal  Amount for that Sub-Loan  Group shall be reduced by that amount,  and the remaining
Available Funds for that Sub-Loan Group will be distributed as  principal among  the related  classes of Senior  Certificates in Loan
Group III, pro rata, based on their respective Certificate Principal Balances.

         Payments  made on a  class  of  Certificates  with  Available  Funds  from  another  Sub-Loan  Group  are a type  of  credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups.

         On each  distribution  date,  any  Available  Funds  remaining  after  payment of interest  and  principal to the classes of
Certificates  entitled  thereto,  as described  above,  will be distributed  to the Class R  Certificates;  provided,  that if on any distribution  date there are any  Available  Funds for any  Sub-Loan  Group  included in Loan Group III  remaining  after  payment of interest and principal to the Group III  Certificates  entitled  thereto,  such amounts will be  distributed  to the other classes of
Group III Senior Certificates,  pro rata, based upon their respective  Certificate  Principal Balances,  until all amounts due to all classes of Group III Senior  Certificates have been paid in full, before any remaining  Available Funds are distributed in accordance with this paragraph to the Residual  Certificates.  It is not anticipated  that there will be any significant  amounts  remaining for such distribution.

Interest Distributions on the Group II Certificates and the Group III Certificates

         Holders  of each  class of Group II Senior  Certificates  and Group III  Senior  Certificates  will be  entitled  to receive interest  distributions  in an amount  equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to the extent of the Available Funds for the related Sub-Loan Group for that distribution date.

         Holders of the Group II Subordinate  Certificates  will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date, to the extent of the Available  Funds remaining for all
Sub-Loan Groups included in Loan Group II on that  distribution  date after  distributions  of interest and principal to the Group II
Senior  Certificates,  distributions  of interest and  principal to any class of Group II  Subordinate  Certificates  having a higher payment priority.

         Holders of the Group III Subordinate  Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date, to the extent of the Available  Funds remaining for all
Sub-Loan Groups included in Loan Group III on that distribution  date after  distributions of interest and principal to the Group III
Senior  Certificates,  reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Group III Subordinate Certificates having a higher payment priority.

         As  described  in the  definition  of  "Accrued  Certificate  Interest,"  Accrued  Certificate  Interest  on each  class  of
Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         When a Principal  Prepayment  in full is made on a group II mortgage  loan or group III  mortgage  loan,  the  mortgagor  is charged interest only for the period from the Due Date of the preceding  monthly payment up to the date of the Principal  Prepayment, instead of for a full month.  When a partial  Principal  Prepayment is made on a group II mortgage  loan or group III mortgage  loan, the  mortgagor  is not charged  interest on the amount of the  prepayment  for the month in which the  prepayment  is made.  Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any  Prepayment  Interest  Shortfalls  resulting  from  prepayments in full or prepayments in part made during the preceding calendar month that are being  distributed to the holders of Group II  Certificates or Group III  Certificates  on that  distribution date will be offset by the related  Servicer,  but only to the extent that those  Prepayment  Interest  Shortfalls  do not exceed the aggregate  of the  Servicing  Fees on the group II  mortgage  loans or group III  mortgage  loans,  as  applicable,  serviced by such
Servicer for the  applicable  distribution  date.  Any  Prepayment  Interest  Shortfalls  required to be funded but not funded by the related  Servicer  are  required  to be paid by the Master  Servicer,  but only to the extent  that such  amount  does not exceed the aggregate  Master Servicer  compensation  for the applicable  distribution  date. No assurance can be given that the Master Servicing compensation  available to cover Prepayment  Interest  Shortfalls will be sufficient  therefor.  Any Prepayment  Interest  Shortfalls which are not covered by the related  Servicer or the Master Servicer on any  distribution  date will not be reimbursed on any future distribution  date.  See "Pooling and  Servicing  Agreement—Servicing  and Other  Compensation  and Payment of Expenses" in this term sheet supplement.

         Accrued  Certificate  Interest may be further reduced on each  distribution date by application of the Relief Act or similar state laws.  The Relief Act and similar  state laws limit,  in certain  circumstances,  the  interest  rate  required to be paid by a mortgagor in the  military  service to 6% per annum.  Neither the related  Servicer  nor the Master  Servicer  are  obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment  Interest  Shortfalls,  to the extent not covered by the related  Servicer or the Master  Servicer from servicing compensation,  together with interest  shortfalls due to the  application  of the Relief Act or similar state laws, are  collectively referred to herein as "Net Interest Shortfalls".

         Realized  Losses on the group II mortgage loans will further reduce the Accrued  Certificate  Interest  payable to the Group
II  Certificates on a distribution  date;  provided,  however,  that prior to the date on which the aggregate  Certificate  Principal
Balances of the Group II  Subordinate  Certificates  have been  reduced to zero,  the  interest  portion of  Realized  Losses will be allocated sequentially to the Group II Subordinate  Certificates,  beginning with the class of Group II Subordinate Certificates with the lowest payment  priority,  and will not reduce the Accrued  Certificate  Interest on the Group II Senior  Certificates.  Once the
aggregate Certificate  Principal Balances of the Group II Subordinate  Certificates have been reduced to zero the interest portion of
Realized  Losses will be allocated to the Group II Senior  Certificates  related to the mortgage loans on which such Realized  Losses occurred.

         Realized Losses on the group III mortgage loans will further reduce the Accrued  Certificate  Interest  payable to the Group
III Certificates on a distribution  date;  provided,  however,  that prior to the date on which the aggregate  Certificate  Principal
Balances of the Group III  Subordinate  Certificates  have been  reduced to zero,  the  interest  portion of Realized  Losses will be allocated  sequentially to the Group III  Subordinate  Certificates,  beginning with the class of Group III Subordinate  Certificates with the lowest payment priority,  and will not reduce the Accrued Certificate  Interest on the Group III Senior  Certificates.  Once
the  aggregate  Certificate  Principal  Balances of the Group II  Subordinate  Certificates  have been  reduced to zero the  interest portion of  Realized  Losses will be  allocated  to the Group III Senior  Certificates  related to the  mortgage  loans on which such
Realized Losses occurred.

         If on any  distribution  date the Available  Funds for any Sub-Loan Group is less than Accrued  Certificate  Interest on the related Senior  Certificates for that distribution  date, prior to reduction for Net Interest  Shortfalls and the interest portion of
Realized  Losses on the related  mortgage  loans,  the shortfall will be allocated  among the holders of each class of related Senior
Certificates  in proportion to the respective  amounts of Accrued  Certificate  Interest for that  distribution  date that would have been  allocated  thereto in the absence of such Net  Interest  Shortfalls  and/or  Realized  Losses for such  distribution  date.  In addition,  the amount of any such  interest  shortfalls  with  respect  to the  mortgage  loans in the  related  Sub-Loan  Group will constitute  unpaid Accrued  Certificate  Interest and will be distributable to holders of the related  Certificates  entitled to such amounts on subsequent  distribution  dates,  to the extent of the Available  Funds for the related  Sub-Loan  Group  remaining  after current  interest  distributions  as  described  in this term sheet  supplement.  Any such  amounts so carried  forward will not bear interest.  Any interest  shortfalls  will not be offset by a reduction in the servicing  compensation  of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         The  Pass-Through  Rates  applicable  to the  calculation  of the  Accrued  Certificate  Interest  for the Group II  Offered
Certificates and the Group III Offered Certificates are as set forth in the Term Sheet.

         As described in this term sheet  supplement,  the Accrued  Certificate  Interest  allocable to each class of Certificates is based on the Certificate  Principal  Balance of that class of Certificates.  All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates

         Distributions in reduction of the Certificate  Principal  Balance of the Group II Senior  Certificates  will be made on each distribution  date  pursuant  to  priority  third  above of  clause  (A) under  "—Distributions  on the  Group II  Certificates."  In accordance  with such priority third,  the Available  Funds for such Sub-Loan Group  remaining after the  distribution of interest on the Group II Senior  Certificates  will be allocated to such  Certificates  in an aggregate  amount not to exceed the Senior  Optimal
Principal Amount for the related Sub-Loan Group for such distribution date.

         In addition,  if on any distribution  date the aggregate  Certificate  Principal Balance of any class or classes of Group II
Senior  Certificates  would be greater than the aggregate  Stated  Principal  Balance of the mortgage  loans in its related  Sub-Loan
Group,  amounts  otherwise  allocable to the Group II  Subordinate  Certificates  in respect of principal will be distributed to such class or classes of Group II Senior  Certificates  in reduction of the  Certificate  Principal  Balances  thereof in accordance  with paragraph (D) under "—Distributions on the Group II Certificates."

         Distributions in reduction of the Certificate  Principal  Balance of the Group III Senior  Certificates will be made on each distribution  date  pursuant  to  priority  third  above of clause  (A) under  "—Distributions  on the  Group III  Certificates."  In
accordance  with such priority third,  the Available  Funds for such Sub-Loan Group  remaining after the  distribution of interest on the Group III Senior  Certificates  will be allocated to such  Certificates  in an aggregate  amount not to exceed the Senior Optimal
Principal Amount for the related Sub-Loan Group for such distribution date.

         In addition,  if on any distribution date the aggregate  Certificate  Principal Balance of any class or classes of Group III
Senior  Certificates  would be greater than the aggregate  Stated  Principal  Balance of the mortgage  loans in its related  Sub-Loan
Group,  amounts  otherwise  allocable to the Group III  Subordinate  Certificates in respect of principal will be distributed to such class or classes of Group III Senior  Certificates  in reduction of the  Certificate  Principal  Balances  thereof in accordance with paragraph (D) under "—Distributions on the Group III Certificates."

         The definition of Senior Optimal  Principal Amount allocates the entire amount of prepayments and certain other  unscheduled recoveries  of  principal  with  respect to the  mortgage  loans in the related  Loan Group based on the  related  Senior  Prepayment
Percentage,  rather than the related Senior  Percentage,  which is the allocation  concept used for scheduled  payments of principal.
While the related Senior Percentage  allocates scheduled payments of principal between the Senior Certificates  related to a Sub-Loan
Group  and the  percentage  interest  of such  Loan  Group  evidenced  by the  Group II  Subordinate  Certificates  or the  Group III
Subordinate  Certificates,  as applicable,  on a pro rata basis,  generally the Senior  Prepayment  Percentage  allocates 100% of the unscheduled  principal  collections to the Senior  Certificates of the related Sub-Loan Group on each distribution date for the first seven years after the Closing Date with a reduced but still  disproportionate  percentage of unscheduled  principal collections being allocated to the Senior  Certificates  of a Sub-Loan  Group over an  additional  four year period  (subject to certain  subordination levels being attained and certain loss and delinquency  test being met);  provided,  however,  that if on any  distribution  date the current weighted average of the Subordinate  Percentages of the related  Certificate  Group is equal to or greater than two times the weighted  average of the initial  Subordinate  Percentages of the related  Certificate  Group and certain loss and delinquency  tests described in the Term Sheet are met, the related  Subordinate  Certificates will receive certain additional  payments as set forth in the Term Sheet,  provided,  further, that if on any distribution date the Senior Percentage for the related Certificate Group exceeds the related Senior  Percentage as of the Cut-off Date,  then all prepayments  received on the mortgage loans in the related  Sub-Loan
Group  during  the  related  Prepayment  Period  will be  allocated  to the  Senior  Certificates  in  such  Certificate  Group.  The disproportionate  allocation of unscheduled  principal  collections  will have the effect of  accelerating  the  amortization  of the related  Senior  Certificates  while,  in the  absence of Realized  Losses,  increasing  the  respective  percentage  interest in the principal  balance of the mortgage loans in each Sub-Loan Group  evidenced by the related  Subordinate  Certificates.  Increasing the respective  percentage interest in a Sub-Loan Group of the Group II Subordinate  Certificates relative to that of the Group II Senior
Certificates is intended to preserve the  availability of the  subordination  provided by the Group II Subordinate  Certificates  and increasing the respective  percentage interest in a Sub-Loan Group of the Group III Subordinate  Certificates relative to that of the
Group III Senior  Certificates is intended to preserve the  availability of the  subordination  provided by the Group III Subordinate
Certificates.

         For purposes of all principal  distributions  described above and for calculating  the applicable  Senior Optimal  Principal
Amount, Senior Percentage and Senior Prepayment  Percentage,  the applicable  Certificate Principal Balance for any distribution date shall be determined  before the allocation of losses on the mortgage loans in the mortgage pool to be made on such  distribution date as described under "—Allocation of Losses; Subordination" below.

Principal Distributions on the Group II Subordinate Certificates and the Group III Subordinate Certificates

         Distributions  in reduction of the  Certificate  Principal  Balances of the Group II Subordinate  Certificates  will be made pursuant  to  priority  (c) of  clause  (B) above  under  "—Distributions  on the Group II  Certificates."  In  accordance  with such priority,  the Available  Funds for each Sub-Loan  Group,  if any,  remaining  after  distributions  of principal and interest on the related Group II Senior  Certificates  on such  distribution  date will be allocated to the Group II Subordinate  Certificates  in an amount equal to each such class's  Allocable  Share for such  distribution  date,  provided that no distribution of principal will be made on any such class until all classes  ranking prior  thereto have  received  distributions  of interest and  principal,  and such class has received distributions of interest, on such distribution date.

         All  unscheduled  principal  collections  on the  mortgage  loans  not  otherwise  distributable  to  the  Group  II  Senior
Certificates  will be allocated on a pro rata basis among the class of Group II  Subordinate  Certificates  with the highest  payment priority then  outstanding and each other class of Group II Subordinate  Certificates  for which certain loss levels  established for such class in the Agreement  have not been  exceeded.  The related loss level on any  distribution  date would be satisfied as to any
Class II-B Certificates,  respectively,  only if the sum of the current percentage interests in the group II mortgage loans evidenced by such class and each class, if any,  subordinate thereto were at least equal to the sum of the initial percentage  interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As  described  above  under  "—Principal  Distributions  on the  Group II  Senior  Certificates  and the  Group  III  Senior
Certificates,"  unless  the  amount  of  subordination  provided  to the  Group II Senior  Certificates  by the Group II  Subordinate
Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency  tests are satisfied,  on each distribution date during the first seven  years  after the Closing  Date,  the entire  amount of any  prepayments  and certain  other  unscheduled recoveries  of  principal  with respect to the group II mortgage  loans in a Sub-Loan  Group will be allocated to the Group II Senior
Certificates in the related  Certificate  Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described herein.

         Distributions  in reduction of the  Certificate  Principal  Balances of the Group II Subordinate  Certificates  will be made pursuant  to  priority  (c) of  clause  (B) above  under  "—Distributions  on the Group II  Certificates."  In  accordance  with such priority,  the Available  Funds for each Sub-Loan  Group,  if any,  remaining  after  distributions  of principal and interest on the related Group II Senior  Certificates  on such  distribution  date will be allocated to the Group II Subordinate  Certificates  in an amount equal to each such class's  Allocable  Share for such  distribution  date,  provided that no distribution of principal will be made on any such class until all classes  ranking prior  thereto have  received  distributions  of interest and  principal,  and such class has received distributions of interest, on such distribution date.

         All  unscheduled  principal  collections  on the  mortgage  loans  not  otherwise  distributable  to the  Group  III  Senior
Certificates  will be allocated on a pro rata basis among the class of Group III  Subordinate  Certificates  with the highest payment priority then outstanding and each other class of Group III Subordinate  Certificates  for which certain loss levels  established for such class in the Agreement  have not been  exceeded.  The related loss level on any  distribution  date would be satisfied as to any
Class  III-B  Certificates,  respectively,  only if the sum of the  current  percentage  interests  in the group III  mortgage  loans evidenced  by such class and each  class,  if any,  subordinate  thereto  were at least  equal to the sum of the  initial  percentage interests in the group III mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As  described  above  under  "—Principal  Distributions  on the  Group II  Senior  Certificates  and the  Group  III  Senior
Certificates,"  unless  the  amount of  subordination  provided  to the Group III Senior  Certificates  by the Group III  Subordinate
Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency  tests are satisfied,  on each distribution date during the first seven  years  after the Closing  Date,  the entire  amount of any  prepayments  and certain  other  unscheduled recoveries of principal  with respect to the group III mortgage  loans in a Sub-Loan  Group will be allocated to the Group III Senior
Certificates in the related  Certificate  Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described herein.

         For  purposes of all  principal  distributions  described  above and for  calculating  the  applicable  Subordinate  Optimal
Principal Amount,  Subordinate  Percentage and Subordinate  Prepayment  Percentage,  the applicable Certificate Principal Balance for any  distribution  date shall be determined  before the allocation of losses on the related mortgage loans in the mortgage pool to be made on such distribution date as described under "—Allocation of Losses; Subordination" herein.

Monthly Advances

         If the  scheduled  payment on a mortgage  loan which was due on a related Due Date is  delinquent  other than as a result of application of the Relief Act or similar state law, the related  Servicer will be required to remit to the  Distribution  Account the date  specified in the applicable  Servicing  Agreement an amount equal to such  delinquency,  net of the Servicing Fee except to the extent the related Servicer  determines any such advance to be nonrecoverable from Liquidation  Proceeds,  Insurance Proceeds or from future  payments on the mortgage loan for which such advance was made.  Subject to the  foregoing,  such advances will be made by the
Servicers or subservicers,  if applicable,  through final disposition or liquidation of the related mortgaged property, or until such time as specified in the  applicable  Servicing  Agreement.  Failure by the related  Servicer to remit any  required  advance,  which failure goes unremedied for the number of days specified in the applicable Servicing  Agreement,  will constitute an event of default under such  Servicing  Agreement.  Such event of default  shall then obligate the Master  Servicer (or the Trustee,  in the case that
Wells Fargo is the defaulting  servicer),  as successor servicer,  to advance such amounts to the Distribution  Account to the extent provided  in the  Agreement.  Any  failure of the Master  Servicer  to make such  advances  would  constitute  an Event of Default as discussed  under "The  Agreements—Events  of Default and Rights Upon Event of Default" in the prospectus.  The Trustee,  as successor servicer or master  servicer,  as  applicable,  will be required to make an advance  which Wells Fargo,  as  Servicer,  or the Master
Servicer was required to make but failed to do so, as provided in the Agreement.

         All Monthly  Advances  will be  reimbursable  to the party making such  Monthly  Advance  from late  collections,  Insurance
Proceeds and Liquidation  Proceeds from the mortgage loan as to which the  unreimbursed  Monthly  Advance was made. In addition,  any
Monthly  Advances  previously  made in respect of any mortgage loan that are deemed by the related  Servicer,  subservicer  or Master
Servicer to be nonrecoverable  from related late collections,  Insurance  Proceeds or Liquidation  Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

Allocation of Realized Losses; Subordination

General

         Subordination  provides the holders of  Certificates  having a higher  payment  priority with  protection  against  Realized
Losses on the mortgage  loans.  In general,  this loss protection is accomplished by allocating any Realized Losses among the related
Subordinate  Certificates,  beginning  with the  Subordinate  Certificates  with the lowest payment  priority  until the  Certificate
Principal  Balance of that class of  Subordinate  Certificates  has been  reduced  to zero.  In the case of the Group I  Certificates only,  only  those  Realized  Losses in excess of  available  Excess  Spread and the  current  Overcollateralization  Amount  will be allocated to the Group I Subordinate Certificates.

         With respect to any  defaulted  mortgage  loan that is finally  liquidated  through  foreclosure  sale,  disposition  of the related mortgaged property if acquired on behalf of the  certificateholders  by deed-in-lieu of foreclosure or otherwise,  the amount of loss realized,  if any, will equal the portion of the unpaid principal  balance  remaining,  if any, plus interest thereon through the last day of the month in which such mortgage loan was finally  liquidated,  after  application  of all amounts  recovered (net of amounts  reimbursable  to the related  Servicer or Master  Servicer for Monthly  Advances,  Servicing  Fees,  servicing  advances and certain other amounts  specified in the applicable  Servicing  Agreement)  towards interest and principal owing on the mortgage loan.
The amount of such loss  realized  on a mortgage  loan,  together  with the  amount of any  Bankruptcy  Loss (if any) in respect of a mortgage loan is referred to in this term sheet supplement as a Realized Loss.

         There are two types of  Bankruptcy  Losses  that can occur with  respect to a mortgage  loan.  The first type of  Bankruptcy
Loss,  referred  to in this term sheet  supplement  as a  Deficient  Valuation,  results if a court,  in  connection  with a personal bankruptcy of a mortgagor,  establishes the value of a mortgaged  property at an amount less than the unpaid principal balance of the mortgage  loan  secured by such  mortgaged  property.  In such a case,  the holder of such  mortgage  loan would  become an unsecured creditor to the extent of the  difference  between the unpaid  principal  balance of such  mortgage  loan and such reduced  unsecured debt.  The second type of Bankruptcy  Loss,  referred to in this term sheet  supplement as a Debt Service  Reduction,  results from a court  reducing the amount of the monthly  payment on the related  mortgage  loan,  in connection  with the personal  bankruptcy of a mortgagor.

         The principal  portion of Debt Service  Reductions will not be allocated in reduction of the Certificate  Principal  Balance of any  class of  Certificates.  As a result  of the  subordination  of the  Subordinate  Certificates  in right of  distribution  of available  funds to the related  Senior  Certificates,  any Debt Service  Reductions  relating to mortgage  loans in the related Loan
Group will  generally  be borne by the  Subordinate  Certificates  (to the extent then  outstanding)  in inverse  order of  priority.
However,  in the case of the Group II Certificates,  after the Group II Cross-Over Date, the amounts  distributable  under clause (1)
of the  definition  of Senior  Optimal  Principal  Amount for each  Sub-Loan  Group  included in Loan Group II will be reduced by the amount of any Debt Service  Reductions  applicable to the group II mortgage loans of the related  Sub-Loan Group,  and in the case of the Group III  Certificates,  after the Group III Cross-Over  Date, the amounts  distributable  under clause (1) of the definition of
Senior  Optimal  Principal  Amount  for each  Sub-Loan  Group  included  in Loan  Group III will be reduced by the amount of any Debt
Service  Reductions  applicable to the group III mortgage loans of the related  Sub-Loan Group.  Regardless of when they occur,  Debt
Service  Reductions may reduce the amount of available funds for a Sub-Loan Group that would otherwise be available for  distribution on a distribution date.

         In the event that the  related  Servicer,  the  Master  Servicer  or any  sub-servicer  recovers  any amount in respect of a
Liquidated  Mortgage Loan with respect to which a Realized Loss has been incurred after  liquidation and disposition of such mortgage loan, any such amount when received by the Trust, which is referred to in this term sheet supplement as a Subsequent  Recovery,  will be  distributed  as  part of  available  funds  in  accordance  with  the  priorities  described  herein  under  "Description  of the
Certificates-Distributions  on the Group I  Certificates,"  "Distributions  on the  Certificates  on the Group II  Certificates"  and
"Distributions on the Certificates on the Group III Certificates."  Additionally,  the Certificate Principal Balance of each class of
Subordinate  Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased,  in order of  seniority,  by the  amount of such  Subsequent  Recovery,  but not in excess of the  amount  of any  Realized  Losses  previously allocated to such class of Certificates and not previously  offset by Subsequent  Recoveries.  Holders of such  Certificates will not be entitled  to any payment in respect of interest on the amount of such  increases  for an Interest  Accrual  Period  preceding  the distribution date on which such increase occurs.

         Any  allocation  of a  principal  portion of a Realized  Loss to a  Certificate  will be made by  reducing  the  Certificate
Principal  Balance thereof by the amount so allocated as of the distribution  date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of  Certificates  means an allocation to each such  class of  Certificates  on the  basis of its  then  outstanding  Certificate  Principal  Balance  prior  to  giving  effect  to distributions to be made on such distribution date.

Allocation of Realized Losses on the Group I Certificates

         The Applied  Realized  Loss Amount for the group I mortgage  loans shall be  allocated  first to the Class I-B  Certificates starting with the Class I-B Certificates with the highest numerical designation,  sequentially,  in that order, and then to the Class
I-M Certificates,  starting with the Class I-M Certificate with the highest numerical  designation,  sequentially,  in that order (so long as their respective  Certificate  Principal Balances have not been reduced to zero) and thereafter  Realized Losses on the group
I mortgage loans will be allocated to the Class I-A  Certificates as described in the Term Sheet.  Such  subordination  will increase the likelihood of timely  receipt by the holders of the Group I Certificates  with higher  relative  payment  priority of the maximum amount to which they are entitled on any  distribution  date and will provide such holders  protection  against losses resulting from defaults on group I mortgage  loans to the extent  described in this term sheet  supplement.  The Depositor will allocate a loss to a
Certificate by reducing its principal amount by the amount of the loss.

Allocation of Realized Losses on the Group II Certificates

         The principal  portion of Realized Losses on the group II mortgage loans will be allocated on any  distribution  date to the
Class II-B  Certificates,  starting with the Class II-B Certificates with the highest numerical  designation,  sequentially,  in that order,  until the  Certificate  Principal  Balance of such classes has been reduced to zero.  Thereafter,  the  principal  portion of
Realized  Losses on the  Group II  mortgage  loans in each Loan  Group  will be  allocated  on any  distribution  date to the  Senior
Certificates in the related  Certificate  Group as described in the Term Sheet.  Once the Group II Senior  Certificates in a Sub-Loan
Group have been reduced to zero, the principal  portion of Realized  Losses on the mortgage  loans in the related  Sub-Loan Group (if any) will be allocated  pro rata based upon their  respective  Certificate  Principal  Balances to the remaining  outstanding  Senior
Certificates of the other Certificate Groups, pro rata, based upon their respective  Certificate  Principal  Balances.  The principal portion of any Realized  Losses that are  allocated to the Senior  Group II  Certificates  will be allocated as set forth in the Term
Sheet.

         No  reduction  of the  Certificate  Principal  Balance  on a  distribution  date of any  class of (i)  Group II  Subordinate
Certificates  will be made on any  distribution  date on account of Realized Losses on the group II mortgage loans to the extent that such  allocation  would result in the reduction of the aggregate  Certificate  Principal  Balances of all Group II Certificates as of
such  distribution  date, after giving effect to all  distributions and prior allocations of Realized Losses on the group II mortgage loans on such date, to an amount less than the aggregate  Stated  Principal  Balance of all of the group II mortgage  loans as of the first day of the month of such  distribution  date and (ii) Group II Senior  Certificates of a Certificate Group shall be made on any distribution  date on account of Realized  Losses in the related  Sub-Loan  Group to the extent  that such  reduction  would have the effect of reducing the Certificate  Principal  Balance of such Certificate  Group as of such distribution date to an amount less than the Stated  Principal  Balances  of the group II  mortgage  loans in the  related  Sub-Loan  Group as of the  related  Due Date.  The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

Allocation of Realized Losses on the Group III Certificates

         The principal  portion of Realized Losses on the group III mortgage loans will be allocated on any distribution  date to the
Class III-B Certificates,  starting with the Class III-B Certificates with the highest numerical designation,  sequentially,  in that order,  until the  Certificate  Principal  Balance of such classes has been reduced to zero.  Thereafter,  the  principal  portion of
Realized  Losses on the Group III  mortgage  loans in each Loan  Group  will be  allocated  on any  distribution  date to the  Senior
Certificates in the related  Certificate Group as described in the Term Sheet.  Once the Group III Senior  Certificates in a Sub-Loan
Group have been reduced to zero, the principal  portion of Realized  Losses on the mortgage  loans in the related  Sub-Loan Group (if any) will be allocated  pro rata based upon their  respective  Certificate  Principal  Balances to the remaining  outstanding  Senior
Certificates of the other Certificate Groups, pro rata, based upon their respective  Certificate  Principal  Balances.  The principal portion of any Realized  Losses that are  allocated to the Senior Group III  Certificates  will be allocated as set forth in the Term
Sheet.

         No  reduction  of the  Certificate  Principal  Balance  on a  distribution  date of any class of (i)  Group III  Subordinate
Certificates  will be made on any distribution  date on account of Realized Losses on the group III mortgage loans to the extent that such allocation  would result in the reduction of the aggregate  Certificate  Principal  Balances of all Group III Certificates as of
such  distribution  date, after giving effect to all distributions and prior allocations of Realized Losses on the group III mortgage loans on such date, to an amount less than the aggregate  Stated  Principal  Balance of all of the group III mortgage loans as of the first day of the month of such distribution  date and (ii) Group III Senior  Certificates of a Certificate Group shall be made on any distribution  date on account of Realized  Losses in the related  Sub-Loan  Group to the extent  that such  reduction  would have the effect of reducing the Certificate  Principal  Balance of such Certificate  Group as of such distribution date to an amount less than the Stated  Principal  Balances of the group III  mortgage  loans in the  related  Sub-Loan  Group as of the  related  Due Date.  The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

Cross-Collateralization

         Notwithstanding  the  foregoing,  on any  distribution  date on which  the  Certificate  Principal  Balance  of the  Group I
Subordinate  Certificates,  the Group II Subordinate Certificates or the Group III Subordinate Certificates have been reduced to zero and a  Realized  Loss  that is a Special  Hazard  Loss is to be  allocated  to the  related  Senior  Certificates,  such loss will be allocated among such Senior  Certificates and the most subordinate  outstanding  class of non-related  Subordinate  Certificates on a pro rata basis, based on the Certificate  Principal Balances thereof.  In such event, the Senior  Certificates in each Loan Group may be allocated a portion of Special Hazard Losses on the mortgage loans from another loan group.

                                                          THE CAP CONTRACTS

         The Trustee,  on behalf of the Trust,  may enter into one or more cap contracts  that provide for payments to the Securities
Administrator with respect to certain classes of the Group I Certificates,  or Cap Contracts,  with a Cap Counterparty  identified in the Cap Contracts,  for the benefit of the holders of the related Group I  Certificates.  Such  Certificates  may receive the benefit of payments from the related Cap Contract,  except that any Group I Subordinate  Certificate  also may receive  payments from the Cap
Contracts  related to the Group I Senior  Certificates.  The Cap  Contracts  will be intended to provide  partial  protection to such
Certificates  in the event that the  pass-through  rate applicable to such classes of Certificates is limited by the Net Rate Cap and to cover certain interest shortfalls.

         The Cap  Counterparty is expected to be a national banking  association  whose long term deposits are rated at least "AA" by
Standard  Poor's and "Aaa" by Moody's or a  derivatives  financial  institution  with  similar  ratings.  The Cap  Counterparty  will provide  upon  request,  without  charge,  to each person to whom a prospectus  supplement  is  delivered,  a copy of (i) the ratings analysis  from each of Standard & Poor's and Moody's  evidencing  those  respective  ratings or (ii) the most recent  audited  annual financial statements of the Cap Counterparty.

         On or prior to each  distribution  date through and including the  distribution  date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Securities  Administrator,  under an account  established  and maintained by the Securities  Administrator,  for the benefit of the holders of the related Certificates.  The Group I Subordinate  Certificates also  may  receive  payments  under  the Cap  Contracts  for the  Group I  Senior  Certificates.  The  payment  to be made by the Cap
Counterparty  under each Cap  Contract  will be equal to the  interest  accrued  during the  Interest  Accrual  Period on the related notional  balance at a rate equal to the excess of (i)  One-Month  LIBOR,  over (ii) the  strike  rate set forth in the  related  Cap
Contract.  The notional  balance will be equal to the lesser of (i) the Certificate  Principal  Balance of such class of Certificates for the related distribution date and (ii) the related Certificate notional amount set forth in the related Cap Contract.

         Unless  otherwise set forth in the Term Sheet, it is expected that on each  distribution  date,  amounts received under each
Cap Contract with respect to such distribution date will be allocated in the following order of priority:

         first,  to the holders of the related class of  Certificates,  the payment of any Basis Risk Shortfall  Carry Forward Amount for such distribution date, to the extent not covered by Excess Cashflow for such distribution date;

         second,  from any  remaining  amounts,  to the  holders of the  related  class of  Certificates,  the payment of any Current
Interest and Interest  Carry  Forward  Amount for such class to the extent not covered by Interest  Funds or Excess  Cashflow on such distribution date;

         third, from any excess amounts available from the Cap Contract relating to the Group I Senior  Certificates,  to the Group I
Subordinate  starting with the Class I-M Certificates with the highest numerical  designation and then the Class B Certificate,  with the highest numerical designation, in that order, to the extent not paid pursuant to clauses first or second above; and

         fourth, from any remaining amounts, for deposit into the Reserve Fund.

         The Cap Counterparty and the terms of any cap contract are as set forth in the Term Sheet.

         The  Depositor  has  determined  that the  significance  percentage of payments  under the Cap  Contracts,  as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                                                      YIELD ON THE CERTIFICATES

General

         The yield to maturity and the  weighted  average life on each class of Offered  Certificates  will be primarily  affected by the rate and timing of principal payments on the mortgage loans in the related Loan Group, including  prepayments,  the allocation of principal payments on the mortgage loans among the related classes of Offered  Certificates,  Realized Losses and interest shortfalls on the mortgage loans in the related Loan Group, the Pass-Through  Rates on such  Certificates,  and the purchase price paid for such
Certificates.  In addition,  the effective  yield to holders of the Offered  Certificates  of each class will be less than the yields otherwise  produced by their  respective  Pass-Through  Rates and purchase  prices  because  interest will not be  distributed to the certificateholders  until the 25th day, or if such day is not a business day, the following  business day, of the month following the month in which interest  accrues on the related mortgage loans,  without any additional  distribution of interest or earnings thereon in respect of such delay.

Prepayment Considerations

         The rate of principal  payments on each class of Offered  Certificates  (other than the  Interest  Only  Certificates),  the aggregate  amount of  distributions  on each  class of  Offered  Certificates  and the yield to  maturity  of each  class of  Offered
Certificates  will be related to the rate and timing of payments of principal on the  mortgage  loans in the related Loan Group.  The rate of principal  payments on the mortgage  loans will in turn be affected by the  amortization  schedules of the mortgage loans and by the rate and  timing of  Principal  Prepayments  on the  mortgage  loans  (including  for this  purpose  payments  resulting  from refinancings,  liquidations of the mortgage loans due to defaults,  casualties,  condemnations  and repurchases,  whether optional or required).  The mortgage loans generally may be prepaid by the mortgagors at any time;  however,  as described  herein,  a prepayment may subject the related mortgagor to a prepayment charge, which may discourage  prepayments during the applicable period.  Prepayment charges may be  restricted  under some state laws as described  under  "Legal  Aspects of Mortgage  Loans-—Enforceability  of Certain
Provisions" in the prospectus.  Prepayment  charges to the extent  received by the Trust,  will be paid to the holders of the related
Class XP Certificates or the related  servicer as additional  servicing  compensation and will not be part of the Available Funds for such  distribution  date.  There can be no assurance that the prepayment  charges will have any effect on the prepayment  performance of the mortgage loans.

         Principal  Prepayments,  liquidations  and repurchases of the mortgage loans in a Loan Group will result in distributions in respect  of  principal  to the  holders of the  related  class or classes of Offered  Certificates  then  entitled  to receive  these principal  distributions  that  otherwise  would be distributed  over the remaining  terms of the mortgage  loans.  See "Maturity and
Prepayment  Considerations"  in the prospectus.  Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described  more fully herein and in the  prospectus  under "Yield  Considerations"  and
"Maturity and Prepayment  Considerations"),  no assurance can be given as to the rate of Principal  Prepayments.  The extent to which the yield to maturity of any class of Offered  Certificates may vary from the anticipated  yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered  Certificates  is sensitive to prepayments on the mortgage loans in the related Loan Group.  Further,  an investor  should  consider,  in the case of any Offered
Certificate  purchased at a discount,  the risk that a slower than anticipated rate of Principal  Prepayments on the related mortgage loans  could  result in an actual  yield to an  investor  that is lower than the  anticipated  yield and,  in the case of any Offered
Certificate  purchased at a premium,  the risk that a faster than anticipated  rate of Principal  Prepayments on the related mortgage loans  could  result in an actual  yield to the  investor  that is lower  than the  anticipated  yield.  In  general,  the  earlier a prepayment of principal on the mortgage loans in the related Loan Group,  the greater will be the effect on the  investor's  yield to maturity.  As a result,  the effect on an investor's yield of principal  payments occurring at a rate higher (or lower) than the rate anticipated  by the investor  during the period  immediately  following the issuance of the Offered  Certificates  would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Because  the  mortgage  loans in a Loan Group may be prepaid at any time,  it is not  possible  to predict the rate at which distributions on the related  Certificates will be received.  Since prevailing  interest rates are subject to fluctuation,  there can be no  assurance  that  investors  in the  Certificates  will be able to reinvest  the  distributions  thereon at yields  equaling or exceeding the yields on the Certificates.  Yields on any such  reinvestments may be lower, and may even be significantly  lower, than yields on the  Certificates.  Generally,  when  prevailing  interest  rates  increase,  prepayment  rates on  mortgage  loans tend to decrease,  resulting in a reduced rate of return of principal  to  investors at a time when  reinvestment  at such higher  prevailing rates would be desirable.  Conversely,  when prevailing interest rates decline,  prepayment rates on mortgage loans tend to increase, resulting  in a greater  rate of return of  principal  to  investors  at a time when  reinvestment  at  comparable  yields may not be possible.  It is highly  unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate.  Moreover,  the timing of  prepayments  on the mortgage  loans in a Loan Group may  significantly affect the actual yield to maturity on the related Offered  Certificates,  even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal  distributions are paid to some classes of Offered  Certificates before other classes,  holders of classes of Offered  Certificates  having a later  priority of payment bear a greater risk of losses than  holders of classes  having  earlier priorities for distribution of principal.

         The  rate of  payments  (including  prepayments)  on  pools of  mortgage  loans is  influenced  by a  variety  of  economic, geographic,  social and other  factors.  If prevailing  mortgage  rates fall  significantly  below the mortgage rates on the mortgage loans,  the rate of  prepayment  (and  refinancing)  would be expected to increase.  Conversely,  if prevailing  mortgage  rates rise significantly  above the mortgage  rates on the mortgage  loans,  the rate of prepayment  on the mortgage  loans would be expected to decrease.  Other factors  affecting  prepayment of mortgage  loans include  changes in  mortgagors'  housing  needs,  job  transfers, unemployment,  mortgagors'  net equity in the  mortgaged  properties  and  servicing  decisions.  In addition,  the  existence of the applicable  periodic rate cap,  maximum  mortgage rate and minimum  mortgage rate may effect the likelihood of prepayments  resulting from  refinancings.  There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Some of the mortgage loans are assumable  under certain  circumstances  if, in the sole judgment of the Master  Servicer or Servicer, the  prospective  purchaser of a mortgaged  property is  creditworthy  and the security for the mortgage  loan is not impaired by the assumption.  The remainder of the mortgage loans are subject to customary  due-on-sale  provisions.  The Servicers  shall enforce any due-on-sale  clause  contained in any mortgage  note or mortgage,  to the extent  permitted  under the related  Servicing  Agreement, applicable law and governmental  regulations.  However,  if the Servicer  determines that enforcement of the due-on-sale clause would impair or threaten to impair  recovery  under the related  primary  mortgage  insurance  policy,  if any, the  Servicer  shall not be required  to enforce  the  due-on-sale  clause.  The extent to which some of the  mortgage  loans are  assumed by  purchasers  of the mortgaged  properties  rather than prepaid by the related  mortgagors in connection  with the sales of the mortgaged  properties will affect the weighted average lives of the Offered  Certificates  and may result in a prepayment  experience on the mortgage loans that differs from that on other mortgage loans.

         In general,  defaults on mortgage  loans are  expected to occur with greater  frequency  in their early years.  In addition, default rates  generally  are higher for mortgage  loans used to refinance an existing  mortgage  loan. In the event of a mortgagor's default on a mortgage loan,  there can be no assurance that recourse beyond the specific  mortgaged  property pledged as security for repayment will be available.

         The Sponsor may,  from time to time,  implement  programs  designed to encourage  refinancing.  These  programs may include, without limitation,  modifications of existing loans, general or targeted solicitations,  the offering of pre-approved  applications, reduced  origination  fees or closing costs,  or other  financial  incentives.  Targeted  solicitations  may be based on a variety of factors,  including  the credit of the borrower or the location of the  mortgaged  property.  In addition,  the Sponsor may encourage assumptions of mortgage  loans,  including  defaulted  mortgage  loans,  under which  creditworthy  borrowers  assume the outstanding indebtedness  of the  mortgage  loans which may be removed  from the  related  mortgage  pool.  As a result of these  programs,  with respect to the mortgage pool underlying any trust,  the rate of Principal  Prepayments of the mortgage loans in the mortgage pool may be higher than would  otherwise be the case,  and in some cases,  the average  credit or  collateral  quality of the  mortgage  loans remaining in the mortgage pool may decline.

Allocation of Principal Payments

Group I Certificates

         Subject  to the  circumstances  described  under  "Description  of the  Certificates—Distributions  on the  Group  I  Senior
Certificates"  herein,  generally on each  distribution  date during the first three years after the Closing Date and thereafter,  on any  distribution  date that a Trigger Event is in effect,  all principal  payments on the group I mortgage  loans will  generally be allocated to the Group I Senior Certificates.

Group II Certificates and Group III Certificates

         Subject to the  circumstances  described under  "Description  of the  Certificates—Principal  Distributions  on the Group II
Senior Certificates and the Group III Senior Certificates"  herein,  generally on each distribution date during the first seven years after the Closing Date, all principal  prepayments  on the mortgage loans in a related  Sub-Loan Group will generally be allocated to the Senior  Certificates of the related  Certificate Group.  Thereafter,  as further described in this term sheet supplement,  during some periods,  subject to loss and  delinquency  criteria  described in this term sheet  supplement,  the related  Senior  Prepayment
Percentage may continue to be  disproportionately  large (relative to the related Senior  Percentage) and the percentage of Principal
Prepayments  payable to the  related  Subordinate  Certificates  may  continue  to be  disproportionately  small.  In addition to the foregoing,  if on any distribution date, the subordination  level established for the Group II Subordinate  Certificates or the Group
III Subordinate  Certificates,  as applicable,  is exceeded and that class of Offered  Subordinate  Certificates is then outstanding, that class of Certificates  will not receive  distributions  relating to principal  prepayments on that distribution date unless that class is the class of Subordinate Certificates in such Loan Group with the highest payment priority.

Interest Shortfalls and Realized Losses

         When a principal  prepayment in full is made on a mortgage loan, the mortgagor is charged  interest only for the period from the Due Date of the  preceding  monthly  payment up to the date of the  Principal  Prepayment,  instead of for a full  month.  When a partial  Principal  Prepayment is made on a mortgage loan, the mortgagor is not charged  interest on the amount of the prepayment for the month in which the prepayment is made. In addition,  the  application of the Relief Act or similar state law to any mortgage loan will adversely affect,  for an indeterminate  period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See "Legal  Aspects of Mortgage  Loans—The  Servicemembers  Civil Relief Act" in the  prospectus.  Any interest shortfalls  resulting from a Principal  Prepayment in full or a partial  Principal  Prepayment are required to be paid by the related
Servicer,  but only to the extent  that such  amount  does not exceed the  aggregate  of the  Servicing  Fees on the  mortgage  loans serviced by that  Servicer for the related Due Period.  Any interest  shortfalls  required to be funded but not funded by the related
Servicer  are  required to be paid by the Master  Servicer,  but only to the extent  that such  amount does not exceed the  aggregate
Master Servicing  Compensation for the applicable  distribution  date. None of the Servicers nor the Master Servicer are obligated to fund  interest  shortfalls  resulting  from the  application  of the Relief Act or similar  state law.  See  "Pooling  and  Servicing
Agreement—Servicing  and Other Compensation and Payment of Expenses" herein and "Legal Aspects of Mortgage  Loans—The  Servicemembers
Civil Relief Act" in the prospectus.  Accordingly,  the effect of (1) any Principal  Prepayments on the mortgage loans, to the extent that any resulting  interest  shortfall due to such  Principal  Prepayments  exceeds any  Compensating  Interest  Payments or (2) any shortfalls  resulting  from the  application  of the Relief  Act or similar  state  law,  will be to reduce the  aggregate  amount of interest  collected that is available for  distribution  to holders of the related  Certificates.  Any resulting  shortfalls  will be allocated among the Certificates as provided in this term sheet supplement.

         The yields to  maturity  and the  aggregate  amount of  distributions  on the Offered  Certificates  will be affected by the timing of mortgagor  defaults  resulting in Realized Losses.  The timing of Realized Losses on the mortgage loans in a Loan Group and the allocation of Realized  Losses to the Offered  Certificates  could  significantly  affect the yield to an investor in the related
Offered  Certificates.  In addition,  Realized Losses on the mortgage loans may affect the market value of the Offered  Certificates, even if these losses are not allocated to the Offered Certificates.

         If the  Certificate  Principal  Balance  of a class of  Subordinate  Certificates  has been  reduced  to zero,  the yield to maturity on the class of related  Subordinate  Certificates  then  outstanding  with the lowest  payment  priority  will be extremely sensitive to losses on the  mortgage  loans in the related  Loan Group and the timing of those  losses  because the entire  amount of losses that are covered by subordination will be allocated to that class of Subordinate  Certificates.  If the Certificate  Principal
Balances of all classes of Subordinate  Certificates  related to a Loan Group have been reduced to zero, the yield to maturity on the related classes of Senior  Certificates  then outstanding will be extremely  sensitive to losses on the mortgage loans in the related
Loan Group and the timing of those losses  because the entire  amount of losses that are covered by  subordination  will be allocated to those classes of Senior Certificates.

         As described herein under "Description of the  Certificates—Allocation of Realized Losses;  Subordination" amounts otherwise distributable  to holders of the  Subordinate  Certificates  may be made  available  to protect  the  holders of the  related  Senior
Certificates against  interruptions in distributions due to mortgagor  delinquencies,  to the extent not covered by Monthly Advances, and amounts  otherwise  distributable  to holders of the  Subordinate  Certificates  with a lower  priority may be made  available to
protect  the  holders  of  related  Subordinate   Certificates  with  a  higher  priority  against  interruptions  in  distributions.
Delinquencies on the mortgage loans in a Loan Group may affect the yield to investors on the related Subordinate  Certificates,  and, even if  subsequently  cured,  will  affect  the  timing  of the  receipt  of  distributions  by the  holders  of  those  Subordinate
Certificates.  If a Trigger Event exists due to larger than expected rate of  delinquencies  or losses on the group I mortgage loans, no principal  payments  will be made to the Group I Subordinate  Certificates  as long as such Trigger Event exists as long as any of the Group I Senior  Certificates  are still  outstanding.  Similarly,  a larger than expected rate of  delinquencies or losses on the mortgage  loans in Loan Group II or Loan Group III will affect the rate of principal  payments on each class of Group II  Subordinate
Certificates  or Group III  Subordinate  Certificates,  respectively,  if it delays the  scheduled  reduction  of the related  Senior
Prepayment  Percentage,  triggers an increase of the related  Senior  Prepayment  Percentage  to 100% or triggers a lockout of one or more classes of Group II  Subordinate  Certificates  or Group III  Subordinate  Certificates,  respectively,  from  distributions  of portions of the related  Subordinate  Optimal Principal Amount. See "Description of the  Certificates—Principal  Distributions on the
Group II Senior  Certificates  and the Group III Senior  Certificates"  and  "—Principal  Distributions  on the Group II  Subordinate
Certificates and the Group III Subordinate Certificates" herein.

         In some cases,  Special Hazard Losses allocable to a class of Senior  Certificates in a Loan Group will instead be allocated to the  Subordinate  Certificates in the other Loan Group.  See  "Description  of the  Certificates—Cross-Collateralization"  herein.
This limited cross-collateralization is intended as credit enhancement for each Loan Group.

Excess Spread Available to the Group I Certificates

         The weighted  average life and yield to maturity of each class of Group I Offered  Certificates  will also be  influenced by the amount of Excess Spread  generated by the group I mortgage loans and applied in reduction of the Certificate  Principal  Balances of the Group I Offered  Certificates.  The level of Excess Spread  available on any  distribution  date to be applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates and will be influenced by, among other factors,

o    the  overcollateralization  level of the group I mortgage loans at such time,  i.e., the extent to which interest on the group I mortgage loans is accruing on a higher stated principal balance than the aggregate  Certificate Principal Balance of the Group I
     Offered Certificates;

o    the delinquency and default experience of the group I mortgage loans;

o    the level of One-Month LIBOR; and

o    the provisions of the Agreement that permit  principal  collections  to be  distributed to the Class B-IO  Certificates  and the
     Residual Certificates in each case as provided in the Agreement when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate  Principal  Balance of a class of Group I Offered  Certificates,  the weighted average life thereof can be expected to shorten. No assurance,  however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to maturity of the Group I Offered Certificates and, in particular the Group I Subordinate  Certificates,  in the order of payment  priority,  will be progressively  more sensitive to the rate, timing and severity of Realized Losses on the group I mortgage  loans.  If an  Applied  Realized  Loss  Amount is  allocated  to a class of Group I Offered  Certificates,  that class will thereafter accrue interest on a reduced  Certificate  Principal  Balance.  Although the Applied Realized Loss Amount so allocated may be recovered on future  distribution  dates to the extent Excess  Cashflow is available  for that purpose,  there can be no assurance that those amounts will be available or sufficient.

         To the extent  that the  pass-through  rate on the group I is limited by the Net Rate Cap,  the  difference  between (x) the interest  amount  payable to such class at the applicable  pass-through  rate without regard to the Net Rate Cap, and (y) the Current
Interest  payable to such class on an applicable  distribution  date will create a shortfall.  Such  shortfall will be payable to the extent of Excess  Cashflow and with respect to certain  Certificates  to the extent of payments  made under the Cap  Contracts on the applicable  distribution date.  Payments under the Cap Contracts are based on the lesser of the Certificate  Principal Balance of the related  class of  Certificates  and the  principal  balance of such class based on certain  prepayment  assumptions.  If the group I mortgage loans do not prepay according to those assumptions,  it may result the Cap Contracts  providing  insufficient funds to cover such  shortfalls.  In addition,  each Cap Contract  provides for payment of the excess of One-Month  LIBOR over a specified per annum rate, which also may not provide sufficient funds to over such shortfalls.

Pass-Through Rates of the Group II Certificates and the Group III Certificates

         The yields to  maturity on the Group II Offered  Certificates  and the Group III  Offered  Certificates  will be affected by their  Pass-Through  Rates. The Pass-Through  Rates on the Group II Offered  Certificates and Group III Offered  Certificates will be sensitive to the adjustable  mortgage rates on the related mortgage loans. As a result,  these  Pass-Through  Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Assumed Final Distribution Date

         The assumed final  distribution  date for each class of  Certificates is as set forth in the Term Sheet and is generally the distribution  date in the month  following  the month of the latest  scheduled  maturity date of any of the related  mortgage  loans.
Since the rate of payment  (including  prepayments)  of principal on the mortgage  loans in the related Loan Group can be expected to exceed the scheduled  rate of payments,  and could exceed the scheduled  rate by a substantial  amount,  the  disposition of the last remaining mortgage loan may be earlier, and could be substantially  earlier,  than the assumed final distribution date.  Furthermore, the  application  of principal  collections  and, in the case of the Group I Offered  Certificates,  excess  spread,  could cause the actual final distribution date to occur  significantly  earlier than the assumed final  distribution  date. In addition,  the Sponsor or its designee may, at its option,  repurchase from the trust all the (i) group I mortgage loans on or after any  distribution  date on which the aggregate  stated  principal  balances of the group I mortgage  loans are less the  percentage (as set forth in the Term
Sheet) of the sum of (A) of the Cut-off  Date Stated  Principal  Balance of the group I mortgage  loans and (B) the  aggregate of the pre-funded  amount as of the Cut-off  Date,  (ii) group II mortgage  loans on or after any  distribution  date on which the aggregate stated  principal  balances of the group II mortgage  loans are less the percentage of the Cut-off Date Stated  Principal  Balance of the group II mortgage  loans and (iii) group III  mortgage  loans on or after any  distribution  date on which the  aggregate  stated
principal  balances of the group III  mortgage  loans are less the  percentage  of the Cut-off Date Stated  Principal  Balance of the
group III mortgage loans. See "The Pooling and Servicing  Agreement—Termination"  herein and "The Agreements—Termination;  Retirement of Securities" in the prospectus.

Weighted Average Life

         The  weighted  average  life of a  security  refers to the  average  amount of time  that will  elapse  from the date of its issuance  until each dollar of principal  of such  security  will be  distributed  to the  investor.  The weighted  average life of a
Certificate  is determined by (a)  multiplying  the amount of the reduction,  if any, of the  Certificate  Principal  Balance of such
Certificate from one distribution  date to the next  distribution date by the number of years from the date of issuance to the second such  distribution  date,  (b)  adding  the  results  and (c)  dividing  the sum by the  aggregate  amount of the  reductions  in the
Certificate  Principal Balance of such Certificate  referred to in clause (a). The weighted average life of the Offered  Certificates of each  class  will be  influenced  by the rate at which  principal  on the  mortgage  loans  is paid,  which  may be in the form of scheduled  payments or  prepayments  (including  prepayments  of principal by the mortgagor as well as amounts  received by virtue of condemnation,  insurance or foreclosure  with respect to the mortgage  loans),  and the timing thereof.  The actual weighted  average life and term to  maturity  of each  class of  Certificates,  in  general,  will be  shortened  if the level of such  prepayments  of principal on the related mortgage loans increases.

Yield Sensitivity of the Interest Only Certificates

         The yield to  maturity  on the  Interest-Only  Certificates  will be  extremely  sensitive  to both the timing of receipt of prepayments  and the overall  rate of  principal  prepayments  and defaults on the related  mortgage  loans which rate may  fluctuate significantly  over time,  because the  Notional  Amount of the  Interest-Only  Certificates  is equal to the  aggregate  Certificate
Principal  Balance of the related  Certificates.  Investors in the Interest-Only  Certificates  should fully consider the risk that a rapid rate of  prepayments  on the related  mortgage  loans could  result in the failure of such  investors  to fully  recover  their investments,  in particular  because all principal  prepayments on the related  mortgage loans on each  distribution  date during the first seven years after the Closing Date will be allocated to the related Certificates (in each case subject to limited exceptions).

                                                   POOLING AND SERVICING AGREEMENT

General

         The  Certificates  will be issued  pursuant  to the  Agreement,  a form of which is filed as an exhibit to the  registration statement.  A current  report on Form 8-K relating to the  Certificates  containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange  Commission  within fifteen days of the initial issuance of the  Certificates.  The trust fund created under the Agreement will consist of (1) all of the  Depositor's  right,  title and interest in and to the mortgage loans, the related mortgage notes,  mortgages and other related  documents,  including all interest and principal due with respect to the mortgage  loans after the Cut-off Date,  but excluding any payments of principal or interest due on or prior to the Cut-off Date,
(2) any mortgaged  properties  acquired on behalf of  certificateholders  by foreclosure  or by deed in lieu of  foreclosure  and any revenues  received  thereon,  (3) the rights of the Trustee under all insurance  policies  required to be maintained  pursuant to the
Agreement,  (4) the rights of the Depositor  under the Mortgage Loan Purchase  Agreement  between the Depositor and the Sponsor,  (5)
such assets relating to the mortgage loans as from time to time may be held in the Protected  Accounts and the Distribution  Account,
(6) the rights with respect to the Servicing  Agreement,  to the extent  assigned to the Trustee,  (7) the rights with respect to the
Cap Contracts and (8) any proceeds of the foregoing.  Reference is made to the  prospectus  for important  information in addition to that set forth  herein  regarding  the trust fund,  the terms and  conditions  of the  Agreement  and the Offered  Certificates.  The
Offered  Certificates  will be transferable  and exchangeable at the corporate trust offices of the Securities  Administrator,  which will serve as Certificate  Registrar and Paying Agent;  for these purposes and for purposes of presentment  and surrender  located at
Sixth Street and Marquette Avenue,  Minneapolis,  Minnesota 55479, Attention:  Corporate Trust Group, BSAAT 2007-1, and for all other purposes  located at 9062 Old Annapolis  Road,  Columbia,  Maryland  21045,  Attention:  Corporate  Trust Group,  BSAAT  2007-1.  The
Depositor will provide to prospective or actual  certificateholders  without charge, on written request, a copy (without exhibits) of the Agreement.  Requests  should be addressed to Structured  Asset Mortgage  Investments II Inc., 383 Madison  Avenue,  New York, New
York 10179.

Assignment of the Mortgage Loans

         At the time of issuance of the  Certificates,  the Depositor will cause the mortgage loans,  together with all principal and interest due on or with respect to such mortgage  loans after the Cut-off Date, to be sold to the trust.  The mortgage  loans in each of the Loan  Groups  will be  identified  in a schedule  appearing  as an exhibit to the  Agreement  with each Loan Group  separately identified.  Such schedule  will include  information  as to the  principal  balance of each mortgage loan as of the Cut-off Date, as well as information  including,  among other things, the mortgage rate, the Net Rate, the Monthly Payment,  the maturity date of each mortgage note and the Loan-to-Value Ratio.

Representations and Warranties

         In the Mortgage Loan Purchase Agreement and each subsequent transfer  instrument,  pursuant to which the Depositor purchased
(or will purchase) the mortgage  loans from the Sponsor,  the Sponsor made (or will make) certain  representations  and warranties to the  Depositor  concerning  the  mortgage  loans.  The Trustee will be assigned  all right,  title and interest in the Mortgage  Loan
Purchase Agreement and the subsequent transfer  instrument insofar as they relate to such  representations and warranties made by the
Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1)      The information set forth in the mortgage loan schedule is true,  complete and correct in all material  respects as of the date such representation was made;

         (2)      Immediately  prior to the sale of the related  mortgage loans  pursuant to the Mortgage Loan Purchase  Agreement or the  subsequent  transfer  instrument,  the Sponsor was the sole owner of  beneficial  title and holder of each mortgage and mortgage note relating to the related mortgage loans as of the Closing Date or the related subsequent  transfer date, as applicable,  or as of another  specified date, is conveying the same to the Depositor free and clear of any encumbrance,  equity,  participation  interest, lien, pledge,  charge,  claim or security interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement or subsequent transfer instrument; and

         (3)      As of the  Closing  Date or related  subsequent  transfer  date there is no  monetary  default  existing  under any mortgage  or the  related  mortgage  note and there is no  material  event  which,  with the  passage of time or with  notice and the expiration of any grace or cure period,  would  constitute a default,  breach or event of  acceleration;  and neither the Sponsor nor any of its  respective  affiliates  has taken any action to waive any default,  breach or event of  acceleration;  and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

         In the case of a breach of any  representation  or warranty set forth  above,  or  otherwise  included in the Mortgage  Loan
Purchase  Agreement,  which materially and adversely affects the value of the interests of  certificateholders  or the Trustee in any of the  mortgage  loans,  within 90 days from the date of  discovery  or notice  from the  Trustee,  the  Depositor,  the  Securities
Administrator  or the Sponsor of such breach,  the Sponsor will either (i) cure such breach in all  material  respects,  (ii) provide the Trustee with a substitute  mortgage  loan (if within two years of the Closing Date) or (iii)  purchase the related  mortgage loan at the applicable  Repurchase  Price.  This obligation of the Sponsor to cure,  purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

The Custodian

         Wells Fargo is acting as  custodian  of the mortgage  loan files  pursuant to the  Custodial  Agreement.  In that  capacity,
Wells Fargo is  responsible  to hold and  safeguard  the mortgage  notes and other  contents of the  mortgage  files on behalf of the
Trustee and the  certificateholders.  Wells Fargo  maintains  each  mortgage loan file in a separate file folder marked with a unique
bar code to assure  loan-level  file  integrity  and to assist in inventory  management.   Files are  segregated  by  transaction  or
investor.   Wells Fargo has been engaged in the mortgage  document  custody  business for more than 25 years.  Wells Fargo  maintains document  custody  facilities  in its  Minneapolis,  Minnesota  headquarters  and in three  regional  offices  located in  Richfield,
Minnesota,  Irvine,  California,  and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate  capacity of over eleven million files.  For a general  description of Wells Fargo, see the description herein under "The Master Servicer and the Servicers—The Master Servicer."

The Trustee

         The Trustee is Citibank,  N.A., a national  banking  association  and wholly owned  subsidiary of Citigroup Inc., a Delaware corporation.  Citibank,  N.A.  performs  as  trustee  through  the Agency  and Trust  line of  business,  which is part of the Global
Transaction  Services  division.  Citibank,  N.A. has primary corporate trust offices located in both New York and London.  Citibank,
N.A. is a leading provider of corporate trust services offering a full range of agency,  fiduciary,  tender and exchange,  depositary and  escrow  services.  As of the end of the first  quarter of 2007,  Citibank's  Agency  and Trust  group  manages in excess of $3.9 trillion in fixed income and equity  investments  on behalf of  approximately  2,500  corporations  worldwide.  Since 1987,  Citibank
Agency and Trust has provided  trustee  services for asset-backed  securities  containing pool assets  consisting of airplane leases, auto loans and  leases,  boat  loans,  commercial  loans,  commodities,  credit  cards,  durable  goods,  equipment  leases,  foreign securities,  funding  agreement  backed  note  programs,  truck  loans,  utilities,  student  loans and  commercial  and  residential mortgages.  As of the end of the first quarter of 2007,  Citibank,  N.A. acts as trustee  and/or paying agent for  approximately  361 various residential mortgage-backed transactions.

         If an event of default  has not  occurred  (or has  occurred  but is no longer  continuing)  under the  Agreement,  then the
Trustee  will  perform  only such duties as are  specifically  set forth in the  Agreement as being the duties to be performed by the
Trustee prior to the occurrence (or following the  discontinuance) of an event of default  thereunder.  If an event of default occurs and is  continuing  under the  Agreement,  the  Trustee is required  to  exercise  such of the rights and powers  vested in it by the
Agreement,  such as (upon the  occurrence and during the  continuance  of certain  events of default)  either acting as the successor master servicer or appointing a successor master  servicer,  and use the same degree of care and skill in their exercise as a prudent investor  would  exercise  or use under the  circumstances  in the  conduct  of such  investor's  own  affairs.  Subject  to  certain qualifications  specified in the Agreement,  the Trustee will be liable for its own negligent  action,  its own negligent  failure to act and its own willful misconduct.

         The Trustee's  duties and  responsibilities  under the Agreement  include,  upon receipt of  resolutions,  certificates  and reports which are  specifically  required to be furnished to it pursuant to the Agreement,  examining them to determine  whether they are in the form required by the Agreement,  providing to the Securities  Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the  Trustee  will be payable by the Master  Servicer.  The  Agreement  will  provide  that the  Trustee  and any director,  officer,  employee  or agent of the  Trustee  will be  entitled  to recover  from the  Distribution  Account  prior to any distributions  to the  certificateholders  all  reasonable  out-of pocket  expenses,  disbursements  and advances of the Trustee,  in connection with any event of default,  any breach of the Agreement or any claim or legal action  (including any pending or threatened claim or legal  action)  incurred  or made by the  Trustee in the  administration  of the trust  created  pursuant  to the  Agreement
(including the reasonable  compensation and  disbursements of its counsel),  other than any such expense,  disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The Trustee may resign at any time,  in which event the  Depositor  will be  obligated to appoint a successor  trustee.  The
Depositor  may also remove the Trustee if the Trustee  ceases to be eligible to continue as Trustee  under the Agreement and fails to resign  after  written  request  therefor  by the  Depositor  or if the  Trustee  becomes  insolvent.  Upon  becoming  aware of those circumstances,  the Depositor  will be obligated to appoint a successor  trustee.  The Trustee may also be removed at any time by the holders of  Certificates  evidencing  not less than 51% of the  aggregate  voting rights in the related  trust.  Any  resignation  or removal of the Trustee and appointment of a successor  trustee will not become  effective until  acceptance of the appointment by the successor trustee as set forth in the Agreement.

         On and after the time the Master  Servicer  receives a notice of termination  pursuant to the  Agreement,  the Trustee shall automatically  become the  successor  to the Master  Servicer  with  respect to the  transactions  set forth or  provided  for in the
Agreement and after a transition period (not to exceed 90 days), shall be subject to all the  responsibilities,  duties,  liabilities and  limitations  on  liabilities  relating  thereto  placed on the Master  Servicer by the terms and  provisions  of the  Agreement;
provided,  however,  that EMC shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor  Master  Servicer;  provided  further,  however,  that the Trustee shall have no obligation  whatsoever with respect to any liability  (other than advances deemed  recoverable and not previously  made) incurred by the Master Servicer at or prior to the time of termination.  Effective on the date of such notice of termination,  as compensation therefor, the Trustee shall be entitled to all compensation,  reimbursement  of  expenses  and  indemnification  that the  Master  Servicer  would have been  entitled  to if it had continued to act pursuant to the Agreement  except for those amounts due the Master  Servicer as  reimbursement  permitted under this
Agreement for advances  previously  made or expenses  previously  incurred.  Notwithstanding  the  foregoing,  the Trustee may, if it shall be unwilling to so act, or shall,  if it is prohibited by applicable law from making  advances or if it is otherwise  unable to so act, appoint, or petition a court of competent  jurisdiction to appoint, any established  mortgage loan servicing  institution the appointment  of which does not adversely  affect the then current rating of the  Certificates  by each rating agency as the successor to the  Master  Servicer  pursuant  to the  Agreement  in the  assumption  of all or any  part  of the  responsibilities,  duties  or liabilities of the Master  Servicer  pursuant to the Agreement.  Any successor  Master  Servicer shall be an established  housing and home  finance  institution  which is a Fannie Mae- or Freddie  Mac-approved  servicer,  and with respect to a successor to the Master
Servicer only,  having a net worth of not less than  $10,000,000;  provided,  that the Trustee shall obtain a letter from each Rating
Agency that the ratings,  if any, on each of the  Certificates  will not be lowered as a result of the  selection of the successor to the Master Servicer.  If the Trustee assumes the duties and responsibilities of the Master Servicer,  the Trustee shall not resign as successor  master  servicer until another  successor  master servicer has been appointed and has accepted such  appointment.  Pending appointment of a successor to the Master Servicer under the Agreement,  the Trustee,  unless the Trustee is prohibited by law from so acting,  shall act in such capacity as provided in the Agreement.  In connection with such  appointment  and assumption,  the Trustee may make such  arrangements  for the  compensation  of such  successor out of payments on mortgage  loans or otherwise as it and such successor  shall agree;  provided that such  compensation  shall not be in excess of that which the Master  Servicer  would have been entitled to if the Master  Servicer had continued to act under the Agreement,  and that such successor shall undertake and assume the obligations  of the Master  Servicer to pay  compensation  to any third Person  acting as an agent or  independent  contractor in the performance  of master  servicing  responsibilities  under the  Agreement.  The Trustee and such  successor  shall take such  action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

         The costs and  expenses  of the  Trustee in  connection  with the  termination  of the  Master  Servicer,  appointment  of a successor  master  servicer and, if applicable,  any transfer of servicing,  including,  without  limitation,  all costs and expenses associated  with the complete  transfer of all servicing data and the  completion,  correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or  insufficiencies  in the servicing data or otherwise enable the Trustee or successor  master servicer to service the mortgage loans properly and  effectively,  to the extent not paid by the terminated  master servicer,  will be payable to the Trustee by the Master Servicer  pursuant to the Agreement.  Any successor to the Master Servicer as successor  servicer under any  subservicing  agreement shall give notice to the applicable  mortgagors of such change of servicer and will,  during the term of its service as successor  servicer,  maintain in force the policy or policies  that the Master  Servicer is required to maintain pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master Servicer  respecting the mortgage loans as provided herein,  it will do so in a separate  capacity and not in its capacity as Trustee and,  accordingly,  the  provisions of the Agreement  concerning the
Trustee's  duties will be  inapplicable  to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans  (although such  provisions  will continue to apply to the Trustee in its capacity as Trustee);  the provisions of the
Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

         Upon any  termination  or  appointment  of a successor to the Master  Servicer,  the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having  express duties under the Agreement,  the Trustee,  as a fiduciary,  also has certain duties unique to fiduciaries  under  applicable  law. In general,  the Trustee will be subject to certain  federal laws and,  because the Agreement is governed by New York law,  certain New York state laws. As a national bank acting in a fiduciary  capacity,  the trustee will, in the administration of its duties under the Agreement,  be subject to certain regulations  promulgated by the Office of the Comptroller of the  Currency,  specifically  those set forth in Chapter  12,  Part 9 of the Code of  Federal  Regulations.  New York  common law has required  fiduciaries  of common law trusts  formed in New York to perform  their  duties in  accordance  with the  "prudent  person"
standard,  which, in this  transaction,  would require the Trustee to exercise such diligence and care in the  administration  of the trust as a person of  ordinary  prudence  would  employ in  managing  his own  property.  However,  under New York  common  law,  the application  of this  standard  of care can be  restricted  contractually  to apply  only  after the  occurrence  of a  default.  The
Agreement  provides that the Trustee is subject to the prudent  person  standard only for so long as an event of default has occurred and remains uncured.

The Securities Administrator

         Under the terms of the  Agreement,  Wells Fargo is also  responsible  for  securities  administration,  which  includes pool performance  calculations,  distributions  to the  certificateholders,  distribution  calculations  and the  preparation  of  monthly distribution  reports.  As securities  administrator,  Wells Fargo is  responsible  for the  preparation  and filing of all REMIC tax returns on behalf of the Trust REMICs and the  preparation of monthly  reports on Form 10-D,  certain current reports on Form 8-K and annual  reports on Form 10-K that are  required to be filed with the  Securities  and  Exchange  Commission  on behalf of the issuing
Trust.  Wells Fargo has been  engaged in the business of  securities  administration  since June 30,  1995.  As of December 31, 2006,
Wells  Fargo was  acting as  securities  administrator  with  respect  to more than  $1,006,418,000,000  of  outstanding  residential mortgage-backed  securities.  For a general  description of Wells Fargo,  see the  description  herein under "The Master Servicer and the Servicers—The Master Servicer."

         Wells Fargo  Bank's  assessment  of  compliance  with  applicable  servicing  criteria  relating to its  provision of master servicing,  trustee,  securities  administration  and paying agent services for the twelve months ended December 31, 2006,  furnished pursuant to Item 1122 of Regulation AB,  discloses that it was not in compliance  with the  1122(d)(3)(i)  servicing  criteria during that reporting  period.  The assessment of compliance  indicates that certain monthly investor or remittance  reports included errors in the  calculation  and/or the  reporting  of  delinquencies  for the related  pool  assets,  which  errors may or may not have been material,  and that all such errors were the result of data processing errors and/or the mistaken  interpretation of data provided by other parties  participating in the servicing function.  The assessment further states that all necessary  adjustments to Wells Fargo
Bank's data  processing  systems  and/or  interpretive  clarifications  have been made to correct those errors and to remedy  related procedures.

         The Securities  Administrator shall serve as Certificate Registrar and Paying Agent. The Securities  Administrator's  office for notices under the  Agreement is located at 9062 Old Annapolis  Road,  Columbia,  Maryland  21045,  and for  certificate  transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The  Agreement  will  provide  that  the  Securities  Administrator  and any  director,  officer,  employee  or agent of the
Securities  Administrator  will be  entitled  to recover  from the  Distribution  Account  all  reasonable  out-of  pocket  expenses, disbursements and advances of the Securities  Administrator,  in connection with any event of default, any breach of the Agreement or any  claim or  legal  action  (including  any  pending  or  threatened  claim or legal  action)  incurred  or made by the  Securities
Administrator  in the  administration  of the trust created  pursuant to the Agreement  (including  the reasonable  compensation  and disbursements of its counsel),  other than any such expense,  disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

The Master Servicer and Servicers

         Master Servicer

         The Master  Servicer  will be  responsible  for master  servicing  the mortgage  loans.  Master  servicing  responsibilities include:

              o   receiving certain funds from servicers;

              o   reconciling servicing activity with respect to the mortgage loans;

              o   oversight of all servicing activity by the servicers; and

              o   providing certain notices and other responsibilities as detailed in the Agreement.

         The Master  Servicer  may,  from time to time,  outsource  certain  of its master  servicing  functions,  although  any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the Agreement.

         For a general  description of the master servicer and its activities,  see "Master  Servicer" in this term sheet supplement.
For a general  description of material terms relating to the Master Servicer's  removal or replacement,  see "The  Agreements—Certain
Matters Regarding the Master Servicer and the Depositor" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

              o   communicating with borrowers;

              o   sending monthly remittance statements to borrowers;

              o   collecting payments from borrowers;

              o   recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans (i.e.  repayment  plan, modification, foreclosure, etc.);

              o   accurate and timely  accounting,  reporting  and  remittance  of the  principal  and  interest  portions of monthly installment  payments to the master  servicer,  together with any other sums paid by borrowers that are required to be remitted;

              o   accurate and timely accounting and administration of escrow and impound accounts, if applicable;

              o   accurate and timely reporting of negative amortization amounts, if any;

              o   paying escrows for borrowers, if applicable;

              o   calculating and reporting payoffs and liquidations;

              o   maintaining an individual file for each loan; and

              o   maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

Servicing and Other Compensation and Payment of Expenses

         The Master  Servicer will be entitled to  compensation  for its activities as specified in the Agreement.  The Depositor may also be entitled to  investment  income on the funds in the  Distribution  Account for the period  specified  in the  Agreement.  The
Master  Servicer and the  Depositor  will be liable for losses on such funds to the extent  described in the  Agreement.  The amounts due to the Master  Servicer as specified in this paragraph are hereafter  referred to as the Master  Servicer  Compensation.  Each of the Servicers will be entitled to receive a Servicing Fee as compensation  for its activities under the related  Servicing  Agreement equal to 1/12 of the Servicing Fee Rate  multiplied by the Stated  Principal  Balance of each mortgage loan serviced by such Servicer as of the Due Date in the  month  preceding  the  month  in  which  such  distribution  date  occurs.  However,  Prepayment  Interest
Shortfalls  on the mortgage  loans  resulting  from  prepayments  in full or in part will be offset by the related  Servicer up to an amount equal to its aggregate  Servicing Fee due in such month or, upon a Servicer's  default in the payment  thereof,  by the Master
Servicer on the  distribution  date in the following  calendar  month to the extent of  Compensating  Interest  Payments as described herein.

         In addition to the primary  compensation  described  above,  the  applicable  Servicer may be entitled to retain  assumption fees,  tax service fees,  late payment  charges and, with respect to the group II mortgage  loans only,  any  prepayment  charges and penalties, in each case the extent collected from the related mortgagor and as provided in the related Servicing Agreement.

         The applicable  Servicer will pay all related expenses incurred in connection with its servicing  responsibilities  (subject to limited reimbursement as described in the related Servicing Agreement).

Table of Fees

         The following  table  indicates the fees expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Offered Certificates are outstanding.

         All fees are expressed as a percentage,  at an annualized rate,  applied to the outstanding  aggregate  principal balance of the mortgage loans.

                   Item                         Fee                           Paid From
         _______________________    ____________________________  ___________________________________
         Servicing Fee(1)           0.25%   through   0.75%  per  Mortgage Loan Interest Collections
                                    annum

         (1)  The servicing fee is paid on a first priority basis from  collections  allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Collection and Other Servicing Procedures

         The  applicable  Servicers  will use their  reasonable  efforts to ensure  that all  payments  required  under the terms and provisions of the mortgage loans are collected,  and shall follow collection  procedures comparable to the collection procedures that the Servicer  employs when servicing  mortgage loans for its own account,  to the extent such procedures shall be consistent with the terms of the Servicing  Agreements.  The Master Servicer shall not consent to any modification  that will result in the imposition of taxes on any REMIC or otherwise  adversely  affect the REMIC status of the trust.  Any modified loan may remain in the Trust, and the reduction in  collections  resulting  from a  modification  may result in reduced  distributions  of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the Servicers have knowledge  thereof,  the
Servicers will accelerate the maturity of the mortgage loan, to the extent  permitted by the terms of the related  mortgage note, the terms of any primary mortgage  insurance  policy and applicable law. If a Servicer  reasonably  believes that the due-on-sale  clause cannot be enforced  under  applicable  law,  such Servicer may enter into (i) an  assumption  agreement  with the person to whom such property  has been or is about to be  conveyed,  pursuant  to which  such  person  becomes  liable  under the  mortgage  note and the mortgagor,  to the extent permitted by applicable law, remains liable thereon or (ii) a substitution of liability  agreement pursuant to which the original  mortgagor is released  from  liability  and the  purchaser of the  mortgaged  property is  substituted  as the mortgagor and becomes liable under the mortgage note, in accordance with the terms of the Servicing  Agreement.  The related Servicer will retain any fee collected for entering into an assumption agreement as additional  servicing  compensation to the extent provided in the  related  Servicing  Agreement.  In regard  to  circumstances  in which the  Servicers  may be unable to  enforce  due-on-sale clauses, see "Legal Aspects of Mortgage  Loans—Enforceability  of Certain Provisions" in the prospectus.  In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed.

         Each Servicer will  establish and maintain,  in addition to the Protected  Account  described  herein under "—The  Protected
Accounts,"  one or more accounts  which comply with the  requirements  of the Servicing  Agreements.  The Servicers  will deposit and retain therein all collections from the mortgagors for the payment of taxes,  assessments,  insurance  premiums,  or comparable items as agent of the mortgagors as provided in the Servicing  Agreements.  Each of these  accounts and the investment of deposits  therein shall comply with the requirements of the Servicing  Agreements and shall meet the  requirements of the Rating Agencies.  Withdrawals of  amounts  from the  Protected  Accounts  may be made to effect  timely  payment  of taxes,  assessments,  insurance  premiums,  or comparable  items,  to reimburse the Servicer for any advances made with respect to such items,  for  application  to  restoration or repair of the mortgaged  property,  to refund to any mortgagors  any sums as may be determined to be overages,  to pay to the related
Servicer,  or to the  mortgagor to the extent  required by law,  interest  paid on the funds on deposit in such accounts to clear and terminate,  such accounts at or at any time after the termination of the Servicing Agreements,  and to make such other withdrawals as provided in the Servicing Agreements.

         The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Modifications

         The Servicer will use its  reasonable  efforts to ensure that all payments  required  under the terms and  provisions of the mortgage loans are collected,  and will follow  collection  procedures  comparable to the collection  procedures of prudent  mortgage lenders servicing mortgage loans for its own account, to the extent such procedures will be consistent with the Agreement.

         In  instances in which a mortgage  loan is in default or if default is  reasonably  foreseeable,  and if  determined  by the
Servicer to be in the best interests of the  certificateholders,  the Servicer may engage,  either directly or through  subservicers, in a wide  variety of loss  mitigation  practices  including  waivers,  modifications,  payment  forbearances,  partial  forgiveness, entering into  repayment  schedule  arrangements,  and  capitalization  of arrearages  rather than  proceeding  with  foreclosure  or repossession,  if applicable.  Modifications may have the effect of, among other things,  reducing the loan rate,  forgiving payments of  principal,  interest or other amounts owed under the mortgage loan or contract,  such as taxes or insurance  premiums,  extending the final  maturity date of the loan,  capitalizing  delinquent  interest and other amounts owed under the mortgage loan or contract, or any  combination  of these or other  modifications.  In  addition,  if the loan is not in default or if default is not  reasonably foreseeable,  the Servicer may modify the loan only to the extent set forth in the Agreement;  provided that, such  modification will not result in the  imposition of taxes on any REMIC or otherwise  adversely  affect the REMIC status of the trust.  Any modified loan may remain in the trust,  and the reduction in  collections  resulting  from a modification  may result in reduced  distributions  of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Evidence as to Compliance

         The Agreement  will provide that on or before a specified  date in March of each year,  beginning  with the first year after the year in which the Cut-off Date occurs,  each party  participating in the servicing  function will provide to the Master Servicer, the  Depositor  and the  Securities  Administrator  a report on an  assessment  of  compliance  with the minimum  servicing  criteria established in Item 1122(a) of Regulation AB (the "AB Servicing  Criteria").  The AB Servicing  Criteria  include  specific  criteria relating to the following areas:  general servicing  considerations,  cash collection and  administration,  investor  remittances and reporting,  and pool asset  administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The  Agreement  will also  provide  that each party  participating  in the  servicing  function  will  deliver to the Master
Servicer,  Depositor and the Securities  Administrator along with its report on assessment of compliance,  an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Agreement  will also provide for delivery to the Master  Servicer,  Depositor and the  Securities  Administrator,  on or
before a specified date in March of each year, of a separate  annual  statement of compliance  from each servicer to the effect that, to the best  knowledge  of the signing  officer,  such person has  fulfilled  in all  material  respects  its  obligations  under the
Agreement or related  servicing  agreement  throughout the preceding year or, if there has been a material failure in the fulfillment of any such  obligation,  the statement will specify such failure and the nature and status  thereof.  This statement may be provided as a single form making the required statements as to more than one Agreement or related servicing agreement.

         Copies of the annual  reports of  assessment of  compliance,  attestation  reports,  and  statements  of  compliance  may be obtained by certificateholders  without charge, if not available on the Securities  Administrator's  website, upon written request to the Master  Servicer at the address of the Master  Servicer  set forth above under "The Master  Servicer."  These items will be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

Realization Upon Defaulted Mortgage Loans

         Each Servicer  will take such action as it deems to be in the best interest of the trust with respect to defaulted  mortgage loans and foreclose upon or otherwise  comparably  convert the ownership of properties  securing defaulted mortgage loans as to which no satisfactory collection  arrangements can be made. To the extent set forth in the related Servicing Agreement,  each Servicer will service the property  acquired by the trust through  foreclosure or  deed-in-lieu  of foreclosure in accordance  with procedures that such Servicer  employs and exercises in servicing and  administering  mortgage  loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

         Since  Insurance  Proceeds  cannot  exceed  deficiency  claims and certain  expenses  incurred by a Servicer,  no  insurance payments  will result in a recovery to  certificateholders  which  exceeds  the  principal  balance of the  defaulted  mortgage  loan together with accrued interest thereon at its Net Rate.

Transfer of Master Servicing

         The Master  Servicer  may sell and assign its rights and  delegate  its duties and  obligations  in its  entirety  as master servicer under the Agreement;  provided,  however,  that:  (i) the purchaser or transferee  accepting such  assignment and delegation
(a) shall be a person which shall be  qualified  to service  mortgage  loans for Fannie Mae or Freddie Mac  notwithstanding  that the
Master  Servicer need not be so qualified;  (b) shall have a net worth of not less than  $10,000,000  (unless  otherwise  approved by each rating agency  pursuant to clause (ii) below);  (c) shall be reasonably  satisfactory  to the Trustee (as evidenced in a writing signed  by the  Trustee);  and (d)  shall  execute  and  deliver  to the  Trustee  an  agreement,  in form and  substance  reasonably satisfactory to the Trustee,  which contains an assumption by such person of the due and punctual  performance and observance of each covenant and condition to be performed or observed by it as master  servicer  under the  Agreement;  (ii) each Rating Agency shall be given prior written notice of the identity of the proposed  successor to the Master  Servicer and each Rating  Agency's rating of the
Certificates in effect  immediately prior to such assignment,  sale and delegation will not be downgraded,  qualified or withdrawn as a result of such  assignment,  sale and delegation,  as evidenced by a letter to such effect delivered to the Master Servicer and the
Trustee (at the expense of the Master Servicer);  (iii) the Master Servicer  assigning and selling the master servicing shall deliver to the Trustee an  officer's  certificate  and an opinion of counsel  addressed to the  Trustee,  each  stating  that all  conditions precedent to such action under the Agreement  have been  completed and such action is permitted by and complies with the terms of the
Agreement  and (iv) in the event the  Master  Servicer  is  terminated  without  cause by EMC,  EMC shall pay the  terminated  Master
Servicer a termination  fee equal to 0.25% of the aggregate  Stated  Principal  Balance of the Mortgage  Loans at the time the master servicing of the Mortgage Loans is transferred to the successor  master  servicer.  No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Optional Purchase of Defaulted Loans

         With  respect to any  Mortgage  Loan which as of the first day of a Fiscal  Quarter is  delinquent  in payment by 90 days or more or is an REO  Property,  the Sponsor  shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the
Repurchase Price;  provided,  however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this  purchase  option,  if not theretofore  exercised,  shall terminate on the date prior to the last day of the  related  Fiscal  Quarter.  This  purchase  option,  if not  exercised,  shall not be  thereafter  reinstated  unless  the delinquency is cured and the Mortgage Loan thereafter  again becomes 90 days or more delinquent or becomes an REO Property,  in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

The Protected Accounts

         Each Servicer will establish and maintain one or more  accounts,  referred to herein as the Protected  Accounts,  into which it will deposit on a daily basis all  collections  of principal  and interest on any  mortgage  loans,  including  but not limited to
Principal  Prepayments,  Insurance  Proceeds,  Liquidation  Proceeds  (less amounts  reimbursable  to the Servicer out of Liquidation
Proceeds in accordance  with the applicable  Servicing  Agreement),  the Repurchase  Price for any mortgage  loans  repurchased,  and advances made from such  Servicer's  own funds (less the  Servicing  Fee).  All  Protected  Accounts and amounts at any time credited thereto shall comply with the  requirements  of the  applicable  Servicing  Agreement and shall meet the  requirements  of the Rating
Agencies with respect thereto.

         On the date specified in the applicable  Servicing  Agreement,  the related  Servicer will withdraw or cause to be withdrawn from the applicable  Protected Accounts and any other permitted  accounts and will remit to the Securities  Administrator for deposit in the Distribution Account the available funds of each Loan Group for such distribution date.

The Distribution Account

         The  Securities  Administrator  shall  establish  and  maintain  in  the  name  of  the  Trustee,  for  the  benefit  of the certificateholders,  an  account,  referred  to herein as the  Distribution  Account,  into which the  services  will  remit  amounts collected or advanced by them or the Master Servicer (to the extent  required to make advances) from the Master  Servicer's own funds
(less the Master  Servicer's  expenses,  as provided in the  Agreement).  The  Distribution  Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the  requirements of the Rating  Agencies.  The Securities
Administrator will deposit in the Distribution Account, as received, the following amounts:

         (i)      Any amounts withdrawn from a Protected Account or other permitted account;

         (ii)     Any Monthly Advance and Compensating Interest Payments;

         (iii)    Any Insurance  Proceeds or Net Liquidation  Proceeds  received by the Master Servicer which were not deposited in a
Protected Account or other permitted account;

         (iv)     The  Repurchase  Price with respect to any mortgage  loans  repurchased  and all proceeds of any mortgage  loans or property acquired in connection with the optional termination of the Trust;

         (v)      Any amounts required to be deposited with respect to losses on permitted investments; and

         (vi)     Any other  amounts  received by the Master  Servicer  and  required to be  deposited  in the  Distribution  Account pursuant to the Agreement.

         The  amount at any time  credited  to the  Distribution  Account  shall be in general  (i) fully  insured by the FDIC to the maximum  coverage  provided  thereby or (ii)  invested in the name of the  Trustee,  in such  permitted  investments  selected by the
Depositor or deposited  in demand  deposits  with such  depository  institutions  as selected by the  Depositor,  provided  that time deposits of such depository institutions would be a permitted investment (as specified in the Agreement).

         On each distribution date, the Securities  Administrator shall pay the  certificateholders in accordance with the provisions set forth under "Description of the Certificates—Distributions on the Certificates" herein.

The Reserve Fund

         The  Securities  Administrator  shall  establish  and  maintain  in  the  name  of  the  Trustee,  for  the  benefit  of the certificateholders,  an account,  referred to as the Reserve Fund, into which on each distribution  date, amounts received under each
Cap Contract will be deposited in  accordance  with the  provisions  as set forth under clause fourth of "The Cap  Contracts" in this term  sheet  supplement.  The  amount  at any time on  deposit  in the  Reserve  Fund  shall,  at the  direction  of the  Class  B-IO certificateholder,  be held either (i) uninvested  with no liability for interest or other  compensation  thereon or (ii) invested in permitted  investments that mature no later than the Business Day prior to the next succeeding  Distribution Date. Any losses on such investments shall be deposited in the Reserve Fund by the Class B-IO certificateholder out of its own funds immediately as realized.

         On each  distribution  date,  amounts will be allocated in accordance  with the  provisions  set forth with respect  thereto under "The Cap Contracts" herein.

Voting Rights

         Voting  rights of the trust in  general  will be  allocated  among the  classes of  Certificates  (other  than the  Residual
Certificates) based upon their respective  Certificate  Principal  Balances;  provided that voting rights equal to 1.00% of the total amount will be allocated to the Residual Certificates.

Reports to Certificateholders

         On each  distribution  date, the  Securities  Administrator  will make available a report setting forth certain  information with respect to the composition of the payment being made, the Certificate  Principal Balance of an individual  Certificate following such payment and certain other  information  relating to the Certificates and the mortgage loans (and, at its option,  any additional files  containing the same  information  in an  alternative  format),  to be provided to each holder of  Certificates  and the Rating
Agencies via the Securities  Administrator's  internet website located at  www.ctslink.com.  Parties that are unable to use the above distribution  option are entitled to have a paper copy mailed to them via first class mail by calling the Securities  Administrator's customer  service desk at 866 846-4526 and indicating such. The Securities  Administrator  will have the right to change the way such reports are  distributed in order to make such  distribution  more convenient  and/or more  accessible to the above parties,  and the
Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

Termination

         The  obligations  of the Trustee,  the Master  Servicer  and the  Securities  Administrator  created by the  Agreement  will terminate upon (i) the later of the making of the final payment or other  liquidation,  or any advance with respect  thereto,  of the last mortgage loan subject  thereto or the disposition of all property  acquired upon  foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans,  (ii) the payment to  certificateholders  of all amounts required to be paid to them pursuant to the Agreement or (iii) the  repurchase by or at the direction of the Sponsor or its designee of all of the mortgage  loans and all related REO Property in the trust, as further discussed below.

         On any distribution  date on which the aggregate  Stated Principal  Balance of (i) the group I mortgage loans is less than a specified  percentage  (set forth in the Term Sheet) of the aggregate  Stated  Principal  Balance of the group I mortgage loans as of the  Cut-off  Date or (ii) the group II  mortgage  loans is less than a  specified  percentage  (set forth in the Term  Sheet) of the aggregate  Stated  Principal  Balance  of the group II  mortgage  loans as of the  Cut-off  Date,  the  Sponsor or its  designee  may repurchase from the trust all group I mortgage loans or group II mortgage loans,  as the case may be,  remaining  outstanding and any
REO Property  related to group I mortgage loans or group II mortgage loans, as the case may be,  remaining in the trust at a purchase price equal to the sum of (a) the unpaid  principal  balance of the related  mortgage loans (other than mortgage loans related to REO
Property),  net of the principal  portion of any  unreimbursed  Monthly  Advances  relating to the related mortgage loans made by the purchaser,  plus accrued but unpaid  interest  thereon at the applicable  mortgage rate to, but not  including,  the first day of the month of repurchase,  (b) the appraised  value of any related REO Property,  less the good faith  estimate of the Master  Servicer of liquidation  expenses to be incurred in connection with its disposal thereof (but not more than the unpaid  principal  balance of the related mortgage loan,  together with accrued but unpaid interest on that balance at the applicable  mortgage rate, but not including the first day of the month of repurchase),  (c)  unreimbursed  out-of-pocket  costs of the Master  Servicer,  including  unreimbursed servicing  advances and the principal portion of any unreimbursed  Monthly Advances,  made on the related mortgage loans prior to the exercise  of such  repurchase  and (d) any  unreimbursed  costs  and  expenses  of the  Trustee,  the  Custodian  and the  Securities
Administrator payable in accordance with the terms of the Agreement.  Such designee,  if not EMC or an affiliate,  shall be deemed to represent  that one of the  following  will be true and  correct:  (i) the  exercise of such option  shall not result in a non-exempt prohibited  transaction  under ERISA or Section 4975 of the Code or (ii) such designee is (A) not a party in interest with respect to any Plan (as defined  below) and (B) is not a "benefit  plan  investor"  (other than a plan  sponsored or maintained by the designee, provided that no assets of such plan are invested or deemed to be invested in the  Certificates).  Any such repurchase will result in the  retirement  of, in the case of the group I mortgage  loans,  all of the Group I  Certificates  and,  in the case of the group II mortgage loans, all of the Group II Certificates.  The trust may also be terminated and the Certificates  retired on any distribution date upon the  Depositor's  determination,  based upon an opinion of  counsel,  that the status of the trust fund as a REMIC has been lost or that a  substantial  risk exists that such status will be lost for the then current  taxable year. In no event will the trust created by the  Agreement  continue  beyond the  expiration  of 21 years from the death of the  survivor of the persons  named in the
Agreement. See "The Agreements—Termination; Retirement of Securities" in the prospectus.

                                                   FEDERAL INCOME TAX CONSEQUENCES

General

         Upon the issuance of the Offered Certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the Depositor,  will deliver its opinion  generally  to the effect  that,  assuming  compliance  with all  provisions  of the  Agreement,  for federal  income tax purposes,  each REMIC  election  made by the trust fund will qualify as a REMIC under the Internal  Revenue Code of 1986  referred to herein as the Code.  The  Certificates  (other than the Residual  Certificates)  will represent  ownership of regular  interests in a
REMIC and are herein  referred to as the REMIC Regular  Certificates.  The Group I Certificates  will also represent  ownership of an interest in the related cap contracts and certain  rights with respect to the excess cash flow.  See  "Characterization  of the Group
I Offered  Certificates"  below. The interests  evidenced by the Residual  Certificates will be designated as the residual  interests in the REMICs.  All  certificateholders  are advised to see "Federal Income Tax  Consequences"  in the prospectus for a discussion of the anticipated  federal income tax  consequences of the purchase,  ownership and disposition of the REMIC Regular  Certificates  and the Residual Certificates.

         The portions of the REMIC Regular  Certificates  that represent  ownership of regular interests in a REMIC generally will be taxable as debt  obligations  under the Code,  and  interest  paid or accrued on those  portions of the REMIC  Regular  Certificates, including any original issue discount with respect to any REMIC Regular  Certificates  issued with original issue  discount,  will be taxable to  certificateholders  in accordance with the accrual method of accounting,  regardless of their usual method of accounting.
It is  anticipated  that,  for federal  income tax  purposes,  some of the Offered  Certificates  may be issued with  original  issue discount. See "Federal Income Tax  Consequences—REMICS—Taxation  of Owners of REMIC Regular  Certificates—Original Issue Discount" in
the prospectus.  The Internal Revenue Service  referred to herein as the IRS, has issued OID regulations  under Sections 1271 to 1275 of the Code generally  addressing  the treatment of debt  instruments  issued with original issue discount  referred to herein as the
OID  Regulations.  All  purchasers of REMIC  Regular  Certificates  are urged to consult their tax advisors for advice  regarding the effect, in any, of the original issue discount  provisions and regulations on the purchase of the REMIC Regular  Certificates.  It is expected  that the  prepayment  assumption  that will be used in  determining  the rate of accrual of original  issue  discount  with respect to the Group I  Certificates  will be 30% CPR and with respect to the Group II  Certificates  will be 25% CPR. The prepayment assumption represents a rate of payment of unscheduled  principal on a pool of mortgage loans,  expressed as an annualized percentage
of  the   outstanding   principal   balance  of  such  mortgage   loans  at  the  beginning  of  each  period.   See  "Yield  on  the
Certificates—Weighted  Average  Lives"  herein for a  description  of the  prepayment  assumption  model  used  herein.  However,  no representation is made as to the rate at which prepayments actually will occur.

         In certain  circumstances  the OID Regulations  permit the holder of a debt instrument to recognize  original issue discount under a method that differs from that used by the Issuing  Entity.  Accordingly,  it is possible  that the holder of a REMIC  Regular
Certificate  may be able to select a method for  recognizing  original  issue  discount that differs from that used by the Securities
Administrator in preparing reports to the certificateholders and the IRS.

         Certain  classes of the  Offered  Certificates  may be treated for  federal  income tax  purposes as having been issued at a premium.  Whether any holder of such a class of Certificates  will be treated as holding a certificate  with amortizable bond premium will depend on such  certificateholder's  purchase price and the  distributions  remaining to be made on such Certificate at the time of its acquisition by such  certificateholder.  Holders of such classes of Certificates  should consult their tax advisors  regarding the  possibility of making an election to amortize such premium.  See "Federal Income Tax  Consequences—REMICS—Taxation  of Owners of
REMIC Regular Certificates—Original Issue Discount" and "—Premium" in the prospectus.

         For further  information  regarding  the federal  income tax  consequences  of  investing in the Offered  Certificates,  see
"Federal Income Tax Consequences—REMICS" in the prospectus.

Backup Withholding

         Pursuant to the Agreement,  the Securities  Administrator will (i) deliver or cause to be delivered a United States Internal
Revenue  Service  Form W-9 for the Trust or  successor  applicable  form,  or other  appropriate  United  States  tax forms as may be reasonably  required,  to the Cap  Counterparty  on or before the first payment date under the Cap Contracts and thereafter  prior to the  expiration or  obsolescence  of such form,  (ii) request each Class B-IO  Certificateholder,  as required by the  Agreement,  to provide certification  reasonably  acceptable to the Securities  Administrator to enable the Trust to make payments on the Class B-IO
Certificates  without U.S.  federal backup  withholding  and (iii) as authorized by the Class B-IO  Certificateholders,  deliver such certification  to the Cap  Counterparty  upon request.  If the above  obligations are satisfied,  under current law, no U.S.  federal backup  withholding  taxes will be required to be deducted or withheld from  payments by the Cap  Counterparty  to the Trust.  If any
Class B-IO  Certificateholder  fails to provide  the forms  required  by clause  (ii)  above,  amounts  otherwise  payable by the Cap
Counterparty  under the Cap  Contracts  may be reduced on account of taxes  withheld by the Cap  Counterparty  and/or the  Securities
Administrator.

 Characterization of the Group I Offered Certificates

         All holders of the Group I Offered  Certificates  will be entitled  (subject  to  specific  priorities  and to the extent of related Basis Risk Shortfall  Carry Forward  Amounts) to amounts  deposited into the reserve fund from excess cash flow. In addition, all holders of the Group I Offered  Certificates will be entitled (subject to specific  priorities and to the extent of related Basis
Risk Shortfall  Carry Forward  Amounts,  Unpaid  Realized Loss Amounts and Current  Interest and Interest  Carry Forward  Amounts) to
amounts  deposited  into the  reserve  fund from the related  cap  contracts  (if  applicable).  Accordingly,  holders of the Group I
Offered  Certificates  will be treated  for federal  income tax  purposes  as owning a regular  interest in a REMIC and a  beneficial ownership  interest in the right to receive  payments  from the reserve  fund,  which is not included in any REMIC.  The treatment of amounts  received by the  certificateholder  with respect to such  certificateholder's  right to receive Basis Risk  Shortfall  Carry
Forward  Amounts as a result of the  application  of the Net Rate Cap,  will  depend  upon the  portion  of such  certificateholder's purchase  price  allocable  thereto.  Under the REMIC  regulations,  each  certificateholder  of a Group I Offered  Certificate  must allocate  its purchase  price for its  Certificate  between its  undivided  interest in the related  REMIC  regular  interest and its interest in the right to receive  payments  from the reserve fund in respect of any Basis Risk  Shortfall  Carry  Forward  Amounts in
accordance with the relative fair market values of each property  right.  Holders of the Group I Offered  Certificates  may also have to  allocate  basis to the reserve  fund on account of the right to receive  Unpaid  Realized  Loss  Amounts,  Current  Interest  and
Interest Carry Forward Amounts,  although the Securities  Administrator intends to treat such payments as advances (in which event it is likely that no basis should be allocated to such rights).  Such  allocations  will be used for,  among other  things,  purposes of computing any original issue  discount,  market  discount or premium,  as well as for  determining  gain or loss on  disposition.  No representation  is or will be made as to the relative fair market values  thereof.  Generally,  payments  made to  Certificates  with respect to any Basis Risk Shortfall  Carry Forward  Amounts will be included in income based on, and the purchase price  allocated to the reserve fund may be amortized in accordance  with,  the  regulations  relating to notional  principal  contracts.  In the case of non-corporate  holders of the Group I Offered  Certificates  the  amortization of the purchase price may be subject to limitations as an  itemized  deduction,  and may not be  useable  at all,  if the  taxpayer  is subject to the  alternative  minimum  tax.  However, regulations  have  recently  been  proposed  that  modify the  taxation of  notional  principal  contracts  that  contain  contingent nonperiodic  payments.  As the application of such  regulations  (i.e.,  whether they apply,  and if so, how they apply) are, at this time,  unclear,  holders of the Offered  Certificates should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

         We make no  representation  on whether the Group I Offered  Certificates  (or what, if any, portion thereof) will constitute
"real estate  assets" or whether the  interest  (or any portion)  thereon  will be  considered  "interest on  obligations  secured by mortgages on real property",  in each case for real estate  investment  trusts,  or REITs. In addition,  we make no representation on whether the Offered  Certificates (or what, if any,  portion  thereof) will constitute a "regular  interest in a REMIC" under section
7701(a)(19)(C) for purposes of domestic building and loan associations.

Characterization of the Group II Offered Certificates

         A holder of a Group II Offered  Certificate  will be treated for federal income tax purposes as owning a regular interest in a REMIC. We make no  representation  on whether the Offered  Certificates  (or what, if any,  portion  thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered  "interest on obligations  secured by mortgages on real property",  in each case for real estate  investment  trusts.  In addition,  we make no  representation  on whether the Group II
Offered  Certificates  (or  what,  if  any,  portion  thereof)  will  constitute  a  "regular  interest  in a  REMIC"  under  section
7701(a)(19)(C) for purposes of domestic building and loan associations.

Characterization of the Group III Offered Certificates

         A holder of a Group III Offered  Certificate  will be treated for federal  income tax purposes as owning a regular  interest in a REMIC. We make no  representation  on whether the Offered  Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered  "interest on obligations  secured by mortgages on real property",  in each case for real estate  investment  trusts.  In addition,  we make no  representation on whether the Group III
Offered  Certificates  (or  what,  if  any,  portion  thereof)  will  constitute  a  "regular  interest  in a  REMIC"  under  section
7701(a)(19)(C) for purposes of domestic building and loan associations.

Exchangeable Certificates

         For a  discussion  of  special  tax  considerations  applicable  to the  Exchangeable  Securities  see  "Federal  Income Tax
Consequences—Taxation of Classes of Exchangeable Securities" in the Prospectus.

Penalty Protection

         If penalties were asserted  against  purchasers of the Certificates  offered  hereunder in respect of their treatment of the
Certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated,  herein and in the prospectus may not meet the  conditions  necessary  for  purchasers'  reliance on that  summary and those  opinions to  exculpate  them from the asserted penalties.

                                                       METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting  agreement,  the Offered  Certificates,  will be purchased from the Depositor by the Underwriter  upon issuance.  The Underwriter is an affiliate of the Depositor and the Sponsor.  The Offered
Certificates  will be offered by the Underwriter  (only as and if issued and delivered to and accepted by the Underwriter)  from time to time in negotiated  transactions  or otherwise at varying  prices to be  determined  at the time of sale.  In connection  with the purchase and sale of the Offered  Certificates,  the  Underwriter may be deemed to have received  compensation  from the Depositor in the form of an underwriting discount.

         The Depositor will indemnify the Underwriter against certain civil liabilities,  including  liabilities under the Securities
Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

         The Underwriter may effect these  transactions by selling the  underwritten  certificates to or through  dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the underwriter for whom they act as agent.  In connection  with the sale of the  underwritten  certificates,  the  Underwriter may be deemed to have received compensation  from the Depositor in the form of underwriting  compensation.  The Underwriter  and any dealers that  participate  with the  underwriters in the  distribution of the related  underwritten  certificates  may be deemed to be underwriters and any profit on the resale of the underwritten  certificates  positioned by them may be deemed to be underwriting discounts and Commissions under the
Securities Act.

                                                          SECONDARY MARKET

         There is currently no secondary  market for the  Certificates  and no  assurances  are made that such a market will develop.
The Underwriter  intends to establish a market in the Offered  Certificates,  but is not obligated to do so. Any such market, even if established, may or may not continue.

         The  primary  source of  information  available  to  investors  concerning  the  Offered  Certificates  will be the  monthly statements discussed in the prospectus under "Description of the  Securities—Reports  to Securityholders"  herein, which will include information as to the  Certificate  Principal  Balance of the Offered  Certificates  and the status of the applicable  form of credit enhancement.  There can be no assurance that any additional  information regarding the Offered Certificates will be available through any other  source.  In  addition,  the  Depositor  is not aware of any source  through  which  price  information  about the  Offered
Certificates will be generally  available on an ongoing basis. The limited nature of information  regarding the Offered  Certificates may adversely  affect the liquidity of the Offered  Certificates,  even if a secondary  market for the Offered  Certificates  becomes available.

                                                           LEGAL OPINIONS

         Legal matters  relating to the Offered  Certificates  will be passed upon for the Depositor and the  Underwriter  by Orrick,
Herrington & Sutcliffe LLP, New York, New York.

                                                          LEGAL PROCEEDINGS

         There are no material legal  proceedings  pending  against the Depositor,  the Trustee,  the Securities  Administrator,  the
Issuing  Entity,  any 20%  concentration  originator or the Custodian,  or with respect to which the property of any of the foregoing transaction  parties is subject,  that are material to the  certificateholders.  No legal  proceedings  against any of the  foregoing transaction parties is known to be contemplated by governmental  authorities,  that are material to the certificateholders.  We refer you to "The Sponsor" and  "Servicing of the Mortgage  Loans—The  Servicer" for a  description  of the legal  proceedings  against the
Sponsor and the Servicer.

                                        AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor,  the Issuing  Entity,  the  Underwriter  and the Depositor are affiliated  parties.  The Master  Servicer,  the
Securities  Administrator and the Custodian are the same entity. There are no affiliations  between the Sponsor,  the Depositor,  the
Underwriter or the Issuing Entity and any of the Trustee, the Securities  Administrator,  the Master Servicer,  any 10% concentration originator  (other than EMC), any 10%  concentration  servicer (other than EMC), the Cap Counterparty or the Custodian.  There are no
affiliations among the Master Servicer, the Trustee, any 10% concentration  originator or any 10% concentration  servicer.  There are currently  no  business  relationships,  agreements,  arrangements,  transactions  or  understandings  between (a) the  Sponsor,  the
Depositor  or the  Issuing  Entity and (b) any of the parties  referred  to in the  preceding  sentence,  or any of their  respective affiliates,  that were entered into  outside the normal  course of business or that contain  terms other than would be obtained in an arm's length  transaction with an unrelated third party and that are material to the investor's  understanding  of the  Certificates, or that,  except as otherwise  disclosed  herein,  relate to the  Certificates  or the pooled assets.  Except as otherwise  disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                                               RATINGS

         It is expected  that each class of Offered  Certificates  will receive the ratings set forth in the Term Sheet by on or more rating agencies including S&P, Moody's and/or Fitch.

         The ratings assigned by the rating agencies to mortgage  pass-through  certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related  certificateholders  under the agreements  pursuant to which such certificates were issued.  The ratings take into  consideration  the credit  quality of the related  mortgage  pool,  structural and legal aspects associated  with such  certificates,  and the extent to which the payment  stream in the mortgage  pool is adequate to make  payments required under such certificates.  The ratings on such certificates do not, however,  constitute a statement  regarding  frequency of prepayments on the mortgages.

         The ratings of the Rating Agencies do not address the possibility  that, as a result of principal  prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings assigned to the Offered  Certificates  should be evaluated  independently from similar ratings on other types of securities.  A rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered  Certificates  by any rating agency other than the Rating  Agencies.
However,  there can be no assurance as to whether any other rating agency will rate the Offered  Certificates or, in such event, what rating would be assigned to the Offered  Certificates by such other rating agency.  The ratings  assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the  Depositor  to the Rating  Agencies  at closing  include a fee for ongoing  surveillance  by the Rating
Agencies for so long as any Certificates are  outstanding.  However,  the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

                                                          LEGAL INVESTMENT

         It is anticipated that the classes of Offered  Certificates  that are rated in one of the two highest rating categories by a nationally  recognized  statistical rating  organization will constitute  "mortgage related securities" for purposes of the Secondary
Mortgage  Market  Enhancement  Act of 1984 (or SMMEA)  and, as such,  will be legal  investments  for certain  entities to the extent provided in SMMEA,  subject to state laws overriding SMMEA.  Certain states have enacted legislation  overriding the legal investment provisions of SMMEA.  Classes of Offered  Certificates  not rated in one of the two highest  rating  categories  will not  constitute
"mortgage  related  securities"  for purposes of SMMEA,  or the  Non-SMMEA  Certificates.  The  appropriate  characterization  of the
Non-SMMEA Certificates under various legal investment  restrictions,  and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

         The Office of Thrift Supervision,  or the OTS, has issued Thrift Bulletins 73a, entitled "Investing in Complex  Securities,"
or TB 73a,  which is effective as of December 18, 2001 and applies to savings  associations  regulated by the OTS, and 13a,  entitled
"Management of Interest Rate Risk, Investment Securities,  and Derivatives  Activities," or TB 13a, which is effective as of December
1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary  purposes of TB 73a is to require  savings  associations,  prior to taking any  investment  position,  to determine that the investment  position meets applicable  regulatory and policy  requirements  (including those set forth TB 13a (see below)) and  internal  guidelines,  is suitable  for the  institution,  and is safe and sound.  The OTS  recommends,  with respect to purchases of specific  securities,  additional  analysis,  including,  among others,  analysis of repayment  terms,  legal structure, expected  performance of the Issuing Entity and any underlying  assets as well as analysis of the effects of payment  priority,  with respect to a security which is divided into separate  tranches with unequal  payments,  and collateral  investment  parameters,  with respect to a security that is prefunded or involves a revolving  period.  TB 73a reiterates the OTS's due diligence  requirements for investing  in all  securities  and  warns  that if a  savings  association  makes an  investment  that  does not meet the  applicable regulatory  requirements,  the savings  association's  investment  practices  will be subject to  criticism,  and the OTS may require divestiture of such securities.  The OTS also  recommends,  with respect to an investment in any "complex  securities,"  that savings associations should take into account quality and suitability,  interest rate risk, and classification  factors.  For the purposes of each of TB 73a and TB 13a,  "complex  security"  includes among other things any  collateralized  mortgage  obligation or real estate mortgage  investment conduit security,  other than any "plain vanilla" mortgage  pass-through  security (that is, securities that are part of a single class of securities in the related pool that are  non-callable and do not have any special  features).  Accordingly, all classes of the Offered  Certificates  would likely be viewed as "complex  securities."  With  respect to quality and  suitability factors,  TB 73a warns (i) that a savings  association's  sole  reliance  on  outside  ratings  for  material  purchases  of  complex securities is an unsafe and unsound practice,  (ii) that a savings  association  should only use ratings and analyses from nationally recognized  rating agencies in conjunction with, and in validation of, its own underwriting  processes,  and (iii) that it should not use ratings as a  substitute  for its own  thorough  underwriting  analyses.  With  respect the  interest  rate risk  factor,  TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift  institutions,  prior to taking any investment  position,  to (i)
conduct  a  pre-purchase  portfolio  sensitivity  analysis  for any  "significant  transaction"  involving  securities  or  financial derivatives,  and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial  derivative.  The OTS recommends  that while a thrift  institution  should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis conducted by an independent  third-party as long as management  understands  the analysis and its key  assumptions.  Further,  TB 13a recommends that the use of "complex  securities with high price  sensitivity" be limited to transactions  and strategies that lower a thrift  institution's  portfolio interest rate risk. TB 13a warns that investment in complex  securities by thrift  institutions that do not have  adequate  risk  measurement,  monitoring  and control  systems may be viewed by OTS  examiners  as an unsafe and unsound practice.

         All investors  whose  investment  activities are subject to legal  investment  laws and  regulations or to review by certain regulatory  authorities  may be subject to  restrictions  on investment in the  Certificates.  Any such  institution is encouraged to consult its own legal advisors in determining  whether and to what extent there may be  restrictions  on its ability to invest in the
Certificates. See "Legal Investment Matters" in the prospectus.

                                                        ERISA CONSIDERATIONS

         Fiduciaries  of employee  benefit  plans  subject to Title I of the Employee  Retirement  Income  Security  Act of 1974,  as
amended,  or ERISA,  should  consider the ERISA  fiduciary  investment  standards  before  authorizing an investment by a plan in the certificates.  In addition,  fiduciaries  of employee  benefit plans  subject to Title I of ERISA,  as well as certain plans or other retirement  arrangements  that are not  subject to Title I of ERISA but are subject to Section  4975 of the Code (such as  individual retirement  accounts and Keogh plans  covering only a sole  proprietor or partners),  or any entity whose  underlying  assets include plan assets by reason of a plan or account  investing in such  entity,  including an insurance  company  general  account  (hereafter collectively  referred to as Plan(s)),  are encouraged to consult with their legal counsel to determine  whether an investment in the certificates  will  cause the  assets of the  Trust,  or Trust  Assets,  to be  considered  plan  assets  pursuant  to the plan asset regulations  set forth at 29 C.F.R.  §  2510.3-101,  as modified by Section 3(42) of ERISA (or the Plan Asset  Regulations),  thereby subjecting  the Plan to the  prohibited  transaction  rules with  respect to the Trust  Assets and the Trustee or the Servicer to the
fiduciary  investments  standards  of ERISA,  or cause the excise tax  provisions  of Section  4975 of the Code to apply to the Trust
Assets,  unless a statutory  exemption or an exemption  granted by the United States  Department of Labor  (referred to herein as the
DOL) applies to the purchase, sale, transfer or holding of the certificates.

         The DOL has issued  Prohibited  Transaction  Exemption 90-30 (as most recently amended by Prohibited  Transaction  Exemption
2007-05) (referred to herein as the Underwriter's  Exemption) to the Underwriter which may apply to the Offered  Certificates  (other than the Residual  Certificates).  However,  the  Underwriter's  Exemption  contains a number of conditions which must be met for the exemption to apply,  including the  requirements  that (i) the  investing  Plan must be an  "accredited  investor" as defined in Rule
501(a)(1) of Regulation D of the Securities and Exchange  Commission  under the Securities Act and (ii) the Offered  Certificates  be
rated at least  "BBB-" (or its  equivalent)  by Fitch  Inc.,  S&P,  Moody's,  DRBS  Limited or DBRS,  Inc.  at the time of the Plan's purchase,  provided  that no  Mortgage  Loan has an LTV in excess of 100% on the  Closing  Date.  See "ERISA  Considerations"  in the
prospectus.

         The Underwriter's  Exemption is expected to apply to the Offered Subordinate  Certificates if the conditions described above are satisfied.  Therefore,  each beneficial  owner of an Offered  Subordinate  Certificate or any interest therein shall be deemed to have represented,  by virtue of its acquisition or holding of that certificate or interest therein,  that either (i) that certificate was rated at least  "BBB-" at the time of  purchase,  (ii) such  beneficial  owner is not a "benefit  plan  investor" as such term is defined in  Section  3(42) of ERISA,  or (iii) (1) it is an  insurance  company,  (2) the source of funds used to acquire or hold the certificate or interest  therein is an "insurance  company  general  account," as such term is defined in DOL Prohibited  Transaction
Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Subordinate  Certificate or any interest therein is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next preceding  permitted  beneficial  owner will be treated as the beneficial  owner of that  Subordinate
Certificate,  retroactive  to the  date of  transfer  to the  purported  beneficial  owner.  Any  purported  beneficial  owner  whose acquisition  or holding of that  Certificate  or interest  therein was  effected in  violation  of the  conditions  described  in the preceding  paragraph  shall  indemnify  and hold  harmless the  Depositor,  the Trustee,  the  Securities  Administrator,  the Master
Servicer,  a Servicer,  any subservicer,  and the trust from and against any and all liabilities,  claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before  purchasing an Offered  Certificate,  a fiduciary of a Plan should itself confirm that the Certificate  constitutes a
"security" for purposes of the Underwriter's  Exemption and that the specific and general  conditions of the Underwriter's  Exemption and the other  requirements set forth in the  Underwriter's  Exemption would be satisfied.  The Residual  Certificates do not satisfy the  requirements of the  Underwriter's  Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plan. Any
Plan  fiduciary  that  proposes to cause a Plan to purchase a  Certificate  is encouraged to consult with its counsel with respect to the potential  applicability to such investment of the fiduciary  responsibility and prohibited  transaction  provisions of ERISA and the Code to the proposed  investment.  For further information  regarding the ERISA  considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

         A governmental  plan, as defined in Section 3(32) of ERISA,  is not subject to Title I of ERISA or Section 4975 of the Code.
However,  such  governmental  plan may be subject to Federal,  state and local law,  which is, to a material  extent,  similar to the provisions  of Section 406 of ERISA or Section 4975 of the Code  (referred to herein as Similar  Law). A fiduciary of a  governmental plan should make its own  determination  as to the  propriety of such  investment  under  applicable  fiduciary  or other  investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

         The sale of any  Certificates to a Plan is in no respect a  representation  by the Underwriter that such an investment meets all relevant legal  requirements  with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                                                        AVAILABLE INFORMATION

         The Depositor is subject to the  informational  requirements  of the Exchange Act and in accordance  therewith files reports and other  information with the Commission.  Reports and other  information filed by the Depositor can be inspected and copied at the
Public  Reference Room maintained by the Commission at 100 F Street NE,  Washington,  DC 20549,  and its Regional  Offices located as follows:  Chicago Regional Office,  500 West Madison,  14th Floor,  Chicago,  Illinois 60661; New York Regional Office, 233 Broadway,
New York, New York 10279.  Copies of the material can also be obtained from the Public  Reference  Section of the  Commission,  100 F
Street NE,  Washington,  DC 20549,  at prescribed  rates and  electronically  through the  Commission's  Electronic  Data  Gathering,
Analysis and  Retrieval  system at the  Commission's  Website  (http://www.sec.gov).  Information  about the  operation of the Public
Reference Room may be obtained by calling the Securities and Exchange  Commission at (800)  SEC-0330.  Exchange Act reports as to any series filed with the Commission  will be filed under the Issuing  Entity's name. The Depositor does not intend to send any financial reports to certificate holders.

         The Issuing  Entity's  annual  reports on Form 10-K  (including  reports of assessment  of compliance  with the AB Servicing
Criteria,  attestation  reports,  and  statements  of  compliance,  discussed  in  "Servicing  of the Mortgage  Loans—Evidence  as to
Compliance",  required to be filed under Regulation AB), periodic  distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports,  together with such other reports to certificate  holders or information  about the certificate as shall have been prepared and filed with the Commission by the  Securities  Administrator  will be posted on the Securities  Administrator's internet web site as soon as reasonably  practicable  after it has been  electronically  filed with, or furnished to, the Commission.
The address of the website is: www.ctslink.com.

                                                    REPORTS TO CERTIFICATEHOLDERS

         So long as the Issuing  Entity is required to file reports under the Exchange Act,  those reports will be made  available as described above under "Available Information".

         If the Issuing Entity is no longer required to file reports under the Exchange Act,  periodic  distribution  reports will be posted on the Securities  Administrator's  website  referenced  above under  "Available  Information" as soon as practicable.  Annual reports of assessment  of compliance  with the AB Servicing  Criteria,  attestation  reports,  and  statements of compliance  will be provided to registered  holders of the related  securities  upon request free of charge if not otherwise  available on the Securities
Administrator's  website.  See "Servicing of the Mortgage Loans — Evidence as to Compliance" and  "Description of the  Certificates —
Reports to Certificateholders."

                                              INCORPORATION OF INFORMATION BY REFERENCE

         There are  incorporated  into this term sheet  supplement  by  reference  all  documents,  including  but not limited to the financial  statements and reports filed or caused to be filed or  incorporated  by reference by the Depositor with respect to a trust pursuant to the  requirements  of Sections  13(a) or 15(d) of the  Exchange  Act,  prior to the  termination  of the  offering of the
Offered  Certificates of the related series.  All documents  subsequently  filed by the Depositor pursuant to Sections 13(a) or 15(d)
of the Exchange Act in respect of any offering  prior to the  termination  of the offering of the  Certificates  shall also be deemed incorporated by reference into this term sheet supplement.

         The  Depositor  will provide or cause to be provided  without  charge to each person to whom this term sheet  supplement  is delivered  in  connection  with the  offering of one or more  classes of Offered  Certificates,  upon  written or oral request of the person, a copy of any or all the reports  incorporated in this term sheet  supplement,  in each case to the extent the reports relate to one or more of such  classes of the Offered  Certificates,  other than the  exhibits to the  documents,  unless the  exhibits  are specifically  incorporated  by  reference in the  documents.  Requests  should be directed in writing to  Structured  Asset  Mortgage
Investments II Inc., 383 Madison Avenue,  New York, New York 10179,  Attention:  Secretary,  or by telephone at (212)  272-2000.  The
Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                                              GLOSSARY

         Below are abbreviated  definitions of significant  capitalized  terms used in herein.  Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the accompanying prospectus.

Accrued  Certificate  Interest  — With  respect  to the Group II  Certificates  and the Group  III  Certificates  of any class on any distribution  date,  is equal to the amount of  interest  accrued  during  the  related  Interest  Accrual  Period at the  applicable
Pass-Through Rate on the Certificate  Principal Balance or Notional Amount, as applicable,  of such Certificate  immediately prior to such distribution  date, less (1) in the case of a Group II Senior  Certificate or Group III Senior  Certificate,  such Certificate's share of (a)  Prepayment  Interest  Shortfalls  on the  mortgage  loans in the  related  Loan  Group,  to the extent  not  covered by
Compensating  Interest  Payments paid by a Servicer or the Master  Servicer,  (b) interest  shortfalls  on the mortgage  loans in the related Loan Group  resulting from the  application  of the Relief Act or similar state law and (c) after the  applicable  Cross-Over
Date, the interest  portion of any Realized  Losses on the mortgage loans in the related Loan Group and (2) in the case of a Group II
Subordinate  Certificate or a Group III Subordinate  Certificate,  such Certificate's  share of (a) Prepayment Interest Shortfalls on the mortgage  loans in the related Loan Group,  to the extent not covered by  Compensating  Interest paid by a Servicer or the Master
Servicer,  (b) interest  shortfalls on the mortgage loans in the related Loan Group  resulting from the application of the Relief Act or similar  state law and (c) the interest  portion of any  Realized  Losses on the  mortgage  loans in the related  Loan Group.  The applicable Senior Percentage of Prepayment Interest  Shortfalls and interest shortfalls  resulting from the application of the Relief
Act will be allocated among the Group II Senior  Certificates and the Group III Senior  Certificates in the related Certificate Group in  proportion  to the  amount of  Accrued  Certificate  Interest  that would  have been  allocated  thereto  in the  absence of such shortfalls.  The applicable  Subordinate  Percentage of Prepayment  Interest  Shortfalls and interest  shortfalls  resulting from the application  of the  Relief  Act will be  allocated  among  the Group II  Subordinate  Certificates  and the  Group  III  Subordinate
Certificates  in proportion to the amount of Accrued  Certificate  Interest that would have been allocated  thereto in the absence of such shortfalls.  Accrued  Certificate  Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.  No
Accrued  Certificate  Interest will be payable with respect to any class of Group II Certificates or Group III Certificates after the distribution date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Aggregate  Subordinate  Optimal  Principal  Amount — The Group II Subordinate  Optimal  Principal Amount or the Group III Subordinate
Optimal Principal Amount, as applicable.

Agreement — The Pooling  and  Servicing  Agreement,  which will be entered  into by the  Depositor,  the  Sponsor,  Wells Fargo Bank,
National Association, as master servicer and Securities Administrator, and the Trustee.

Allocable Share — With respect to (i) any class of Group II Subordinate  Certificates (other than the Interest-Only  Certificates) on any  distribution  date will generally  equal such class's pro rata share (based on the Certificate  Principal  Balance of each class entitled  thereto) of the Group II Aggregate  Subordinate  Optimal  Principal Amount;  provided,  however,  that no class of Group II
Subordinate  Certificates (other than the class of Group II Subordinate  Certificates with the lowest numerical designation) shall be entitled on any  distribution  date to receive  distributions  pursuant to clauses  (2),  (3) and (5) of the  definition  of Group II
Subordinate  Optimal  Principal Amount unless the Class Prepayment  Distribution  Trigger for the related class is satisfied for such distribution  date and (ii) any class of Group III  Subordinate  Certificates  (other  than the  Interest-Only  Certificates)  on any distribution  date will  generally  equal such  class's  pro rata share  (based on the  Certificate  Principal  Balance of each class entitled thereto) of the Group III Aggregate  Subordinate  Optimal Principal Amount;  provided,  however,  that no class of Group III
Subordinate  Certificates  (other than the class of Group III Subordinate  Certificates with the lowest numerical  designation) shall be entitled on any  distribution  date to receive  distributions  pursuant to clauses (2), (3) and (5) of the definition of Group III
Subordinate  Optimal  Principal Amount unless the Class Prepayment  Distribution  Trigger for the related class is satisfied for such distribution  date.  Notwithstanding  the foregoing,  if on any distribution  date the Certificate  Principal Balance of any class of
Group II Subordinate  Certificates or Group III Subordinate  Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such  distribution  date is reduced to zero,  any amounts  distributable  to such class pursuant to clauses (2), (3)
and (5) of the definition of Group II Subordinate  Optimal Principal Amount or Group III Subordinate  Optimal Principal Amount to the
extent  of such  class's  remaining  Allocable  Share,  shall be  distributed  to the  remaining  classes  of  Group  II  Subordinate
Certificates or Group III Subordinate  Certificates,  as applicable, in reduction of their respective Certificate Principal Balances, sequentially, in the order of their numerical Class designations.

Applied Realized Loss Amount — With respect to any class of Group I Offered  Certificates  and as to any  distribution  date, the sum of the  Realized  Losses with  respect to the  related  mortgage  loans,  which have been  applied in  reduction  of the  Certificate
Principal  Balance of such  class,  in an amount  equal to the amount,  if any, by which,  (i) the  aggregate  Certificate  Principal
Balance of all of the Group I  Certificates  (after all  distributions  of  principal  on such  distribution  date)  exceeds (ii) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

Available  Funds — For any  distribution  date and each Sub-Loan  Group  included in Loan Group II or Loan Group III, an amount which generally includes,  (1) all previously  undistributed  payments on account of principal  (including the principal portion of Monthly
Payments,  Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously  undistributed  payments on account of  interest  received  after the Cut-off  Date and on or prior to the related  Determination  Date,  in each case,  from the mortgage  loans in the related  Sub-Loan  Group,  (2) any Monthly  Advances and  Compensating  Interest  Payments  made by the Master
Servicer or a Servicer for such  distribution  date in respect of the mortgage loans in the related  Sub-Loan Group,  (3) any amounts reimbursed by the Master Servicer in connection with losses on certain  eligible  investments for the related  mortgage loans and (4)
any amount  allocated from the Available Funds of another  Sub-Loan Group in accordance with paragraph (C) under  "Description of the
Certificates—Distributions  on the Group II  Certificates",  net of (x) fees  payable  to, and  amounts  reimbursable  to, the Master
Servicer,  the  Servicers,  the  Securities  Administrator,  the Trustee and any custodian  allocable to such Sub-Loan  Group or Loan
Group, as provided in the Agreement and (y) investment earnings on amounts on deposit in the Distribution Account.

Bankruptcy  Loss — Any loss  resulting  from a bankruptcy  court,  in  connection  with a personal  bankruptcy  of a  mortgagor,  (1)
establishing  the value of a  mortgaged  property at an amount  less than the  Outstanding  Principal  Balance of the  mortgage  loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk  Shortfall  — If on the  distribution  date the  Pass-Through  Rate for a class of the Class I-A,  Class I-M and Class I-B
Certificates is based upon the Net Rate Cap, the excess, if any, of:

                      1.   The amount of Current  Interest that such class would have been  entitled to receive on such  distribution date had the  applicable  pass-though  rate been  calculated  at a per annum  rate  equal to the  lesser of (i)
                      One-Month  LIBOR plus the related  Margin and (ii) the fixed rate  specified in the  Pass-Through  Rate for the
                      Group I Certificates, as described in the Term Sheet, over

                      2.   The amount of Current  Interest on such class  calculated  using a pass-though  rate equal to the Net Rate
                      Cap for such distribution date.

Basis Risk Shortfall  Carry Forward  Amount — As of any  distribution  date for the Class I-A, Class I-M and Class I-B  Certificates,
the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous  distribution  dates not previously  paid,  together with interest  thereon at a rate equal to the lesser of (i) One-Month  LIBOR plus the related  Margin and
(ii) the fixed rate  specified in the  Pass-Through  Rate for the Group I  Certificates,  as  described  in the Term Sheet,  for such distribution date.

Book-entry  Certificates — The Senior Certificates and the Offered  Subordinate  Certificates  issued,  maintained and transferred at the DTC.

Business Day — Generally  any day other than a Saturday,  a Sunday or a day on which the New York Stock  Exchange or Federal  Reserve is  closed  or on  which  banking  institutions  in New York  City or in any  jurisdiction  in  which  the  Trustee,  the  Securities
Administrator, the Master Servicer, Custodian or any Servicer is located are obligated by law or executive order to be closed.

Cap Contracts — Any interest rate cap contracts  that the Trustee,  on behalf of the Trust,  entered into with respect to the certain
Group I Certificates with the Cap Counterparty for the benefit of the holders of such Certificates.

Cap Counterparty — As identified in the Cap Contracts.

Certificate Group — The groups of Certificates set forth in the Term Sheet.

Certificate Owner — Any person who is the beneficial owner of a Book-entry Certificate.

Certificate  Principal  Balance  — With  respect  to any  Certificate,  other  than  the  Interest-Only  Certificates,  the  Class XP
Certificates and the Class B-IO Certificates,  as of any distribution date will equal such Certificate's  initial principal amount on the Closing Date plus, in the case of a  Subordinate  Certificate,  any  Subsequent  Recoveries  added to the  Certificate  Principal
Balance of such  Certificate,  as described under  "Description of the  Certificates—Allocation  of Realized  Losses;  Subordination"
herein,  and as reduced by (1) all amounts  allocable to principal  previously  distributed  with  respect to such  Certificate,  (2)
solely in the case of a Group II  Certificate  or Group III  Certificate,  the principal  portion of all Realized  Losses (other than
Realized  Losses  resulting  from Debt  Service  Reductions)  previously  allocated  to such  Certificate  (taking  into  account the applicable  Loss  Allocation  Limitation),  (3)  solely in the case of a Group I  Certificate,  any  Applied  Realized  Loss  Amounts
allocated to such class on previous  distribution  dates and (4) solely in the case of a Group II  Subordinate  Certificate  or Group
III  Subordinate  Certificate,  such  Certificate's  pro rata share,  if any, of the  Subordinate  Certificate  Writedown  Amount for
previous distribution dates.

Certificates — The Group I Certificates, the Group II Certificates and the Group III Certificates.

Class Prepayment  Distribution Trigger — A test, which shall be satisfied for (i) a class of Group II Subordinate  Certificate (other than the Interest-Only  Certificates) for a distribution date if the fraction (expressed as a percentage),  the numerator of which is the aggregate  Certificate Principal Balance of such class and each class of Group II Subordinate  Certificates  subordinate thereto, if any, and the  denominator  of which is the Stated  Principal  Balances of all of the group II mortgage loans as of the related Due
Date,  equals or exceeds such  percentage  calculated as of the Closing Date and (ii) a class of Group III  Subordinate  Certificates
(other than the Interest-Only  Certificates) for a distribution  date if the fraction  (expressed as a percentage),  the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Group III Subordinate  Certificates  subordinate thereto,  if any, and the  denominator  of which is the Stated  Principal  Balances of all of the group III mortgage  loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Class I-A Principal Distribution Amount — As defined in the Term Sheet.

Class I-B Principal Distribution Amount — As defined in the Term Sheet.

Class I-M Principal Distribution Amount — As defined in the Term Sheet.

Closing Date — As set forth in the Term Sheet.

Combination Group— Any group of Exchangeable Certificates set forth in the attached Term Sheet.

Compensating  Interest  Payments — Any  payments  made by the Master  Servicer or a Servicer  from its own funds to cover  Prepayment
Interest Shortfalls.

CPR — A constant rate of prepayment on the mortgage loans.

Cross-Over Date — The Group II Cross-Over Date or the Group III Cross-Over Date, as applicable.

Current  Interest — With respect to each class of Class I-A, Class I-M and Class I-B  Certificates  and each  distribution  date, the interest  accrued at the  applicable  pass-through  rate for the applicable  Interest  Accrual  Period on the  Certificate  Principal
Balance or Notional  Amount of such class plus any amount  previously  distributed  with  respect to interest  for such class that is recovered  as a voidable  preference  by a trustee in  bankruptcy,  reduced by any  Prepayment  Interest  Shortfall to the extent not covered by Compensating  Interest Payments,  and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Certificates as described under clause First in "Description of the  Certificates—Distributions  on
the Group I Certificates" herein.

Current  Specified  Enhancement  Percentage — For any  distribution  date,  a percentage  obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Subordinate  Certificates and (ii) the  Overcollateralization  Amount, in each case  prior to the  distribution  of the  Principal  Distribution  Amount on such  distribution  date,  by (y) the  aggregate  Stated
Principal  Balance of the group I mortgage loans as of the end of the related Due Period (after  reduction for Principal  Prepayments and Realized Losses on the group I mortgage loans incurred during the related Prepayment Period).

Current  Specified  Overcollateralization  Percentage  — For any  distribution  date,  a  percentage  equivalent  of a fraction,  the numerator  of which is the  Overcollateralization  Target  Amount  for such  distribution  date and the  denominator  of which is the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

Custodian —Wells Fargo Bank, National Association.

Cut-off Date — As set forth in the Term Sheet.

Debt Service  Reduction — A  Bankruptcy  Loss that  results  from a court  reducing the amount of the monthly  payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deficient  Valuation  — A  Bankruptcy  Loss that  results if a court,  in  connection  with a  personal  bankruptcy  of a  mortgagor, establishes  the value of a mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage loan secured by such mortgaged property.

Depositor — Structured Asset Mortgage Investments II Inc.

Determination  Date — With respect to any distribution date and the mortgage loans is the date specified in the applicable  Servicing
Agreement.

Due Date — With respect to each  mortgage  loan,  the date in each month on which its Monthly  Payment is due if such due date is the first  day of a month  and  otherwise  is deemed to be the first day of the  following  month or such  other  date  specified  in the applicable Servicing Agreement.

Due Period — With respect to any  distribution  date,  the period  commencing  on the second day of the month  preceding the calendar month in which  such  distribution  date  occurs  and  ending at the close of  business  on the first day of the month in which  such distribution date occurs.

EMC — EMC Mortgage Corporation.

Exchangeable Certificates—Any of the Class of Certificates listed as Exchangeable Certificates on the related Term Sheet.

Excess Cashflow — With respect to any distribution  date, the sum of (i) the Remaining Excess Spread for such  distribution  date and
(ii) the Overcollateralization Release Amount for such distribution date.
Excess Spread — With respect to any  distribution  date, the excess,  if any, of the Interest Funds for such  distribution  date over the sum of the  Current  Interest  on the Group I Offered  Certificates  and  Interest  Carry  Forward  Amounts on the Group I Senior
Certificates on such distribution date.

Extra  Principal  Distribution  Amount — With  respect  to any  distribution  date,  the  lesser of (a) the  excess,  if any,  of the
Overcollateralization  Target Amount for such distribution date over the Overcollateralization  Amount for such distribution date and
(b) the Excess Spread for such distribution date.

Fitch— Fitch Inc., or Fitch, and any successor in interest.

Group I Certificates — The Group I Offered Certificates, and the Group I Non-offered Certificates.

Group I Non-offered Certificates — The non-offered Group I Certificates as described in the Term Sheet.

Group I Offered Certificates — The offered Group I Certificates as described in the Term Sheet.

Group I Senior Certificates — The Class I-A Certificates.

Group I Subordinate Certificates — The Class I-M and Class I-B Certificates.

Group II  Aggregate  Subordinate  Optimal  Principal  Amount — With  respect to Loan  Group II,  the sum of the Group II  Subordinate
Optimal Principal Amounts for all Sub-Loan Groups in Loan Group II.

Group II Certificates — The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II  Cross-Over  Date — The  distribution  date on  which  the  Certificate  Principal  Balances  of the  Group  II  Subordinate
Certificates are reduced to zero.

Group II Offered Certificates — The Group II Senior Certificates and the Group II Offered Subordinate Certificates.

Group II Offered  Subordinate  Certificates — Any Group II Certificates  described as "offered  certificates" in the Term Sheet other than the Group II Senior Certificates.

Group II Senior Certificates — The Class II-A Certificates.

Group II Senior Optimal  Principal Amount — With respect to each Sub-Loan Group included in Loan Group II and each  distribution date will be an amount equal to the sum of the  following  (but in no event greater than the aggregate  Certificate  Principal  Balance of the related Certificate Group in such Loan Group immediately prior to such distribution date):

                  (1)      the  applicable  Senior  Percentage of the principal  portion of all Monthly  Payments due on the mortgage loans in the  related  Sub-Loan  Group on the  related  Due Date,  as  specified  in the  amortization  schedule at the time applicable  thereto (after  adjustment for previous  principal  prepayments  but before any adjustment to such  amortization schedule by reason of any  bankruptcy  or similar  proceeding  or any  moratorium  or similar  waiver or grace period if the distribution date occurs prior to the related Cross-Over Date);

                  (2)      the applicable Senior  Prepayment  Percentage of the Stated Principal Balance of each mortgage loan in the related  Sub-Loan  Group which was the subject of a  prepayment  in full  received by the  Servicers  during the  applicable
         Prepayment Period;

                  (3)      the  applicable  Senior  Prepayment  Percentage  of the amount of all  partial  prepayments  allocated  to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Sub-Loan Group;

                  (4)      the  lesser of (a) the  applicable  Senior  Prepayment  Percentage  of the sum of (i) all Net  Liquidation
         Proceeds  allocable to  principal  received in respect of each  mortgage  loan in the related  Sub-Loan  Group that became a
         Liquidated  Mortgage  Loan during the related  Prepayment  Period (other than mortgage  loans  described in the  immediately following  clause (ii)) and all Subsequent  Recoveries  received in respect of each Liquidated  Mortgage Loan in the related
         Sub-Loan  Group  during the  related  Due Period and (ii) the Stated  Principal  Balance of each such  mortgage  loan in the related  Sub-Loan  Group  purchased  by an insurer from the Trustee  during the related  Prepayment  Period  pursuant to the related primary mortgage  insurance  policy,  if any, or otherwise;  and (b) the applicable  Senior Percentage of the sum of
         (i) the Stated  Principal  Balance of each mortgage loan in the related  Sub-Loan  Group which became a Liquidated  Mortgage
         Loan during the related  Prepayment  Period (other than the mortgage loans  described in the  immediately  following  clause
         (ii)) and all  Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage Loan in the related  Sub-Loan Group during the related  Due Period and (ii) the Stated  Principal  Balance of each such  mortgage  loan in the related  Sub-Loan
         Group that was  purchased  by an insurer  from the Trustee  during the  related  Prepayment  Period  pursuant to the related primary mortgage insurance policy, if any or otherwise;

                  (5)      any amount  allocated to the Available  Funds of the related  Sub-Loan Group in accordance  with paragraph
         (G) under "Description of the Certificates—Distributions on the Group II Certificates"; and

                  (6)      the  applicable  Senior  Prepayment  Percentage  of the sum of (a) the  Stated  Principal  Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such  distribution  date and (b) the excess,  if any, of the Stated Principal  Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute  mortgage  loan  pursuant to the Mortgage  Loan  Purchase  Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

Group II  Senior  Percentage  — With  respect  to each  Certificate  Group  related  to a  Sub-Loan  Group  in Loan  Group II and any distribution  date,  the lesser of (a) 100% and (b) the  percentage  obtained by dividing the  Certificate  Principal  Balance of the
Senior  Certificates  (other than the Interest-Only  Certificates,  if any) in the related  Certificate Group by the aggregate Stated
Principal Balance of the mortgage loans in the related Sub-Loan Group as of the beginning of the related Due Period.

Group II Senior  Prepayment  Percentage — The Senior  Prepayment  Percentage for the Senior  Certificates of each  Certificate  Group related to a Sub-Loan  Group in Loan Group II, on any  distribution  date  occurring  during the  periods  set forth below will be as follows:

Period (dates inclusive)                          Senior Prepayment Percentage
_________________________________________________________________________________________________________________
June 2007 - May 2014                              100%
June 2014 - May 2015                              Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                  Certificates  plus 70% of the Group II  Subordinate  Percentage for the related Sub-Loan Group.
June 2015 - May 2016                              Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                  Certificates  plus 60% of the Group II  Subordinate  Percentage or the related Sub-Loan Group.
June 2016 - May 2017                              Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                  Certificates  plus 40% of the Group II  Subordinate  Percentage or the related Sub-Loan Group.
June 2017 - May 2018                              Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                  Certificates  plus 20% of the Group II  Subordinate  Percentage or the related Sub-Loan Group.
June 2018 and thereafter                          Group  II   Senior   Percentage   for  the   Group  II   Senior
                                                  Certificates.

                  No scheduled  reduction to the Group II Senior  Prepayment  Percentage for the related  Certificate  Group shall be made as of any distribution  date unless,  as of the last day of the month preceding such  distribution date (1) the aggregate Stated
Principal  Balance of the group II mortgage  loans in all related  Sub-Loan  Groups  delinquent 60 days or more  (including  for this purpose any such mortgage  loans in  foreclosure  and such mortgage  loans with respect to which the related  mortgaged  property has been acquired by the trust)  averaged over the last six months,  as a percentage of the aggregate  Certificate  Principal  Balance of the Group II Subordinate  Certificates  does not exceed 50% and (2) cumulative  Realized Losses on the group II mortgage loans in all related  Sub-Loan Groups do not exceed (a) 30% of the aggregate  Certificate  Principal  Balance of the Original Group II Subordinate
Principal  Balance if such  distribution  date occurs  between and including June 2014 and May 2015, (b) 35% of the Original Group II
Subordinate  Principal  Balance if such  distribution  date  occurs  between  and  including  June 2015 and May 2016,  (c) 40% of the
Original Group II Subordinate  Principal  Balance if such  distribution date occurs between and including June 2016 and May 2017, (d)
45% of the Original Group II Subordinate  Principal  Balance if such distribution date occurs between and including June 2017 and May
2018, and (e) 50% of the Original Group II Subordinate Principal Balance if such distribution date occurs during or after June 2018.

         In  addition,  if on any  distribution  date  the  weighted  average  of the  Group  II  Subordinate  Percentages  for  such distribution  date is equal to or greater than two times the weighted  average of the initial Group II Subordinate  Percentages,  and
(a) the  aggregate  Stated  Principal  Balance of the group II  mortgage  loans in all  Sub-Loan  Groups  delinquent  60 days or more
(including  for this  purpose any such  mortgage  loans in  foreclosure  and such  mortgage  loans with  respect to which the related mortgaged property has been acquired by the trust),  averaged over the last six months, as a percentage of the aggregate  Certificate
Principal  Balance of the Group II  Subordinate  Certificates  does not exceed  50% and (b)(i) on or prior to the  distribution  date occurring  in May 2010,  cumulative  Realized  Losses  on the group II  mortgage  loans in all  Sub-Loan  Groups as of the end of the related  Prepayment  Period do not exceed 20% of the Original Group II Subordinate  Principal Balance and (ii) after the distribution date occurring in May 2010,  cumulative  Realized  Losses on the group II mortgage loans in all Sub-Loan  Groups as of the end of the related  Prepayment Period do not exceed 30% of the Original Group II Subordinate  Principal  Balance,  then, in each case, the Group
II Senior  Prepayment  Percentage  for the Group II Senior  Certificates  for such  distribution  date will equal the Group II Senior
Percentage for the related Certificate Group;  provided,  however,  if on such distribution date the Group II Subordinate  Percentage is equal to or greater than two times the initial Group II Subordinate  Percentage on or prior to the distribution  date occurring in
May 2010 and the above  delinquency  and loss tests are met, then the Group II Senior  Prepayment  Percentage for the Group II Senior
Certificates  in the  related  Certificate  Group for such  distribution  date,  will equal the Group II Senior  Percentage  for such
Certificates plus 50% of the Group II Subordinate Percentage on such distribution date.

         Notwithstanding  the  foregoing,  if on any  distribution  date,  the  percentage,  the  numerator of which is the aggregate
Certificate  Principal Balance of the Group II Senior  Certificates in any loan group immediately  preceding such distribution  date, and the  denominator  of which is the Stated  Principal  Balance of the related  group II mortgage  loans as of the  beginning of the related Due Period,  exceeds such  percentage as of the Cut-off Date,  then the Senior  Prepayment  Percentage for such  distribution date with respect to Sub-Loan Group will equal 100%.

Group II Subordinate Certificates — The Class II-B Certificates.

Group II Subordinate  Optimal  Principal Amount — With respect to any Sub-Loan Group included in Loan Group II and each  distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate  Certificate  Principal  Balance of the Group II Subordinate Certificates immediately prior to such distribution date):

                  (1)      the  applicable  Subordinate  Percentage  of the  principal  portion of all Monthly  Payments  due on each mortgage loan in the related Sub-Loan Group on the related Due Date, as specified in the  amortization  schedule at the time applicable  thereto (after  adjustment for previous  principal  prepayments  but before any adjustment to such  amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (2)      the applicable  Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related  Sub-Loan  Group which was the subject of a prepayment in full received by the Servicers  during the  applicable
         Prepayment Period;

                  (3)      the  applicable  Subordinate  Prepayment  Percentage  of the amount all partial  prepayments  of principal received in respect of mortgage loans in the related Sub-Loan Group during the applicable Prepayment Period;

                  (4)      the excess,  if any, of (a) the Net  Liquidation  Proceeds  allocable to principal  received in respect of each  mortgage  loan in the related  Sub-Loan  Group that became a Liquidated  Mortgage  Loan during the related  Prepayment
         Period and all  Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage Loan during the related Due Period over (b) the sum of the amounts  distributable to the holders of the Senior  Certificates in the related  Certificate  Group pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" on such distribution date;

                  (5)      the applicable  Subordinate  Prepayment  Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such  distribution  date and (b) the difference,  if any, between the Stated Principal  Balance of a mortgage loan in the related Sub-Loan Group that has been  replaced by the Sponsor with a  substitute  mortgage  loan  pursuant to the mortgage  loan  purchase  agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

                  (6)      on the distribution date on which the aggregate  Certificate  Principal Balance of the Senior Certificates
         in the  related  Certificate  Group have all been  reduced to zero,  100% of the Senior  Optimal  Principal  Amount for such
         Senior Certificates.

          After the aggregate  Certificate  Principal Balance of the Subordinate  Certificates has been reduced to zero, the Group II
Subordinate Optimal Principal Amount shall be zero.

Group II  Subordinate  Percentage — As of any  distribution  date and with respect to any Sub-Loan  Group  included in Loan Group II,
100% minus the related Senior Percentage for the related Certificate Group.

Group II  Subordinate  Prepayment  Percentage  — With  respect  to any  Sub-Loan  Group  included  in Loan  Group  II,  and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

Group III  Aggregate  Subordinate  Optimal  Principal  Amount — With respect to Loan Group III, the sum of the Group III  Subordinate
Optimal Principal Amounts for all Sub-Loan Groups in Loan Group III.

Group III Certificates — The Group III Senior Certificates and the Group III Subordinate Certificates.

Group III  Cross-Over  Date — The  distribution  date on which  the  Certificate  Principal  Balances  of the  Group III  Subordinate
Certificates are reduced to zero.

Group III Offered Certificates — The Group III Senior Certificates and the Group III Offered Subordinate Certificates.

Group III Offered Subordinate  Certificates — Any Group III Certificates  described as "offered certificates" in the Term Sheet other than the Group III Senior Certificates.

Group III Senior Certificates — The Class III-A Certificates.

Group III Senior Optimal  Principal  Amount — With respect to each Sub-Loan  Group  included in Loan Group III and each  distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate  Certificate  Principal  Balance of the related Certificate Group in such Loan Group immediately prior to such distribution date):

                  (1)      the  applicable  Senior  Percentage of the principal  portion of all Monthly  Payments due on the mortgage loans in the  related  Sub-Loan  Group on the  related  Due Date,  as  specified  in the  amortization  schedule at the time applicable  thereto (after  adjustment for previous  principal  prepayments  but before any adjustment to such  amortization schedule by reason of any  bankruptcy  or similar  proceeding  or any  moratorium  or similar  waiver or grace period if the distribution date occurs prior to the related Cross-Over Date);

                  (2)      the applicable Senior  Prepayment  Percentage of the Stated Principal Balance of each mortgage loan in the related  Sub-Loan  Group which was the subject of a  prepayment  in full  received by the  Servicers  during the  applicable
         Prepayment Period;

                  (3)      the  applicable  Senior  Prepayment  Percentage  of the amount of all  partial  prepayments  allocated  to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Sub-Loan Group;

                  (4)      the  lesser of (a) the  applicable  Senior  Prepayment  Percentage  of the sum of (i) all Net  Liquidation
         Proceeds  allocable to  principal  received in respect of each  mortgage  loan in the related  Sub-Loan  Group that became a
         Liquidated  Mortgage  Loan during the related  Prepayment  Period (other than mortgage  loans  described in the  immediately following  clause (ii)) and all Subsequent  Recoveries  received in respect of each Liquidated  Mortgage Loan in the related
         Sub-Loan  Group  during the  related  Due Period and (ii) the Stated  Principal  Balance of each such  mortgage  loan in the related  Sub-Loan  Group  purchased  by an insurer from the Trustee  during the related  Prepayment  Period  pursuant to the related primary mortgage  insurance  policy,  if any, or otherwise;  and (b) the applicable  Senior Percentage of the sum of
         (i) the Stated  Principal  Balance of each mortgage loan in the related  Sub-Loan  Group which became a Liquidated  Mortgage
         Loan during the related  Prepayment  Period (other than the mortgage loans  described in the  immediately  following  clause
         (ii)) and all  Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage Loan in the related  Sub-Loan Group during the related  Due Period and (ii) the Stated  Principal  Balance of each such  mortgage  loan in the related  Sub-Loan
         Group that was  purchased  by an insurer  from the Trustee  during the  related  Prepayment  Period  pursuant to the related primary mortgage insurance policy, if any or otherwise;

                  (5)      any amount  allocated to the Available  Funds of the related  Sub-Loan Group in accordance  with paragraph
         (G) under "Description of the Certificates—Distributions on the Group III Certificates;" herein; and

                  (6)      the  applicable  Senior  Prepayment  Percentage  of the sum of (a) the  Stated  Principal  Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such  distribution  date and (b) the excess,  if any, of the Stated Principal  Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute  mortgage  loan  pursuant to the Mortgage  Loan  Purchase  Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

Group III  Senior  Percentage  — With  respect  to each  Certificate  Group  related  to a  Sub-Loan  Group in Loan Group III and any distribution  date,  the lesser of (a) 100% and (b) the  percentage  obtained by dividing the  Certificate  Principal  Balance of the
Senior  Certificates  (other than the Interest-Only  Certificates,  if any) in the related  Certificate Group by the aggregate Stated
Principal Balance of the mortgage loans in the related Sub-Loan Group as of the beginning of the related Due Period.

Group III Senior  Prepayment  Percentage — The Senior  Prepayment  Percentage for the Senior  Certificates of each Certificate  Group related to a Sub-Loan  Group in Loan Group III,  on any  distribution  date  occurring  during the periods set forth below will be as follows:

Period (dates inclusive)                          Senior Prepayment Percentage
_________________________________________________________________________________________________________________
June 2007 - May 2014                              100%
June 2014 - May 2015                              Group  III   Senior   Percentage   for  the  Group  III  Senior
                                                  Certificates  plus 70% of the Group III Subordinate  Percentage for the related Sub-Loan Group.
June 2015 - May 2016                              Group  III   Senior   Percentage   for  the  Group  III  Senior
                                                  Certificates  plus 60% of the Group III Subordinate  Percentage or the related Sub-Loan Group.
June 2016 - May 2017                              Group  III   Senior   Percentage   for  the  Group  III  Senior
                                                  Certificates  plus 40% of the Group III Subordinate  Percentage or the related Sub-Loan Group.
June 2017 - May 2018                              Group  III   Senior   Percentage   for  the  Group  III  Senior
                                                  Certificates  plus 20% of the Group III Subordinate  Percentage or the related Sub-Loan Group.
June 2018 and thereafter                          Group  III   Senior   Percentage   for  the  Group  III  Senior
                                                  Certificates.

         No scheduled  reduction to the Group III Senior Prepayment  Percentage for the related Certificate Group shall be made as of any distribution  date unless,  as of the last day of the month preceding such  distribution  date (1) the aggregate Stated Principal
Balance of the group III mortgage loans in all related  Sub-Loan  Groups  delinquent 60 days or more  (including for this purpose any such mortgage loans in foreclosure  and such mortgage  loans with respect to which the related  mortgaged  property has been acquired by the trust)  averaged over the last six months,  as a percentage of the aggregate  Certificate  Principal  Balance of the Group III
Subordinate  Certificates  does not exceed 50% and (2)  cumulative  Realized  Losses on the group III  mortgage  loans in all related
Sub-Loan  Groups do not  exceed  (a) 30% of the  aggregate  Certificate  Principal  Balance  of the  Original  Group III  Subordinate
Principal  Balance if such  distribution  date occurs between and including June 2014 and May 2015, (b) 35% of the Original Group III
Subordinate  Principal  Balance if such  distribution  date  occurs  between  and  including  June 2015 and May 2016,  (c) 40% of the
Original Group III Subordinate  Principal  Balance if such  distribution date occurs between and including June 2016 and May 2017 (d)
45% of the Original Group III  Subordinate  Principal  Balance if such  distribution  date occurs between and including June 2017 and
May 2018, and (e) 50% of the Original Group III Subordinate  Principal  Balance if such distribution date occurs during or after June
2018.

         In  addition,  if on any  distribution  date  the  weighted  average  of the  Group  III  Subordinate  Percentages  for such distribution  date is equal to or greater than two times the weighted average of the initial Group III Subordinate  Percentages,  and
(a) the  aggregate  Stated  Principal  Balance of the group III mortgage  loans in all  Sub-Loan  Groups  delinquent  60 days or more
(including  for this  purpose any such  mortgage  loans in  foreclosure  and such  mortgage  loans with  respect to which the related mortgaged property has been acquired by the trust),  averaged over the last six months, as a percentage of the aggregate  Certificate
Principal  Balance of the Group III  Subordinate  Certificates  does not exceed 50% and (b)(i) on or prior to the  distribution  date occurring  in May 2010,  cumulative  Realized  Losses on the group III  mortgage  loans in all  Sub-Loan  Groups as of the end of the related  Prepayment Period do not exceed 20% of the Original Group III Subordinate  Principal Balance and (ii) after the distribution date occurring in May 2010,  cumulative  Realized  Losses on the group III mortgage loans in all Sub-Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original Group III Subordinate  Principal  Balance,  then, in each case, the Group
III Senior  Prepayment  Percentage for the Group III Senior  Certificates for such  distribution date will equal the Group III Senior
Percentage for the related Certificate Group;  provided,  however, if on such distribution date the Group III Subordinate  Percentage is equal to or greater than two times the initial Group III  Subordinate  Percentage on or prior to the  distribution  date occurring in May 2010 and the above  delinquency  and loss tests are met,  then the Group III Senior  Prepayment  Percentage  for the Group III
Senior  Certificates in the related  Certificate  Group for such  distribution  date, will equal the Group III Senior  Percentage for such Certificates plus 50% of the Group III Subordinate Percentage on such distribution date.

         Notwithstanding  the  foregoing,  if on any  distribution  date,  the  percentage,  the  numerator of which is the aggregate
Certificate  Principal Balance of the Group III Senior  Certificates in any loan group immediately  preceding such distribution date, and the  denominator  of which is the Stated  Principal  Balance of the related  group III mortgage  loans as of the beginning of the related Due Period,  exceeds such  percentage as of the Cut-off Date,  then the Senior  Prepayment  Percentage for such  distribution date with respect to Sub-Loan Group will equal 100%.

Group III Subordinate Certificates — The Class III-B Certificates.

Group  III  Subordinate  Optimal  Principal  Amount  — With  respect  to any  Sub-Loan  Group  included  in Loan  Group  III and each distribution  date will be an amount  equal to the sum of the  following  (but in no event  greater  than the  aggregate  Certificate
Principal Balance of the Group III Subordinate Certificates immediately prior to such distribution date):

                  (1)      the  applicable  Subordinate  Percentage  of the  principal  portion of all Monthly  Payments  due on each mortgage loan in the related Sub-Loan Group on the related Due Date, as specified in the  amortization  schedule at the time applicable  thereto (after  adjustment for previous  principal  prepayments  but before any adjustment to such  amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (2)      the applicable  Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related  Sub-Loan  Group which was the subject of a prepayment in full received by the Servicers  during the  applicable
         Prepayment Period;

                  (3)      the related Subordinate  Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Sub-Loan Group during the applicable Prepayment Period;

                  (4)      the excess,  if any, of (a) the Net  Liquidation  Proceeds  allocable to principal  received in respect of each  mortgage  loan in the related  Sub-Loan  Group that became a Liquidated  Mortgage  Loan during the related  Prepayment
         Period and all  Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage Loan during the related Due Period over (b) the sum of the amounts  distributable to the holders of the Senior  Certificates in the related  Certificate  Group pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" on such distribution date;

                  (5)      the applicable  Subordinate  Prepayment  Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such  distribution  date and (b) the difference,  if any, between the Stated Principal  Balance of a mortgage loan in the related Sub-Loan Group that has been  replaced by the Sponsor with a  substitute  mortgage  loan  pursuant to the mortgage  loan  purchase  agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

                  (6)      on the distribution date on which the aggregate  Certificate  Principal Balance of the Senior Certificates
         in the  related  Certificate  Group have all been  reduced to zero,  100% of the Senior  Optimal  Principal  Amount for such
         Senior Certificates.

          After the aggregate Certificate  Principal Balance of the Subordinate  Certificates has been reduced to zero, the Group III
Subordinate Optimal Principal Amount shall be zero.

Group III  Subordinate  Percentage — As of any  distribution  date and with respect to any Sub-Loan Group included in Loan Group III,
100% minus the related Senior Percentage for the related Certificate Group.

Group III  Subordinate  Prepayment  Percentage  — With  respect to any  Sub-Loan  Group  included  in Loan  Group III,  and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

Insurance  Proceeds — Amounts paid by an insurer under any primary  mortgage  insurance  policy,  standard hazard  insurance  policy, flood insurance policy or title insurance  policy covering any mortgage loan or mortgaged  property other than amounts required to be paid over to the  mortgagor  pursuant  to law or the  related  mortgage  note and other than  amounts  used to repair or restore  the mortgaged  property or to reimburse  certain  expenses,  including the related  servicer's costs and expenses  incurred in connection with presenting claims under the related insurance policies.

Interest  Accrual Period — For each class of Group II Certificates  and Group III  Certificates  and for any  distribution  date, the one-month period  preceding the month in which such  distribution  date occurs.  The Interest Accrual Period for the Class I-A, Class
I-M and Class I-B Certificates  will be the period from and including the preceding  distribution  date (or from the Closing Date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Interest  Carry  Forward  Amount — With  respect  to each  class of Class  I-A,  Class I-M and Class I-B  Certificates  and the first distribution date, zero, and for each distribution date thereafter, the sum of:

         1.       the excess of:

                  (a)      Current Interest for such class with respect to prior distribution dates, over

                  (b)      the  amount  actually  distributed  to such  class  with  respect  to  interest  on or  after  such  prior distribution dates, and

         2.       interest on such excess (to the extent  permitted by applicable  law) at the applicable  pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds — With respect to Loan Group I and any distribution date, the sum, without duplication, of:

         1.       all scheduled interest  collected in respect of the group I mortgage loans during the related Due Period,  less the related Servicing Fee, if any;

         2.       all  advances  relating  to  interest  on the group I mortgage  loans made by the  related  servicer  or the Master
                  Servicer;

         3.       all Compensating Interest Payments with respect to the group I mortgage loans;

         4.       Liquidation  Proceeds  received  during the related  Prepayment  Period (or in the case of  Subsequent  Recoveries, during the prior  calendar  month),  to the extent such  Liquidation  Proceeds or Subsequent  Recoveries  relate to interest,  less all non-recoverable  advances relating to interest and certain expenses,  in each case with respect to the group I mortgage loans;

         5.       the  interest  portion of proceeds  from the group I mortgage  loans that were  repurchased  during the related Due
                  Period; and

         6.       the interest  portion of the purchase  price of the assets of the Trust  allocated to Loan Group I upon exercise by the Sponsor or its designee of its optional termination right;

                  minus

         7.       any amounts  required to be  reimbursed  to the  Sponsor,  the  Depositor,  a Servicer,  the Master  Servicer,  the
                  Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

Interest-Only Certificates — The Certificates indicated as interest-only certificates in the Term Sheet, if any.

Issuing Entity or Trust — Bear Stearns ALT-A Trust II 2007-1.

Lender Paid PMI Rate — With respect to any mortgage loan covered by a lender-paid  primary mortgage  insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related mortgage loan.

Liquidated  Mortgage Loan — Any defaulted  mortgage loan as to which the related  Servicer has  determined  that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation  Proceeds — Amounts  received by a Servicer in  connection  with the  liquidation  of a defaulted  mortgage  loan whether through  trustee's  sale,  foreclosure  sale,  any  Insurance  Proceeds,  condemnation  proceeds or otherwise , including any amounts received by a Servicer or the Master  Servicer  specifically  related to a Liquidated  Mortgage Loan or disposition of a REO property prior to the related  Prepayment  Period that resulted in a Realized Loss, after  liquidation of such Mortgage Loan or disposition of such REO property.

Loan Group — Any of Loan Group I, Loan Group II or Loan Group III, as applicable.

Loan Group I — The pool of mortgage loans consisting of the group I mortgage loans.

Loan Group II — The pool of mortgage loans consisting of the group II mortgage loans.

Loan Group III — The pool of mortgage loans consisting of the group III mortgage loans.

Loan-to-Value  Ratio — The fraction,  expressed as a percentage,  the numerator of which is the principal  balance at origination and the  denominator of which is the lesser of the sales price at the time of  origination  of the mortgage loan and the appraised  value of the mortgaged property at origination.

Loss   Allocation   Limitation  —  As  defined  under   "Description   of  the   Certificates   —  Allocation  of  Realized   Losses;
Subordination-Allocation of Realized Losses on the Group II Certificates".

Margin — As set forth in the Term Sheet.

Master Servicer — Wells Fargo Bank, National Association.

Master Servicer  Compensation — As defined under "Pooling and Servicing  Agreement—Servicing  and Other  Compensation  and Payment of
Expenses" herein.

Monthly  Advance — The  aggregate of all payments of principal  and  interest,  net of the  Servicing  Fee,  that were due during the related Due Period on the mortgage loans and that were  delinquent on the related Due Date (other than  shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments — For any mortgage loan and any month,  the scheduled  payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related  mortgage  note, or in the case of any mortgaged  property  acquired  through  foreclosure or deed in lieu of  foreclosure,  would otherwise have been payable under the related mortgage note.

Moody's — Moody's Investors Service, Inc., and any successor in interest.

Mortgage  Loan  Purchase  Agreement — The Mortgage  Loan  Purchase  Agreement to be entered  into by the  Depositor,  the Sponsor and
Master Funding LLC.

Net Interest  Shortfalls — Has the meaning set forth under  "Description of the  Certificates—Interest  Distributions on the Group II
Certificates and the Group III Certificates" herein.

Net  Liquidation  Proceeds — Are  Liquidation  Proceeds  net of  unreimbursed  advances by the related  Servicer,  Monthly  Advances, expenses  incurred by the related  Servicer in  connection  with the  liquidation  of such  mortgage  loan and the related  mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Rate — For any mortgage  loan, the then  applicable  mortgage rate thereon less the sum of (1) the Servicing Fee Rate and (2) the
Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

Net Rate Cap — With respect to any distribution  date and the Class I-A, Class I-M and Class I-B  Certificates,  the weighted average of the Net Rates on the group I mortgage loans,  weighted on the basis of the Stated  Principal  Balances thereof as of the beginning of the related Due Period, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Notional Amount — With respect to any distribution  date and the  Interest-Only  Certificates,  the aggregate  Certificate  Principal
Balance of the related  Certificates  (before taking into account the payment of principal on such  Certificates on such distribution date).

Offered Certificates — The Group I Offered Certificates, the Group II Offered Certificates and the Group III Offered Certificates.

Offered Subordinate Certificates — The Group I Subordinate Certificates,  other than the Group I Non-offered Certificates,  the Group
II Offered Subordinate Certificates and the Group III Offered Subordinate Certificates.

Outstanding  Principal  Balance — With respect to a mortgage loan,  the principal  balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property,  the principal  balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Overcollateralization Amount — As set forth in the Term Sheet.

Overcollateralization Release Amount — As set forth in the Term Sheet.

Overcollateralization Target Amount — As set forth in the Term Sheet.

Prepayment  Interest  Shortfalls — Has the meaning set forth under  "Description of the  Certificates—Interest  Distributions  on the
Group II Certificates and the Group III Certificates" in this term sheet supplement.

Prepayment  Period — With respect to the mortgage  loans for which EMC is the  Servicer and with respect to a  distribution  date and
(i) Principal  Prepayments  in full,  the period from the sixteenth day of the calendar  month  preceding the calendar month in which such  distribution  date occurs through the close of business on the fifteenth day of the calendar  month in which such  distribution date occurs, and (ii) Liquidation  Proceeds,  Realized Losses,  Subsequent  Recoveries and partial Principal  Prepayments,  the prior calendar  month;  and in the case of the mortgage loans for which EMC is not the Servicer,  such period as is provided in the related
Servicing Agreement with respect to the related mortgage loans.

Principal Distribution Amount — With respect to each distribution date, an amount equal to

         (1)      the sum of the Principal Funds for Loan Group I for such distribution date, plus

         (2)      any Extra Principal Distribution Amount for such distribution date, minus

         (3)      any Overcollateralization Release Amount for such distribution date.

Principal Funds — With respect to Loan Group I and any distribution dates, the sum, without duplication, of:

         (1)      the  scheduled  principal  collected on the group I mortgage  loans during the related Due Period or advanced on or before the related servicer advance date;

         (2)      prepayments  in respect of the group I mortgage  loans,  exclusive  of any  prepayment  charges,  collected  in the related Prepayment Period;

         (3)      the Stated  Principal  Balance of each group I mortgage loan that was  repurchased  by the Depositor or the related
                  Servicer during the related Due Period;

         (4)      the amount, if any, by which the aggregate unpaid principal balance of any replacement  mortgage loans is less than the  aggregate  unpaid  principal  balance of any deleted  mortgage  loans  delivered  by the  related  Servicer in connection with a substitution of a group I mortgage loan during the related Due Period;

         (5)      all Liquidation  Proceeds collected during the related Prepayment Period (or in the case of Subsequent  Recoveries, during the prior  calendar  month) on the group I  mortgage  loans,  to the extent  such  Liquidation  Proceeds  or
                  Subsequent  Recoveries  relate to  principal,  less all related  non-recoverable  advances  relating  to  principal reimbursed during the related Due Period; and

         (6)      the principal  portion of the purchase price of the assets of the Trust allocated to Loan Group I upon the exercise by EMC or its designee of its optional termination right with respect to the group I mortgage loans;

                  minus

         (7)      any amounts required to be reimbursed to EMC, the Depositor, a Servicer,  the Master Servicer,  the Custodian,  the
                  Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

Principal  Prepayment — Any payment or other  recovery of principal on a mortgage  loan which is received in advance of its scheduled
Due Date to the extent that it is not  accompanied  by an amount as to interest  representing  scheduled  interest due on any date or dates in any month or months  subsequent to the month of  prepayment,  including  Insurance  Proceeds and  Repurchase  Proceeds,  but
excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies — Each of Standard and Poor's, a division of The McGraw-Hill  Companies,  Inc., Moody's Investors  Service,  Inc. and
Fitch Ratings.

Realized  Loss — With respect to a mortgage  loan is (1) a Bankruptcy  Loss or (2) as to any  Liquidated  Mortgage  Loan,  the unpaid principal  balance  thereof  plus  accrued and unpaid  interest  thereon at the  mortgage  rate  through the last day of the month of liquidation  less the Net  Liquidation  Proceeds  with respect to such  mortgage  loan and the related  mortgaged  property  that are allocated to principal;  provided,  however, that in the event the Master Servicer receives Subsequent Recoveries with respect to any mortgage  loan,  the amount of the Realized  Loss with respect to that  mortgage  loan will be reduced to the extent such  Subsequent
Recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any distribution date.

Record  Date — For each class of Class I-A,  Class I-M and Class I-B  Certificates  and each  distribution  date,  the  Business  Day preceding the applicable  distribution date so long as the Group I Offered  Certificates remain in book-entry form; and otherwise the record date shall be the last Business Day of the month preceding the month in which such  distribution  date occurs.  For each class of Group II Offered  Certificates and Group III Offered  Certificates and each  distribution  date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Remaining Excess Spread — With respect to any distribution date, the Excess Spread less any Extra Principal  Distribution  Amount for such distribution date.

REMIC Regular Certificates — All classes of Certificates other than the Residual Certificates.

REO Property — A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase  Price — With respect to any mortgage  loan  required to be  repurchased,  an amount equal to the excess of (i) the sum of
(a) 100% of the Outstanding  Principal  Balance of such mortgage loan plus accrued but unpaid  interest on the Outstanding  Principal
Balance at the related  mortgage rate through and  including  the last day of the month of  repurchase  and (b) any costs and damages incurred by the Trust in connection  with any violation of such mortgage loan of any predatory  lending laws over (ii) any portion of the Servicing Fee, Monthly Advances or servicing advances payable to the purchaser of such mortgage loan.

Repurchase  Proceeds — The Repurchase  Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the  substitution of a mortgage loan. See "Description of the  Securities—Assignment  of Trust Fund Assets" in the
prospectus and "Pooling and Servicing Agreement—Representations and Warranties" herein.

Residual Certificates — The Class R Certificates.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Securities Administrator — Wells Fargo Bank, National Association.

Senior Certificates — Group I Senior Certificates, Group II Senior Certificates and the Group III Senior Certificates.

Senior Optimal  Principal Amount — The Group II Senior Optimal  Principal Amount or the Group III Senior Optimal Principal Amount, as
applicable.

Senior Percentage — The Group II Senior Percentage or the Group III Senior Percentage, as applicable.

Senior  Prepayment  Percentage  — The Group II  Senior  Prepayment  Percentage  or the Group III  Senior  Prepayment  Percentage,  as
applicable.

Servicers — As set forth in the Term Sheet.

Servicing Agreements — The servicing agreements specified in the Agreement between the Sponsor and the related Servicer.

Servicing  Fee — With respect to each  mortgage  loan, a fee that accrues at the  servicing  fee rate, as set forth under the heading
"Pooling and Servicing  Agreement—Servicing  and Other Compensation and Payment of Expenses" herein, on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — As defined in the Agreement.

Special Hazard Loss — A Realized Loss  attributable to damage or a direct physical loss suffered by a mortgaged  property  (including any Realized Loss due to the presence or suspected  presence of hazardous  wastes or substances on a mortgaged  property)  other than any such  damage or loss  covered  by a hazard  policy or a flood  insurance  policy  required  to be  maintained  in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

Sponsor — EMC Mortgage Corporation.

Stated Principal  Balance — With respect to any group I mortgage loan and any distribution  date: the principal balance thereof as of the Cut-off  Date minus the sum of (1) the  principal  portion of the  Monthly  Payments  due from  mortgagors  with  respect to such mortgage  loan due during each Due Period  ending prior to such  distribution  date (and  irrespective  of any  delinquency  in their payment),  (2) all  Principal  Prepayments  with respect to such mortgage  loan  received  prior to or during the related  Prepayment
Period,  and all  Liquidation  Proceeds to the extent applied by the related  Servicer as recoveries of principal in accordance  with the Agreement or the related  Servicing  Agreement that were received by the related Servicer as of the close of business on the last day of the preceding  calendar month related to such  distribution date and (3) any Realized Loss thereon incurred prior to or during the related calendar month.

         With respect to any group II mortgage loan and any  distribution  date,  (1) the unpaid  principal  balance of such mortgage loan as of the close of business on the related Due Date  (taking  account of the  principal  payment to be made on such Due Date and irrespective of any delinquency in its payment),  as specified in the amortization  schedule at the time relating thereto (before any adjustment to such amortization  schedule by reason of any bankruptcy or similar  proceeding  occurring after the Cut-off Date (other than a Deficient  Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal  Prepayments received during or prior to the immediately  preceding  Prepayment Period and the principal  portion of any Net Liquidation  Proceeds received during or prior to the immediately preceding calendar month.

         With respect to any group III mortgage loan and any  distribution  date, (1) the unpaid  principal  balance of such mortgage loan as of the close of business on the related Due Date  (taking  account of the  principal  payment to be made on such Due Date and irrespective of any delinquency in its payment),  as specified in the amortization  schedule at the time relating thereto (before any adjustment to such amortization  schedule by reason of any bankruptcy or similar  proceeding  occurring after the Cut-off Date (other than a Deficient  Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal  Prepayments received during or prior to the immediately  preceding  Prepayment Period and the principal  portion of any Net Liquidation  Proceeds received during or prior to the immediately preceding calendar month.

         The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date — As set forth in the Term Sheet.

Sub-Loan Group — Any sub-groups of Loan Group II or Loan Group III set forth in the Term Sheet.

Subordinate  Certificate  Writedown Amount — With respect to the Group II Subordinate  Certificates,  the amount by which (x) the sum of the  Certificate  Principal  Balances of the Group II Certificates  (after giving effect to the  distribution of principal and the allocation of Realized Losses in reduction of the Certificate  Principal  Balances of the Group II Certificates on such  distribution date) exceeds (y) the Stated  Principal  Balances of the group II mortgage loans on the Due Date related to such  distribution  date.
With respect to the Group III  Subordinate  Certificates,  the amount by which (x) the sum of the Certificate  Principal  Balances of the Group III  Certificates  (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate  Principal  Balances of the Group III  Certificates on such  distribution  date) exceeds (y) the Stated  Principal
Balances of the group III mortgage loans on the Due Date related to such distribution date.

Subordinate  Certificates  — The  Group I  Subordinate  Certificates,  the  Group  II  Subordinate  Certificates  and the  Group  III
Subordinate Certificates.

Subordinate  Optimal  Principal  Amount — The Group II Subordinate  Optimal  Principal  Amount or the Group III  Subordinate  Optimal
Principal Amount, as applicable.

Subordinate Percentage — The Group II Subordinate Percentage or the Group III Subordinate Percentage, as applicable.

Subordinate  Prepayment  Percentage  — The  Group II  Subordinate  Prepayment  Percentage  or the Group  III  Subordinate  Prepayment
Percentage, as applicable.

Subsequent  Recoveries — As of any distribution  date,  amounts received during the related  Prepayment Period by the Master Servicer or surplus amounts held by the Master Servicer to cover estimated expenses  (including,  but not limited to, recoveries in respect of the representations and warranties made by the Sponsor)  specifically  related to a Liquidated Mortgage Loan or disposition of an REO property prior to the related  Prepayment  Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Term  Sheet —  Collectively,  the New  Issue  Computational  Materials  for  Bear  Stearns  ALT-A  Trust  II,  Mortgage  Pass-Through
Certificates,  Series 2007-1 Group I, the New Issue  Computational  Materials for Bear Stearns ALT-A Trust II, Mortgage  Pass-Through
Certificates,  Series  2007-1  Group II and the New  Issue  Computational  Materials  for  Bear  Stearns  ALT-A  Trust  II,  Mortgage
Pass-Through Certificates, Series 2007-1 Group III, each delivered by Bear, Stearns & Co. Inc.

Trigger Event — As defined in the Term Sheet.

Trustee — Citibank, N.A.

Underwriter— Bear, Stearns & Co. Inc.

Unpaid Realized Loss Amount — With respect to any class of Group I Offered  Certificates and as to any distribution  date, the excess of

         (1)      Applied Realized Loss Amounts with respect to such class over,

         (2)      the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

         Any amounts  distributed to a class of Group I Offered  Certificates  in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

Weighted  Average Net Rate — With  respect to any Loan Group and  distribution  date,  the  weighted  average of the Net Rates of the mortgage loans in such Loan Group, weighted in proportion to the respective outstanding principal balances of such mortgage loans.

Wells Fargo — Wells Fargo Bank, National Association.

                                                                                                                             ANNEX I

                                    GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in  certain  limited  circumstances,  the  Certificates,  which are  referred  to as the global  securities,  will be available only in book-entry form.  Investors in the global securities may hold interests in these global  securities  through any of
DTC, Clearstream or Euroclear.  Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding  interests in global  securities  through  Clearstream and Euroclear will be conducted in accordance with their normal rules and operating  procedures and in accordance with conventional  eurobond  practice.
Secondary market trading between  investors holding  interests in global  securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between investors holding interests in global securities  through  Clearstream or Euroclear and investors holding interests in global securities  through DTC participants will be effected on a  delivery-against-payment  basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although  DTC,  Euroclear  and  Clearstream  are expected to follow the  procedures  described  below in order to facilitate transfers of interests in the global securities among  participants of DTC,  Euroclear and Clearstream,  they are under no obligation to perform or continue to perform those  procedures and those  procedures  may be  discontinued  at any time.  None of the Depositor, the Servicer nor the Trustee will have any  responsibility  for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S.  holders of global  securities  will be  subject to U.S.  withholding  taxes  unless  those  holders  meet  certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global  securities  will be registered in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the global securities will be represented  through  financial  institutions  acting on their behalf as direct and indirect  participants in DTC.
Clearstream and Euroclear will hold positions on behalf of their participants  through their respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

         Investors  electing to hold interests in global  securities  through DTC  participants,  rather than through  Clearstream or
Euroclear  accounts,  will be subject to the  settlement  practices  applicable  to similar  issues of  mortgage-backed  certificate.
Investors'  securities  custody  accounts will be credited with their  holdings  against  payment in same-day funds on the settlement date.

         Investors  electing to hold  interests  in global  securities  through  Clearstream  or Euroclear  accounts  will follow the settlement procedures applicable to conventional  eurobonds,  except that there will be no temporary global security and no "lock-up"
or restricted  period.  Interests in global  securities  will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser  determines the place of delivery,  it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers  between DTC  Participants.  Secondary  market  trading  between DTC  participants  will be settled  using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between Clearstream and/or Euroclear  Participants.  Secondary market trading between Clearstream  participants or
Euroclear  participants  and/or investors holding  interests in global  securities  through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers  between DTC Seller and  Clearstream  or  Euroclear  Purchaser.  When  interests  in global  securities  are to be transferred on behalf of a seller from the account of a DTC  participant  to the account of a Clearstream  participant or a Euroclear participant for a purchaser,  the purchaser will send instructions to Clearstream or Euroclear  through a Clearstream  participant or
Euroclear  participant  at least one business day prior to  settlement.  Clearstream  or the  Euroclear  operator  will  instruct its respective  depository to receive an interest in the global  securities  against  payment.  Payment will include  interest accrued on the global  securities  from and including the last payment date to but excluding the settlement  date.  Payment will then be made by the respective  depository to the DTC  participant's  account against  delivery of an interest in the global  securities.  After this settlement  has been  completed,  the interest will be credited to the  respective  clearing  system and by the clearing  system,  in accordance with its usual  procedures,  to the  Clearstream  participant's  or Euroclear  participant's  account.  The credit of this interest will appear on the next  business day and the cash debit will be  back-valued  to and the interest on the global  securities will accrue from,  the value date,  which would be the  preceding  day when  settlement  occurred in New York.  If  settlement is not completed  through DTC on the intended  value date,  i.e.,  the trade fails,  the  Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants  and Euroclear  participants  will need to make  available to the respective  clearing  system the funds  necessary to process  same-day funds  settlement.  The most direct means of doing so is to  pre-position  funds for settlement from cash on hand, in which case the Clearstream  participants or Euroclear  participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an  alternative,  if  Clearstream  or the  Euroclear  operator  has  extended  a line  of  credit  to  them,  Clearstream participants or Euroclear  participants  can elect not to pre-position  funds and allow that credit line to be drawn upon. Under this procedure,  Clearstream  participants or Euroclear  participants  receiving interests in global securities for purchasers would incur overdraft  charges for one day, to the extent they cleared the overdraft  when  interests in the global  securities  were credited to their accounts.  However,  interest on the global  securities would accrue from the value date.  Therefore,  the investment income on the interest in the global securities  earned during that one-day period would tend to offset the amount of these overdraft  charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the  settlement  through DTC will take place  during New York  business  hours,  DTC  participants  are subject to DTC procedures for transferring  interests in global securities to the respective  depository of Clearstream or Euroclear for the benefit of  Clearstream  participants  or Euroclear  participants.  The sale proceeds  will be available to the DTC seller on the  settlement date.  Thus, to the seller settling the sale through a DTC  participant,  a cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders that use  Clearstream  participants or Euroclear  participants to purchase  interests in global securities  from  DTC  participants  or  sellers  settling  through  them for  delivery  to  Clearstream  participants  or  Euroclear participants  should note that these trades will  automatically  fail on the sale side unless  affirmative  action is taken. At least three techniques should be available to eliminate this potential condition:

o    borrowing  interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant  Clearstream  or Euroclear  accounts,  in  accordance  with the clearing  system's  customary procedures;

o    borrowing  interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant  Clearstream or Euroclear  accounts in order to settle the sale side of the trade; or

o    staggering  the  value  dates  for the buy and sell  sides of the trade so that the  value  date for the  purchase  from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers  between  Clearstream  or  Euroclear  Seller  and DTC  Purchaser.  Due to time zone  differences  in their  favor,
Clearstream  participants  and Euroclear  participants  may employ their customary  procedures for transactions in which interests in global  securities  are  to  be  transferred  by  the  respective  clearing  system,  through  the  respective  depository,  to a DTC participant.  The seller will send  instructions  to  Clearstream  or the Euroclear  operator  through a Clearstream  participant  or
Euroclear  participant  at least one  business  day prior to  settlement.  Clearstream  or Euroclear  will  instruct  its  respective depository,  to credit an interest in the global  securities to the DTC participant's  account against payment.  Payment will include interest  accrued on the global  securities  from and  including  the last payment date to but excluding  the  settlement  date.  The payment will then be reflected in the account of the  Clearstream  participant or Euroclear  participant  the following  business day and receipt of the cash proceeds in the  Clearstream  participant's  or Euroclear  participant's  account would be back-valued to the value date,  which would be the preceding day, when  settlement  occurred  through DTC in New York. If settlement is not completed on the  intended  value date,  i.e.,  the trade  fails,  receipt of the cash  proceeds in the  Clearstream  participant's  or  Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual or corporation  holding the global security on its own behalf of global  securities holding  securities  through  Clearstream or Euroclear or through DTC if the holder has an address  outside the U.S., will be subject to the 30% U.S.  withholding tax that typically  applies to payments of interest,  including  original issue discount,  on registered debt issued by U.S. persons, unless:

o    each  clearing  system,  bank or other  institution  that holds  customers'  securities  in the ordinary  course of its trade or business in the chain of  intermediaries  between the  beneficial  owner or a foreign  corporation or foreign trust and the U.S.
     entity required to withhold tax complies with applicable certification requirements; and

o    the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o    Exemption for Non-U.S.  Persons—Form  W-8BEN.  Beneficial  holders of global securities that are Non-U.S.  persons generally can obtain a complete  exemption  from the  withholding  tax by filing a signed  Form  W-8BEN or  Certificate  of Foreign  Status of
     Beneficial  Owner for United  States Tax  Withholding.  Non-U.S.  persons  residing in a country  that has a tax treaty with the
     United  States can obtain an  exemption  or reduced tax rate,  depending  on the treaty  terms,  by filing Form  W-8BEN.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o    Exemption  for  Non-U.S.  persons  with  effectively  connected  income—Form  W-8ECI.  A Non-U.S.  person,  including a non-U.S.
     corporation or bank with a U.S.  branch,  for which the interest income is effectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption from the withholding tax by filing Form W-8ECI or Certificate of Foreign
     Person's Claim for Exemption from  Withholding  on Income  Effectively  Connected with the Conduct of a Trade or Business in the
     United States.

o    Exemption for U.S.  Persons—Form  W-9. U.S. persons can obtain a complete  exemption from the withholding tax by filing Form W-9 or Payer's Request for Taxpayer Identification Number and Certification.

         U.S.  Federal  Income Tax  Reporting  Procedure.  The holder of a global  security  or, in the case of a Form W-8BEN or Form
W-8ECI filer,  his agent,  files by submitting the  appropriate  form to the person through whom it holds the  security—the  clearing agency,  in the case of persons  holding  directly on the books of the clearing  agency.  Form W-8BEN and Form W-8ECI  generally  are effective  until the third  succeeding  calendar  year from the date the form is  signed.  However,  the  W-8BEN  and  W-8ECI  with a taxpayer  identification  number will remain effective until a change in  circumstances  makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

o    a citizen or resident of the United States;

o    a  corporation,  partnership  or other entity  treated as a corporation  or a partnership  for United States  federal income tax purposes  organized in or under the laws of the United States or any state  thereof,  including for this purpose the District of
     Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o    a trust if a court within the United States is able to exercise primary  supervision of the  administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the  information  shown on Form W-8BEN or Form W-8ECI  changes,  a new Form W-8BEN or Form W-8ECI,  as  applicable,  must be filed within 30 days of the change.  Certain  trusts not  described  in the final bullet of the  preceding  sentence in existence on August
20,  1996 that elect to be treated as a United  States  Person  will also be a U.S.  person.  The term  "Non-U.S.  person"  means any person who is not a U.S.  person.  This summary does not deal with all aspects of U.S.  federal  income tax  withholding  that may be relevant to foreign  holders of the global  securities.  Investors  are advised to consult  their own tax  advisors  for specific tax advice concerning their holding and disposing of the global securities.